UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SHOPPING.COM LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Ordinary shares, par value NIS 0.01 per share, of Shopping.com Ltd.
(2)

Aggregate number of securities to which transaction applies:

33,791,789 ordinary shares, which consist of (i) 29,747,746 ordinary shares issued and outstanding as of June 7, 2005, and (ii) 4,044,043 ordinary shares underlying outstanding options to purchase ordinary shares as of June 7, 2005

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0001177 by the underlying value of the transaction of $670,521,673, which has been calculated as the sum of (a) the product of 29,747,746 issued and outstanding ordinary shares as of June 7, 2005 and the merger consideration of $21.00 per share, plus (b) the product of (i) 4,044,043 ordinary shares underlying outstanding options to purchase ordinary shares as of June 7, 2005 and (ii) the difference between $21.00 per share and the weighted-average exercise price of such options of $9.67 per share

(4) Proposed maximum aggregate value of transaction: $670,521,673
(5) Total fee paid: $78,920.40
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PRELIMINARY COPIES

June [    ], 2005

Dear Shopping.com shareholder:

I am writing to you regarding the proposed sale of our company to eBay Inc. in a cash transaction valued at approximately US$623.4 million (based on the number of our ordinary shares outstanding on June 1, 2005) pursuant to an agreement of merger, dated as of June 1, 2005, by and among eBay, Harbour Acquisition Ltd., an Israeli company under the control of eBay, established for the purpose of the merger, and Shopping.com Ltd. Pursuant to the merger agreement, Harbour Acquisition Ltd. will merge with and into Shopping.com and Shopping.com will become a wholly owned subsidiary of eBay. If the merger is completed, Shopping.com shareholders will have the right to receive US$21.00 in cash, without interest and less any applicable withholding tax, for each ordinary share of Shopping.com owned by them immediately prior to the effective time of the merger.

In the enclosed proxy statement, you are being asked to consider and vote for the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement at an extraordinary general meeting of our shareholders which will be held at Shopping.com’s principal executive offices, 1 Zoran Street, Netanya, Israel, on Thursday, July 28, 2005 at 5:00 p.m., Israel time. In addition, shareholders of Shopping.com that are entitled to vote at the extraordinary general meeting may participate in the meeting through video conferencing that will be facilitated at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 at 7:00 a.m. Pacific Daylight Time.

After careful consideration, our board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Shopping.com and its shareholders. Our board of directors and audit committee have unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Therefore, our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Our board of directors considered a number of factors in evaluating the merger, in consultation with its professional advisors, including legal and financial advisors. Included in the attached proxy statement is the full text of the written opinion of our financial advisor, Credit Suisse First Boston LLC, to the effect that, as of June 1, 2005, and based upon and subject to the considerations set forth in its opinion, the US$21.00 per share in cash to be received by the holders of our ordinary shares pursuant to the merger agreement was fair, from a financial point of view, to such holders of our ordinary shares. In addition, our board of directors has determined that there is no reasonable concern that, as a result of the merger, Shopping.com would not be able to perform its obligations to its creditors. The enclosed proxy statement also provides detailed information about the merger agreement and the merger. We encourage you to read this information carefully.

In connection with the merger, you will also be asked to approve, as required by Israeli law, the granting of a bonus payment of US$1 million to Lorrie Norrington, the Chief Executive Officer of Shopping.com, immediately prior to the consummation of the merger. Our compensation committee and board of directors have unanimously approved the payment of such bonus. Our board of directors unanimously recommends that you vote “FOR” the approval of the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Your vote is very important, regardless of the number of shares you own. The merger agreement, the merger and the other transactions contemplated by the merger agreement must be approved by the holders of a majority of our outstanding ordinary shares. The affirmative vote of the holders of a simple majority of the shares present and voting at the extraordinary general meeting in person or by proxy is required to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Certain of our directors and officers and their affiliates collectively owning approximately [        ]% of our ordinary shares as of the record date have each entered into a shareholder undertaking with eBay granting an irrevocable proxy to the outside counsel to eBay to vote his or its ordinary shares in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement.

To vote your shares, you may use the enclosed proxy card or attend the extraordinary general meeting in person. On behalf of the board of directors, I urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the extraordinary general meeting. It is important that your shares be represented and voted at the extraordinary general meeting. If you attend the extraordinary general meeting, you may vote in person as you wish, even though you have previously returned your proxy card.

Thank you for your support of our company. I look forward to seeing you at the extraordinary general meeting.

Sincerely,

Daniel T. Ciporin
Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, passed upon the merits or fairness of the merger or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated June [    ], 2005, and is first being mailed to shareholders of Shopping.com Ltd. on or about June [    ], 2005.

SHOPPING.COM LTD.

1 Zoran Street

Netanya, 42504, Israel

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To be held on Thursday, July 28, 2005

To the shareholders of Shopping.com Ltd.:

Notice is hereby given that an extraordinary general meeting of shareholders of Shopping.com Ltd., an Israeli company, will be held at Shopping.com’s principal executive offices, 1 Zoran Street, Netanya, 42504, Israel, on Thursday, July 28, 2005 at 5:00 p.m., Israel time. In addition, shareholders of Shopping.com that are entitled to vote at the extraordinary general meeting may participate in the meeting through video conferencing that will be facilitated at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 at 7:00 a.m. Pacific Daylight Time. Those shareholders planning to participate by video conference should present themselves to the receptionist on the ground floor. The extraordinary general meeting is being held for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement of Merger, dated as of June 1, 2005, among eBay Inc., a Delaware corporation, Harbour Acquisition Ltd., an Israeli company under the control of eBay, and Shopping.com Ltd., the merger and the other transactions contemplated thereby; and

2. To consider and vote upon a proposal to approve, as required by Israeli law, the granting of a bonus payment of US$1 million to Lorrie Norrington, the Chief Executive Officer of Shopping.com, immediately prior to the consummation of the merger.

The board of directors of Shopping.com has fixed the close of business on [            ], 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the extraordinary general meeting or any adjournment or postponement of it. Only holders of record of ordinary shares at the close of business on the record date are entitled to notice of, and to vote at, the extraordinary general meeting or any adjournment or postponement of it. At the close of business on the record date, there were outstanding and entitled to vote [        ] ordinary shares of Shopping.com. Holders of Shopping.com ordinary shares are not entitled to appraisal rights under Israeli law.

Your vote is important. The affirmative vote of the holders of a majority of the outstanding ordinary shares of Shopping.com is required to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. The affirmative vote of the holders of a simple majority of the shares present and voting at the extraordinary general meeting in person or by proxy is required to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the extraordinary general meeting in person, we request that you complete, sign, date and return the enclosed proxy, and thus ensure that your shares will be represented at the extraordinary general meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” (i) the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and (ii) the proposal to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger. If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting. Such failure to return your proxy card will have the same effect as voting “AGAINST” the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and will have no effect on the vote to approve the granting of a bonus payment of US$1 million to Ms. Norrington.

By signing and mailing the enclosed proxy card you confirm, unless you indicate otherwise on the proxy card, that you are not: (1) a person or entity holding, directly or indirectly, 25% or more of either the voting power or the right to appoint directors of eBay or Harbour Acquisition Ltd.; (2) a person or entity acting on behalf of eBay, Harbour Acquisition Ltd. or a person or entity described in clause (1); or (3) a family member of, or an entity controlled by eBay, Harbour Acquisition Sub or any person or entity described in clauses (1) or (2).

BY ORDER OF THE BOARD OF DIRECTORS

Martin E. Roberts
Secretary

PRELIMINARY COPIES

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a Shopping.com shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Shopping.com Ltd. In addition, we refer to Shopping.com Ltd. as “Shopping.com” or the “company,” to eBay Inc. as “eBay” and to Harbour Acquisition Ltd. as “Harbour Acquisition Sub” or “merger sub.”

Q: What am I being asked to vote on?

A: We sent you this proxy statement and the enclosed proxy card because the board of directors of Shopping.com is soliciting your proxy to vote at our extraordinary general meeting of shareholders. You are being asked to vote to approve a merger agreement that provides for the proposed acquisition of Shopping.com by eBay and approve the merger and other transactions contemplated by the merger agreement. The proposed acquisition would be accomplished through a merger of Harbour Acquisition Sub, an Israeli company controlled by eBay, established for the purpose of the merger, with and into Shopping.com. You are also being asked to vote to approve the granting of a bonus payment of US$1 million to Lorrie Norrington, our Chief Executive Officer, immediately prior to the consummation of the merger.

Q: What will Shopping.com’s shareholders receive in the merger?

A: As a result of the merger, our shareholders will have the right to receive US$21.00 cash, without interest and less any applicable withholding tax, for each Shopping.com ordinary share owned by them immediately prior to the effective time of the merger. For example, if you own 100 Shopping.com ordinary shares, you will have the right to receive US$2,100.00 in cash, without interest and less any applicable withholding tax, in exchange for your shares.

Q: What will happen to my Shopping.com shares after the merger?

A: As a result of the merger, Shopping.com will become a wholly owned subsidiary of eBay and Shopping.com ordinary shares will cease to be quoted on The NASDAQ National Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.”

Q: What will happen to Shopping.com stock options in the merger?

A: Each Shopping.com option that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not vested, will be assumed by eBay, so that each option will be converted into an option to purchase a number of shares of eBay common stock determined on the basis of the consideration payable for Shopping.com ordinary shares in the merger, in accordance with the conversion mechanism set forth in the merger agreement. Any restriction on the exercise of any option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of the former Shopping.com option will continue in full force and effect after the assumption of such option by eBay. See “Proposal No. 1, The Merger Agreement—Shopping.com Stock Options.”

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Q: What vote of Shopping.com shareholders is required to approve the proposals to be acted upon at the extraordinary general meeting?

A: The affirmative vote of a majority of our ordinary shares outstanding at the close of business on the record date is required to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Approval of the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger will require the affirmative vote of shareholders holding a simple majority of the shares present and voting at the extraordinary general meeting in person or by proxy.

There are [            ] ordinary shares entitled to be voted at the extraordinary general meeting on the record date. Certain of our directors and officers and their affiliates collectively owning approximately [      ]% of our ordinary shares as of the record date have entered into a shareholder undertaking with eBay and granted an irrevocable proxy to the outside counsel to eBay to vote his or its ordinary shares in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement. See “Proposal No. 1, The Shareholder Undertakings.”

Q: What do I need to do now?

A: We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then just mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be voted at the extraordinary general meeting of our shareholders. If you sign and mail your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” (i) the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, which we sometimes refer to as the merger proposal and (ii) the proposal to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger. If you hold your shares in “street name,” follow the instructions from your broker on how to vote your shares. Please do not send in your share certificates with your proxy.

Q: Why is it important for me to vote?

A: Your vote is important. The failure to return your proxy card will mean that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting. It will have the same effect as voting “AGAINST” the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and will have no effect on the vote to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger. Shopping.com ordinary shares that are represented in person or by proxy at the extraordinary general meeting and that are voted “ABSTAIN” will not be voted at the extraordinary general meeting for the purpose of determining if any of the proposals put to vote are approved, but will be counted as part of the required quorum. If your Shopping.com ordinary shares are held in “street name” by your broker, be sure to give your broker instructions on how you want to vote your shares because your broker will not be able to vote without instructions from you. See question below “If my broker holds my shares in “street name,” will my broker vote my shares for me?”

Q: Why am I being asked to indicate on the proxy card if I am affiliated with eBay or Harbour Acquisition Sub?

A: As indicated above, in general, the affirmative vote of a majority of our ordinary shares outstanding at the close of business on the record date is required to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. However, under Israeli law, if eBay, Harbour Acquisition Sub or any person or entity holding 25% or more of either the voting rights or the right to appoint directors of eBay or Harbour Acquisition Sub (any such person or entity is described in this paragraph as an eBay Affiliate) holds shares in Shopping.com, then there is an additional requirement for the approval, namely that a majority of the shares that are present and voting at the extraordinary general meeting in person or by proxy (excluding eBay, Harbour Acquisition Sub, any eBay Affiliate, or anyone acting on their behalf, including their family members or entities under their control) shall not have voted against the merger. We understand that due to the widely-held ownership of eBay common stock and the fact that neither eBay nor Harbour Acquisition Sub currently own or expect to own any Shopping.com ordinary shares, it is unlikely that such additional level of shareholder approval would be required. However, we are required by Israeli law to determine whether or not you are an eBay Affiliate. Accordingly by signing and mailing the enclosed proxy card you confirm, unless you indicate otherwise on the proxy card, that you are not: (1) a person or entity holding, directly or indirectly, 25% or more of either the voting power or the right to appoint directors of eBay or Harbour Acquisition Sub; (2) a person or entity acting on behalf of eBay, Harbour Acquisition Sub or a person or entity described in clause (1); or (3) a family member of, or an entity controlled by eBay, Harbour Acquisition Sub or any person or entity described in clauses (1) or (2).

Q: How does Shopping.com’s board of directors recommend I vote?

A: At a meeting held on June 1, 2005, Shopping.com’s board of directors and audit committee unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Shopping.com and its shareholders, and further unanimously approved the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger. Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, merger and the other transactions contemplated by the merger agreement, and “FOR” the proposal to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger. The board of directors and audit committee were aware of the personal interests of certain directors and officers in the transactions as described in the section of this proxy statement entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger,” and considered them when our board of directors made its recommendation.

Q: What factors did our board of directors consider in making its recommendation?

A: In making its recommendation, our board of directors took into account, among other things, the cash consideration to be received by holders of our ordinary shares in the merger and the current and historical market prices of Shopping.com ordinary shares, the financial analyses and written opinion of our financial advisor, Credit Suisse First Boston LLC, our board of directors’ assessment of a number of strategic financial and operational considerations and the terms of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive a superior offer. See “Proposal No. 1, The Merger —Reasons for the Merger” and “Proposal No. 1, The Merger—Opinion of Shopping.com’s Financial Advisor.”

Q: Who is entitled to vote at the extraordinary general meeting?

A: Only shareholders of record as of the close of business on [        ], 2005 are entitled to receive notice of the extraordinary general meeting and to vote the Shopping.com ordinary shares that they held at that time at the extraordinary general meeting, or at any adjournments or postponements of the extraordinary general meeting.

Q: May I vote in person?

A: Yes. If your shares are held directly in your name and not in “street name” through a broker or bank, you may attend the extraordinary general meeting and vote your shares in person, rather than signing and returning your proxy card.

If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the extraordinary general meeting and vote.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before the ordinary shares reflected on your proxy card are voted at the extraordinary general meeting. If your shares are registered in your name, you can do this in one of three ways:

•	First, you can deliver to the Secretary of Shopping.com a written notice bearing a date later than the proxy stating that you would like to revoke your proxy.

•	Second, you can complete, execute and deliver to the Secretary of Shopping.com a new, later-dated proxy card for the same shares, provided the new proxy is received by 12:00 p.m., Israel time on July 28, 2005.

•	Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

Any written notice of revocation should be delivered to the secretary of Shopping.com at or before the taking of the vote at the extraordinary general meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to Shopping.com or by voting in person at the extraordinary general meeting.

Q: If my broker holds my shares in “street name,” will my broker vote my shares for me?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will be considered present at the extraordinary general meeting for purposes of determining a quorum, but will have the same effect as being voted “AGAINST” the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and will have no effect on the vote to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q: What happens if I sell my Shopping.com ordinary shares before the extraordinary general meeting?

A: The record date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date that the merger is expected to be completed. If you transfer your Shopping.com ordinary shares after the record date but before the extraordinary general meeting, you will retain your right to vote at the extraordinary general meeting, but will have transferred the right to receive the merger consideration.

Q: Will the merger be taxable to me?

A: Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder’s adjusted tax basis in the Shopping.com ordinary shares transferred to eBay in consideration for cash in the merger. If the Shopping.com ordinary shares are held by a shareholder as capital assets, gain or loss recognized by such shareholder for U.S. federal income tax purposes will be capital gain or loss, which will be long-term capital gain or loss if the shareholder’s holding period for the Shopping.com ordinary shares exceeds one year. Capital gains recognized by an individual upon a disposition of a share of Shopping.com that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. Non-U.S. persons will generally not be subject to U.S. federal income tax as a result of the merger.

Israeli law generally imposes a capital gains tax on the sale of capital assets located in Israel by both residents and non-residents of Israel. Nevertheless, non-residents of Israel who acquired their shares at the time of Shopping.com’s initial public offering, or at any time after the public offering, will not be subject to Israeli capital gains tax in connection with the transfer of Shopping.com’s ordinary shares to eBay pursuant to the merger, unless trading in securities is their business and provided such capital gains are not derived from the non-resident’s permanent establishment in Israel. United States residents who hold at least 10% of the outstanding Shopping.com’s ordinary shares may be liable for Israeli capital gains tax in connection with the transfer of their Shopping.com’s ordinary shares to eBay pursuant to the merger. Israeli withholding tax at the source may apply in certain circumstances. Because individual circumstances may differ, you should consult your own tax advisor to determine the particular tax effects to you. See “Proposal No. 1, The Merger—Material United States Federal Income Tax Consequences of the Merger.”

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible, but we cannot predict the exact timing. We expect to complete the merger in the third quarter of 2005. In addition to obtaining shareholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals. Under Israeli law, the effective time of the merger may occur no earlier than the later of (i) August 28, 2005, the 31st day after the extraordinary general meeting and (ii) the day that is at least 50 days after the delivery of the merger proposal to the Israeli Companies Registrar. See “Proposal No. 1, The Merger Agreement—Conditions to the Merger.”

Q: Am I entitled to appraisal rights?

A: No. Under Israeli law, our shareholders are not entitled to appraisal rights in connection with the merger.

Q: Should I send in my Shopping.com share certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your ordinary shares of Shopping.com for the merger consideration of US$21.00 in cash, without interest and less any applicable withholding tax.

Q: When will I receive the cash consideration for my Shopping.com ordinary shares?

A: After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration paid in the merger. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the paying agent a payment of the cash consideration for your shares.

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Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Shareholders, call The Blue Shirt Group at (415) 217-7722

Banks and brokers, call The Altman Group at (201) 806-2238

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of the merger, passed upon the merits or fairness of the merger or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

PRELIMINARY COPIES

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents we refer to herein. See “Where You Can Find More Information.” The merger agreement is attached as Annex A to this proxy statement and the forms of shareholder undertakings and irrevocable proxy are included as Annexes B-1 and B-2 to this proxy statement, and each is incorporated herein by reference. We encourage you to read the merger agreement as it is the legal document that governs the merger.

The Companies (Page 14)

Shopping.com Ltd.

1 Zoran Street

Netanya, 42504, Israel

Telephone: 972-0-892-1000

Shopping.com Ltd. is a leading online comparison shopping service. Shopping.com gathers product and merchant data from across the Internet, organizes and structures it into a comprehensive catalog, and presents the resulting information to consumers in a user-friendly interface. We have operations in the United States, the United Kingdom and Israel. See “The Companies—Shopping.com.”

eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

Telephone: (408) 376-7400

eBay is a leading online marketplace. eBay provides an online service that permits sellers to list items for sale, buyers to bid on items of interest, and all users to browse through listed items in a fully-automated, topically-arranged service that is available online seven days a week. Through its PayPal service, eBay enables any business or consumer with email to send and receive online payments. See “The Companies—eBay.”

Harbour Acquisition Ltd.

c/o eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

Telephone: (408) 376-7400

Harbour Acquisition Ltd., an Israeli company that is controlled by eBay, was organized solely for the purpose of entering into the merger agreement with us and completing the merger and has not conducted any business operations. See “The Companies—Harbour Acquisition Sub.”

The Merger (Page 38)

Under the merger agreement, merger sub will merge with and into Shopping.com. After the merger, Shopping.com will become a wholly owned subsidiary of eBay. Our shareholders will receive cash in the merger in exchange for their Shopping.com ordinary shares.

Merger Consideration (Page 38)

If the merger is completed, you will have the right to receive US$21.00 in cash, without interest and less any applicable withholding tax, in exchange for each Shopping.com ordinary share that you own immediately prior to the effective time of the merger.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Shopping.com shareholder and will have no rights as an eBay stockholder. Shopping.com shareholders will receive the merger consideration after exchanging their Shopping.com share certificates in accordance with the instructions contained in the letter of transmittal to be sent to our shareholders shortly after completion of the merger.

See “Proposal No. 1, The Merger Agreement—Merger Consideration.”

Treatment of Outstanding Shopping.com Stock Options (Page 43)

Each Shopping.com option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, will be assumed by eBay, so that each option will be converted into an option to purchase a number of shares of eBay common stock determined on the basis of the consideration payable for Shopping.com ordinary shares in the merger, in accordance with the conversion mechanism set forth in the merger agreement. Any restriction on the exercise of any former Shopping.com option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of the former Shopping.com option will continue in full force and effect after the assumption of such option by eBay.

See “Proposal No. 1, The Merger Agreement—Shopping.com Stock Options.”

Market Price (Page 9)

Our ordinary shares are quoted on The NASDAQ National Market under the symbol “SHOP.” On June 1, 2005, the last full trading day prior to the public announcement of the merger, the closing price for our ordinary shares was US$17.44 per share. On June [    ], 2005, the closing price for our ordinary shares was US$         per share. See “Market Price and Dividend Data.”

Material United States Federal Income Tax Consequences of the Merger (Page 34)

The exchange of our ordinary shares for the cash merger consideration will be a taxable transaction to our shareholders for United States federal income tax purposes. See “Proposal No. 1, The Merger—Material United States Federal Income Tax Consequences of the Merger.”

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly urge you to consult your own tax advisor to fully understand the tax consequences of the merger to you.

Material Israeli Income Tax Consequences of the Merger (Page 35)

Israeli law generally imposes a capital gains tax on the sale of capital assets located in Israel, including shares in Israeli resident companies, by both residents and non-residents of Israel. Nevertheless, non-residents of Israel who acquired their shares at the time of Shopping.com’s initial public offering, or at any time after the public offering, will not be subject to Israeli capital gains tax in connection with the transfer of Shopping.com’s ordinary shares to eBay pursuant to the merger, unless trading in securities is their business and provided such capital gains are not derived from the non-resident’s permanent establishment in Israel. You may be required to provide certain declarations regarding your status and shareholdings for the purposes of evaluating your liability for Israeli withholding tax. See “Proposal No. 1, The Merger—Material Israeli Income Tax Consequences of the Merger.”

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly urge you to consult your own tax advisor to fully understand the tax consequences of the merger to you.

No Appraisal Rights (Page 33)

Under Israeli Law, our shareholders are not entitled to appraisal rights in connection with the merger.

Creditors’ Rights (Page 33)

Our creditors may file objections to the merger with an Israeli district court, which may, in its discretion, provide a remedy, including suspension or enjoinment of the merger, to any creditor of Shopping.com or Harbor Acquisition Sub who so objects if the court determines that there is a reasonable concern that, as a result of the merger, we will not be able to perform our obligations or satisfy our liabilities to our creditors or any creditors of Harbor Acquisition Sub.

Regulatory Approvals Required to Complete the Merger; Israeli Filings and Rulings (Page 37)

The merger is subject to review by the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, prohibits us from completing the merger until eBay and we furnish the required information and materials to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the initial 30-day waiting period, or any extended waiting period, expires or is terminated early. eBay and we filed the required notification report forms with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission on June 14, 2005, and the initial 30-day waiting period will expire on July 14, 2005.

In addition, both eBay and we filed a pre-merger notification with the German Federal Cartel Office on June 10, 2005. The merger may also be subject to review by the governmental authorities of various other jurisdictions, including state and foreign authorities.

On June 14, 2005, we submitted an application for the approval of the change in the ownership of our shares resulting from the merger to the Investment Center of the Israeli Ministry of Industry, Trade and Labor as required under Israeli law and the terms of our “approved enterprise” programs.

Recommendation of Shopping.com’s Board of Directors to Shareholders (Pages 55 and 57)

Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. After careful consideration, our board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Shopping.com and its shareholders. Our board of directors and audit committee have unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and have further unanimously approved the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger. In addition, our board of directors unanimously recommends that our shareholders vote “FOR” the proposal to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Reasons for the Merger (Page 18)

In making these determinations and this recommendation that you vote “FOR” the proposal to approve the merger agreement, the merger and the other transaction contemplated by the merger agreement, our board of directors considered a number of factors, including those described in the section of this proxy statement entitled “Proposal No. 1, The Merger—Reasons for the Merger.”

Opinion of Our Financial Advisor (Page 20)

In connection with the proposed merger, our financial advisor, Credit Suisse First Boston, delivered to our board of directors its written opinion, dated June 1, 2005, to the effect that, as of June 1, 2005 and based upon and subject to the considerations set forth in the Credit Suisse First Boston opinion, the US$21.00 per share in cash to be received by holders of our ordinary shares pursuant to the merger agreement was fair, from a financial point of view, to such holders of our ordinary shares. The full text of the written opinion of Credit Suisse First Boston, dated June 1, 2005, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Credit Suisse First Boston in connection with its opinion, is attached as Annex C to this proxy statement. You are urged to, and should, read the opinion in its entirety. Credit Suisse First Boston LLC provided its opinion for the information of our board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Credit Suisse First Boston opinion addresses only the fairness, from a financial point of view, of the merger consideration to be received by the holders of our ordinary shares as of the date of the Credit Suisse First Boston opinion, and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the merger.

The Extraordinary General Meeting of Shopping.com’s Shareholders (Page 10)

Date, Time and Place. An extraordinary general meeting of our shareholders will be held at Shopping.com’s principal executive offices, 1 Zoran Street, Netanya, Israel, on Thursday, July 28, 2005 at 5:00 p.m., Israel time. In addition, shareholders of Shopping.com that are entitled to vote at the extraordinary general meeting may participate in the meeting through video conferencing that will be facilitated at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 at 7:00 a.m. Pacific Daylight Time. Those shareholders planning to participate by video conference should present themselves to the receptionist on the ground floor. The extraordinary general meeting is being held to:

•	consider and vote upon a proposal to approve the merger agreement, the merger and the other transactions contemplated thereby, each as more fully described in this proxy statement; and

•	consider and vote upon a proposal to approve, as required by Israeli law, the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Record Date and Voting Power. You are entitled to vote at the extraordinary general meeting if you owned any of our ordinary shares at the close of business on [            ], 2005, the record date for the extraordinary general meeting. You will have one vote at the extraordinary general meeting for each of our ordinary shares you owned at the close of business on the record date. There are [        ] of our ordinary shares entitled to be voted at the extraordinary general meeting. As further indicated below, our directors and executive officers and their affiliates own approximately [    ]% of the shares entitled to vote at the extraordinary general meeting and may have interests that are different from yours. See “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger.”

Quorum. A quorum of shareholders is necessary to hold a valid extraordinary general meeting. A quorum is present at the extraordinary general meeting if a majority of our ordinary shares entitled to vote on the record date are present in person or represented by proxy. In the event that a quorum is not present at the extraordinary general meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Procedures for Voting. You may vote by either of the following methods:

•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope; or

•	by appearing and voting in person at the extraordinary general meeting.

If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker to vote your shares by following the instructions provided by your broker. Your broker will not vote your shares without instructions from you. Remember, if you fail to instruct your broker to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal, and will have no effect on the vote to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Required Vote. The approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of our ordinary shares outstanding at the close of business on the record date.

Approval of the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger will require the affirmative vote of shareholders holding a simple majority of the shares present and voting at the extraordinary general meeting in person or by proxy.

Certain of our directors and officers and their affiliates collectively owning approximately [        %] of our ordinary shares as of the record date have each entered into a shareholder undertaking with eBay granting an irrevocable proxy to the outside counsel to eBay to vote his or its ordinary shares in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Shareholder Undertakings (Page 55)

As an inducement to eBay to enter into the merger agreement, certain of our directors and officers and their affiliates collectively owning approximately [        ]% of our outstanding ordinary shares as of the record date each entered into a shareholder undertaking with eBay. Pursuant to the shareholder undertakings, each such director, officer and affiliate granted an irrevocable proxy to the outside counsel to eBay and irrevocably appointed such outside counsel as his or its attorney and proxy to vote his or its ordinary shares in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement and against certain other matters, each as set forth in the shareholder undertaking. The forms of shareholder undertaking and irrevocable proxy entered into by such directors and officers and their affiliates are included as Annexes B-1 and B-2 to this proxy statement and are incorporated herein by reference. Such directors and officers and their affiliates have not received any additional consideration with respect to the shareholder undertakings. See “Proposal No. 1, The Shareholder Undertakings.”

Interests of Shopping.com’s Executive Officers and Directors in the Merger (Page 27)

When considering the recommendation of Shopping.com’s board of directors, you should be aware that the members of Shopping.com’s board of directors and Shopping.com’s executive officers have interests in the merger in addition to their interests as Shopping.com shareholders generally. These interests may be different from, or in addition to, your interests as Shopping.com shareholders. In addition to the bonus payment of US$1 million to Lorrie Norrington immediately prior to the consummation of the merger (See Proposal No. 2 for more information), these interests include employment arrangements between our subsidiary, Shopping.com (California), Inc., and the executive officers of Shopping.com that will take effect as of the consummation of the merger, the payment of benefits to and the acceleration of stock options and restricted shares held by our directors and executive officers upon the consummation of the merger, and the maintenance of indemnification rights and insurance coverage of the current and former officers and directors of Shopping.com and its subsidiaries. The members of our audit committee and board of directors were aware of these additional interests, and considered them, when they approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. See “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officer and Directors in the Merger.”

The Merger Agreement (Page 37)

Conditions to the Closing of the Merger. The obligations of both us and eBay to complete the merger are subject to the satisfaction of certain conditions. See “Proposal No. 1, The Merger Agreement—Conditions to the Merger.”

Termination of the Merger Agreement. The merger agreement provides that either eBay or Shopping.com can terminate the merger agreement under certain circumstances, which would prevent the merger from being consummated. See “Proposal No. 1, The Merger Agreement—Termination of the Merger Agreement.”

Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals. We have agreed that prior to the consummation of the merger we will not, and will ensure that our subsidiaries and our and our subsidiaries’ representatives do not, directly or indirectly:

•	solicit, initiate, induce, knowingly facilitate or knowingly encourage the making, submission or announcement of any acquisition proposal or acquisition inquiry;

•	furnish any nonpublic information regarding us or our subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry;

•	engage in discussions or negotiations with any person with respect to any acquisition proposal acquisition inquiry;

•	approve, endorse or recommend any acquisition proposal or acquisition inquiry other than the proposed merger with eBay (except as permitted in connection with a termination of the merger agreement with eBay); or

•	enter into any letter of intent or similar agreement that relates to an acquisition transaction other than the proposed merger with eBay (except as permitted in connection with a termination of the merger agreement with eBay).

The merger agreement provides that, at any time prior to obtaining shareholder approval of the merger proposal, in response to an acquisition proposal submitted to us following the date of the merger agreement that our board of directors believes in good faith is reasonably likely to result in a superior offer and that is not withdrawn, if neither we nor any of our or our subsidiaries’ representatives shall have breached the restrictions described in the immediately preceding paragraph and our board of directors concludes in good faith that the following action is required in order for our board of directors to comply with its fiduciary obligations to our shareholders, our board of directors may nevertheless (1) after informing eBay in writing of the identify of the person making the acquisition proposal and furnishing such information to eBay, furnish to such person nonpublic information with respect to us and our subsidiaries pursuant to a confidentiality agreement that contains terms that are at least as favorable to us as the terms of the confidentiality agreement that we and eBay have executed in connection with the merger and (2) participate in discussions or negotiations with the person (and its representatives) regarding the acquisition proposal.

See “Proposal No.1, The Merger Agreement—Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals.”

Change of Board Recommendation. Subject to certain exceptions, our board of directors may withdraw or modify its recommendation in support of the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement. In the event that our board of directors withdraws or modifies its recommendation in a manner adverse to eBay and the merger agreement is terminated, we may be required to pay a termination fee of US$22.5 million to eBay. See “Proposal No. 1, The Merger Agreement—Holding an Extraordinary General Meeting of Shareholders; Obligations of Shopping.com’s Board of Directors with Respect to Its Recommendation.”

Expenses and Termination Fees. The merger agreement provides that, subject to limited exceptions, all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expenses; provided, however, that eBay and Shopping.com will share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties of the premerger notification and report forms relating to the merger under the HSR Act, and the filing of any notice or other document under any applicable non-U.S. antitrust law.

A termination fee of US$22.5 million may be payable by us to eBay upon the termination of the merger agreement under several circumstances.

See “Proposal No.1, The Merger Agreement—Expenses and Termination Fees.”

Certain Legal Proceedings (Page 33)

On June 8, 2005, an alleged holder of our ordinary shares filed a purported class action lawsuit in California Superior Court for the County of San Mateo against us and certain of our directors. See “Proposal No. 1, The Merger—Certain Legal Proceedings.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Those risks and uncertainties include, among other things, the risk that the merger may not be consummated in a timely manner, if at all, the risk that the merger agreement may be terminated in circumstances which require our payment to eBay of a termination fee of US$22.5 million, risks regarding a termination of or substantial decrease in the use of our services by our major users, risks regarding employee retention and other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K or Form 10-Q. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

MARKET PRICE AND DIVIDEND DATA

Our ordinary shares are quoted on The NASDAQ National Market under the symbol “SHOP.” This table shows, for the periods indicated, the high and low closing per share sales prices of our ordinary shares as reported on The NASDAQ National Market.

Year ending December 31, 2005	Low		High
First Quarter	15.29		28.79
Second Quarter through June [ ], 2005	[	]	[	]

Year ended December 31, 2004
Fourth Quarter*	23.86		32.33

*	Beginning on October 26, 2004, the first full public trading day of Shopping.com ordinary shares.

The following table sets forth the closing per share sales price of our ordinary shares, as reported on The NASDAQ National Market on June 1, 2005, the last full trading day before the public announcement of the merger agreement, and on June [    ], 2005, the latest practicable trading day before the printing of this proxy statement:

Date	Closing Price
June 1, 2005	17.44
June [ ], 2005

Following the merger, there will be no further market for our ordinary shares and our ordinary shares will be de-listed from The NASDAQ National Market and deregistered under the Exchange Act.

We have never declared or paid cash dividends on our ordinary shares. Our current policy is to retain earnings for use in our business.

THE EXTRAORDINARY GENERAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of Shopping.com for use at the extraordinary general meeting of shareholders or at any adjournment or postponement thereof.

Date, Time, Place

We will hold the extraordinary general meeting on Thursday, July 28, 2005, at 5:00 p.m., Israel time, at Shopping.com’s principal executive offices, 1 Zoran Street, Netanya, Israel. In addition, shareholders of Shopping.com that are entitled to vote at the extraordinary general meeting may participate in the meeting through video conferencing that will be facilitated at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 at 7:00 a.m. Pacific Daylight Time. Those shareholders planning to participate by video conference should present themselves to the receptionist on the ground floor.

Purpose of the Extraordinary General Meeting

At the extraordinary general meeting, we will ask holders of our ordinary shares to:

•	consider and vote upon a proposal to approve the merger agreement, the merger and the other transactions contemplated thereby, each as more fully described in this proxy statement; and

•	consider and vote upon a proposal to approve, as required by Israeli law, the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our ordinary shares at the close of business on [            ], 2005, the record date, are entitled to notice of and to vote at the extraordinary general meeting. On the record date, [        ] of our ordinary shares were issued and outstanding and held by approximately [        ] holders of record. Holders of record of our ordinary shares on the record date are entitled to one vote per share at the extraordinary general meeting on all matters to be considered at the extraordinary general meeting.

A quorum of shareholders is necessary to hold a valid extraordinary general meeting. A quorum is present at the extraordinary general meeting if a majority of our ordinary shares entitled to vote on the record date are present in person or represented by proxy. In the event that a quorum is not present at the extraordinary general meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee cannot exercise discretionary authority and does not receive voting instructions from the beneficial owners to vote on a matter) will be counted as present, but will not be considered to have been voted in favor of any of the matters to be considered at the extraordinary general meeting.

Votes Required

The approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least a majority of our ordinary shares outstanding on the record date. However, if eBay, Harbour Acquisition Sub or any person or entity holding 25% or more of either the voting rights or the right to appoint directors of eBay or Harbour Acquisition Sub (any such person or entity is referred to as an eBay Affiliate) holds shares in Shopping.com, then there is an additional requirement for the approval, namely that a majority of the shares that are present and voting at the extraordinary general meeting in person or by proxy (excluding eBay, Harbour Acquisition Sub, any eBay Affiliate, or anyone acting on their behalf, including their family members or entities under their control) shall not have voted against the merger. We understand that due to the widely-held ownership of eBay common stock and the fact that neither eBay nor Harbour Acquisition Sub currently own or expect to own any Shopping.com ordinary shares, it is unlikely that such additional level of shareholder approval would be required. Approval of the merger agreement is a condition to the closing of the merger. The affirmative vote of the holders of a simple majority of the shares present and voting at the extraordinary general meeting in person or by proxy is required to approve a bonus of US$1 million proposed to be paid to Ms. Norrington immediately prior to the consummation of the merger.

Voting by Shopping.com’s Directors and Executive Officers and their Affiliates

As further indicated above, at the close of business on the record date, our directors, executive officers and their affiliates owned and were entitled to vote [    ] of our ordinary shares, which represented approximately [    ]% of our ordinary shares outstanding on that date.

Certain of our directors and officers and their affiliates collectively owning approximately [    ]% of our ordinary shares as of the record date have each entered into a shareholder undertaking with eBay granting an irrevocable proxy to the outside counsel to eBay to vote his or its ordinary shares in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement. See “Proposal No. 1, The Shareholder Undertakings.”

Procedures for Voting; Proxies; Revocation

Shareholders can vote by either of the following methods:

•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope; or

•	by appearing and voting in person at the extraordinary general meeting.

All shares represented by properly completed proxies received prior to [    ]:00 a.m., Israel time, on the date of the extraordinary general meeting will be voted at the extraordinary general meeting in the manner specified in the proxies. Properly completed proxies that do not contain voting instructions will be voted “FOR” the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement and “FOR” the approval of the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Brokers or banks who hold our ordinary shares in “street name” may not give a proxy to vote those shares in the absence of specific instructions from their customers who beneficially own those shares. If no instructions are given to the broker or bank holding shares, or if instructions are given to the broker or bank indicating that the broker or bank does not have authority to vote on the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and the proposal to grant a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger, then, in each case, the shares will be counted as present for purposes of determining whether a quorum exists, but will have the same effect as votes “AGAINST” the merger agreement, the merger and the other transactions contemplated by the merger agreement, and will have no effect on the vote to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the extraordinary general meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the extraordinary general meeting.

In addition, the persons named as proxies by a shareholder are authorized to vote on such other business as may properly come before the extraordinary general meeting or any adjournments, postponements or continuations of the extraordinary general meeting, including, to approve any adjournment of a meeting at which a quorum is present to a later time to permit further solicitation of proxies if necessary to obtain additional votes in favor of any of the above proposals.

You may change your vote or revoke your proxy in one of three ways. First, you can deliver to the Secretary of Shopping.com a written notice bearing a date later than the proxy stating that you would like to revoke your proxy. Second, you can complete, execute and deliver to the Secretary of Shopping.com a new, later-dated proxy card for the same shares, provided the new proxy is received by 12:00 pm, Israel time on July 28, 2005. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. Any written notice of revocation should be delivered to the Secretary of Shopping.com at or before the taking of the vote at the extraordinary general meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to Shopping.com or by voting in person at the extraordinary general meeting.

With respect to the vote for the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement, a proxy will be voted at the extraordinary general meeting unless the shareholder signing the proxy has indicated on the proxy card that the shares voted are held by eBay, Harbour Acquisition Sub or any eBay Affiliate, or anyone acting on their behalf, including their family members or entities under their control. The term “control” means the ability to direct the operations of a corporate entity. If a shareholder indicates on the proxy that the ordinary shares of Shopping.com are held by eBay or an eBay Affiliate, the proxy will not be voted with respect to the merger proposal. By signing and mailing the enclosed proxy card you confirm, unless you indicate otherwise on the proxy card, that you are not: (1) a person or entity holding, directly or indirectly, 25% or more of either the voting power or the right to appoint directors of eBay or Harbour Acquisition Sub; (2) a person or entity acting on behalf of eBay, Harbour Acquisition Sub or a person or entity described in clause (1); or (3) a family member of, or an entity controlled by eBay, Harbour Acquisition Sub or any person or entity described in clauses (1) or (2).

We will treat abstentions and shares represented by proxies that reflect abstentions as shares that are present for the purpose of determining the presence of a quorum. For purposes of determining the outcome of the vote to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, we will treat abstaining shares as not voting with respect to that matter (even though abstaining shares are considered present for quorum purposes and may be voting on other matters) and, as a result, abstaining shares will have the same effect as being voted “AGAINST” the merger proposal. For purposes of determining the outcome of the vote to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger, abstaining shares will have no effect on the outcome of the vote.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Shopping.com. We have retained The Altman Group, a proxy solicitation firm, to solicit proxies in connection with the extraordinary general meeting at a cost of approximately US$8,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Householding of Extraordinary General Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to The Blue Shirt Group, Attention: Alex Wellins, at 130 Battery Street, Suite 500, San Francisco, CA 94111, (415) 217-7722.

Adjournment

If within half an hour from the time appointed for the extraordinary general meeting a quorum is not present, the extraordinary general meeting shall be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the chairman may determine with the consent of the holders of a majority of the voting power represented at the extraordinary general meeting in person or by proxy and voting on the question of adjournment.

THE COMPANIES

Shopping.com

Founded in March 1997 in Israel, Shopping.com Ltd., offers a better way for consumers to shop online and offers merchants a better way to sell online. In April 2003, we acquired Epinions, Inc., an online shopping service specializing in consumer-generated reviews. In October 2003, we changed our name from DealTime Ltd. to Shopping.com Ltd. We are a leading online comparison shopping service. We help consumers make informed purchase decisions by enabling them to find the items they are looking for, compare products, prices and stores, and buy from among thousands of online merchants. We gather product and merchant data from across the Internet, organize and structure it into a comprehensive catalog, and present the resulting information to consumers in a user-friendly interface at our flagship destination, www.shopping.com, and our consumer reviews website, www.epinions.com. Our service is free for consumers. We generate revenues from merchants and other listings providers that pay us lead referral fees when consumers click through to merchant websites from listings on our service. Shopping.com’s U.S. headquarters is located at 8000 Marina Boulevard, Fifth Floor, Brisbane, California 94005, and the telephone number there is (650) 616-6500. Shopping.com’s principal executive offices are located at 1 Zoran Street (P.O. Box 8393), Netanya 42504, Israel, and the telephone number there is 972-9-892-1000.

eBay

The principal business of eBay is providing an online service that permits sellers to list items for sale, buyers to bid on items of interest, and all users to browse through listed items in a fully-automated, topically-arranged service that is available online seven days a week. Through its PayPal service, eBay enables any business or consumer with email to send and receive online payments. eBay’s principal executive offices are located at 2145 Hamilton Avenue, San Jose, California, 95125, and the telephone number there is (408) 376-7400.

Harbour Acquisition Sub

Harbour Acquisition Ltd., an Israeli company controlled by eBay, was organized solely for the purpose of entering into the merger agreement with Shopping.com and completing the merger. Harbour Acquisition Ltd. was incorporated on May 29, 2005 and has not conducted any business operations.

PROPOSAL NO. 1

APPROVAL OF THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

THE MERGER

The following discussion summarizes the material terms of the merger. Shareholders should read the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

Following Shopping.com’s initial public offering in October 2004, Shopping.com focused on developing its online comparison shopping business on a stand-alone basis. During the spring of 2005, Shopping.com’s board of directors and management became increasingly concerned with the competitive threat posed by larger companies such as Google, Inc. and Yahoo! and the possible addition of comparison shopping capabilities by online retailers such as eBay and Amazon.com, and the effect of increasing consolidation on smaller, more focused comparison shopping companies.

On April 26, 2005, Rajiv Dutta, Senior Vice President and Chief Financial Officer of eBay, spoke with William Gurley, a director of Shopping.com, and suggested a meeting to discuss a potential strategic transaction between eBay and Shopping.com. On April 28, 2005, William Barmeier, Vice President, Corporate Development of eBay, contacted Ms. Norrington, and on April 29 and May 2, 2005, Ms. Norrington and Mr. Barmeier held telephonic discussions during which Mr. Barmeier also suggested a potential transaction. Ms. Norrington reported these overtures to Shopping.com’s management and, on May 4, 2005, to our board of directors, and our board of directors authorized our management to proceed with a meeting with eBay. On May 5, 2005, Ms. Norrington, Greg Santora, our chief financial officer, and Ignacio J. Fanlo, our chief technology officer, met with Mr. Dutta, Mr. Barmeier and other eBay representatives to discuss the potential benefits of a strategic transaction and to provide a general overview of Shopping.com’s business.

On several occasions between May 5 and May 11, 2005, Ms. Norrington and Mr. Gurley had discussions with Mr. Dutta and Mr. Barmeier regarding the possibility and potential benefits of a business combination. On May 11, 2005, eBay and Shopping.com entered into a mutual non-disclosure agreement, providing for confidential discussions and exchanges of information. On May 11, 2005, Ms. Norrington, Mr. Fanlo and Amir Ashkenazi, our chief technology officer, held a telephonic meeting with eBay representatives to discuss our technology capabilities, and on May 15, 2005 Mr. Dutta and Mr. Gurley discussed the potential benefits of a transaction. On several occasions between May 16 and May 18, 2005, Mr. Barmeier contacted Ms. Norrington to express eBay’s interest in proceeding with due diligence in order to determine the advisability of a business combination and to enable eBay to propose a valuation at which it would be interested in acquiring Shopping.com.

Members of Shopping.com’s management, including Ms. Norrington and Daniel Ciporin, our Chief Executive Officer at the time, then met with representatives of Credit Suisse First Boston on May 17 and May 18, 2005, to discuss a possible transaction between Shopping.com and eBay, current industry dynamics and strategic alternatives available to Shopping.com, including a possible business combination involving eBay as well as our prospects as an independent company.

On May 18, 2005, our board of directors held a meeting, together with management, representatives of Fenwick & West LLP (our outside U.S. legal counsel) and representatives of Credit Suisse First Boston to discuss a potential transaction with eBay. Ms. Norrington and Mr. Ciporin described the discussions that had taken place between the companies, and our board of directors, management and representatives of Credit Suisse First Boston discussed the competitive landscape and current trends of consolidation in our industry. Our board of directors discussed the potential benefits and risks associated with a possible business combination transaction with eBay or another industry participant, as well as the potential benefits and risks of remaining independent and the risks of potential structural changes in the industry not involving Shopping.com that might be detrimental to us. Our board of directors also held a discussion, together with its financial and legal advisors, with respect to the process that it should follow to maximize the value that would be received by our shareholders in a transaction, and considered potential benefits and risks of various alternatives in this regard. As part of this discussion, our board of directors considered the risk of engaging in a process that did not result in a transaction for Shopping.com, and the risks and potential benefits of contacting other companies to determine if they were interested in pursuing a business combination with us. Our board of directors also discussed Shopping.com’s historical and current business operations and financial performance, our long-term plans as an independent company, and the potential effect of various risks on those plans. Representatives of Fenwick & West then led a discussion of the fiduciary duties of the directors in considering a potential transaction. Representatives of Credit Suisse First Boston then left the meeting, and our board of directors considered potential financial advisers with respect to the transaction, and determined to retain Credit Suisse First Boston based on a number of factors, including its knowledge of the industry and familiarity with us. Credit Suisse First Boston had been a joint lead managing underwriter in Shopping.com’s initial public offering. Our board of directors then authorized management to continue discussions and commence due diligence in order to move towards a more definitive proposal from eBay for a business combination with Shopping.com. The independent members of our board of directors then met in executive session without management present, and further discussed the desirability of a business combination at this time and our prospects as an independent company.

On May 18, 2005, we amended our non-disclosure agreement with eBay to add restrictions on eBay’s solicitation of our employees, and to add a “stand-still” provision that, subject to certain exceptions, limited eBay’s ability to acquire our ordinary shares or participate in certain other transactions without our consent, and Mr. Dutta and Mr. Gurley had a discussion regarding the potential transaction, and our valuation. On May 19, 2005, eBay began a more detailed review of Shopping.com from an operational, technical, financial, accounting, tax, legal and human resources perspective, including participating in meetings and discussions with members of our management on May 19 and 20, 2005.

On May 22, 2005, Goldman Sachs & Co., eBay’s financial advisor, contacted Credit Suisse First Boston, and Mr. Dutta contacted Mr. Gurley, with a proposal by eBay to acquire us at a price of US$20.00 per share, in cash. This proposal included a requirement that we agree not to solicit offers from other companies, or engage in any negotiations with any other company, with respect to an alternative acquisition transaction until June 12, 2005. In addition, on May 22, 2005, Mr. Dutta discussed eBay’s proposal with Ms. Norrington and Mr. Gurley, and Ms. Norrington discussed our business and the contemplated transaction with Margaret Whitman, President and Chief Executive Officer of eBay.

On May 23, 2005, our board of directors held a special meeting to discuss eBay’s proposal. Representatives of Fenwick & West reminded our board of directors of its duties in the context of a potential sale of the company. Our board of directors and Credit Suisse First Boston discussed eBay’s valuation of Shopping.com, including the premium it represented with respect to our stock price and aggregate value (fully diluted equity value minus net cash), and the trading history of our stock price since our initial public offering. Our board of directors and Credit Suisse First Boston also discussed whether any other company would be interested in offering a higher price. Following discussion, our board of directors authorized Credit Suisse First Boston to advise Goldman Sachs that we would be interested in proceeding with a transaction at a valuation of US$23.00 per share, and would be willing to agree to refrain from soliciting competing proposals until June 6 rather than June 12, provided that eBay would also agree not to engage in discussions or negotiations with certain of our competitors in the online comparison shopping market through June 6, 2005.

On May 23, 2005, Credit Suisse First Boston communicated this proposal to Goldman Sachs, and representatives of Credit Suisse First Boston and representatives of Goldman Sachs further discussed the proposed valuation and the terms of a possible business combination. In addition, Ms. Norrington had discussions with Mr. Dutta regarding the proposed valuation.

On May 24, 2005, Goldman Sachs advised Credit Suisse First Boston and Mr. Dutta advised Ms. Norrington that eBay would agree to a valuation of US$21.00 per ordinary share as a “best and final offer,” and would agree to revise the restriction on solicitation of a competing transaction so that it was mutual as described above, and would expire on June 6, 2005. Our board of directors, representatives of Credit Suisse First Boston and representatives of Fenwick & West then met on May 24, 2005 to discuss this proposal. Our board of directors discussed the proposed valuation, as well as the structure of the proposal, and the expectations of our board of directors as to certain terms that it would expect would be included in the definitive agreements. Our board of directors also discussed our prospects as an independent company, and its views as to whether another party was likely to make a higher offer than eBay’s offer. Our board of directors then discussed with its financial and legal advisors various aspects of the proposed transaction with eBay. Based upon this discussion, our board of directors authorized us to enter into an exclusivity agreement with eBay, which we executed that day.

eBay’s outside legal advisor, Cooley Godward LLP, distributed a draft of the merger agreement on May 25, 2005, and a draft of the proposed shareholder undertaking to be executed by some of our shareholders in connection with the execution of the merger agreement on May 27, 2005. During the course of the ensuing week, we and eBay, along with our and their respective legal advisors, negotiated the terms of the merger agreement and the shareholder undertakings. These negotiations continued, both in person and by telephone, involving at various times management of both companies, through the morning of June 1, 2005. During this process, we negotiated, among other terms we considered important, the right for our board of directors to terminate the merger agreement in certain cases after receipt of a “superior offer” as defined in the merger agreement, a reduction in the break up fee payable in that and other events, and a limitation on the shareholders who would be required to sign a shareholder undertaking and grant a proxy to vote in favor of the merger agreement, the merger and the transactions contemplated by the merger agreement.

Also, between May 25 and June 1, eBay continued its operational, technical, financial, accounting, tax, legal and human resources due diligence, and as part of eBay’s due diligence process, representatives of eBay conducted a site visit of Shopping.com’s facility in Israel.

On May 27, 2005, our board of directors held a special meeting with our management, representatives of Credit Suisse First Boston and representatives of Fenwick & West to review the issues identified in the draft merger agreement and to discuss the approach to resolution of those issues. In addition, on May 27, Ms. Norrington met with Ms. Whitman to discuss the proposed transaction and plans for the integration of the Shopping.com business into eBay.

On May 30, 2005, our board of directors held another special meeting, with our management, representatives of Credit Suisse First Boston, Fenwick & West and Meitar Liquornik Geva & Leshem Brandwein, our Israeli counsel. At this meeting, Ms. Norrington and representatives of Fenwick & West updated our board of directors on developments since its May 27, 2005 meeting, including discussions regarding the status of remaining open issues in the negotiations with eBay. Representatives of Fenwick & West outlined the key terms of the merger agreement and the proposed shareholder undertakings, and discussed the legal duties and responsibilities of our board of directors. Our board of directors then discussed the remaining open significant issues in the merger agreement. Ms. Norrington and a representative of Fenwick & West also reviewed with our board of directors the terms of proposed employment agreements with certain of our executive officers which would become effective upon the closing of the proposed merger. Representatives of Credit Suisse First Boston then reviewed with our board of directors certain financial analyses with respect to the proposed merger. The compensation committee of our board of directors then met to discuss the proposed bonus to Ms. Norrington. See “Proposal No. 2, Background and Reasons for the Bonus Payment” for a more detailed discussion of the compensation committee’s consideration of the proposed bonus to Ms. Norrington.

On June 1, 2005, our audit committee (as required by Israeli law) and our board of directors held a joint special meeting to consider whether to approve the merger agreement. At this meeting, representatives of Fenwick & West discussed the resolution of the issues that had been outstanding in the merger agreement and representatives of Credit Suisse First Boston provided an update of certain of the financial analyses reviewed by Shopping.com’s board of directors and Credit Suisse First Boston on May 30, 2005. Credit Suisse First Boston

then delivered its oral opinion to our board of directors, later confirmed by a written opinion dated June 1, 2005, that, as of that date and based upon and subject to the considerations set forth in its opinion, the US$21.00 per share in cash to be received by the holders of our ordinary shares pursuant to the merger agreement was fair, from a financial point of view, to the holders of our ordinary shares. See “Proposal No. 1, The Merger—Opinion of Shopping.com’s Financial Advisor.” Ms. Norrington and a representative of Fenwick & West reviewed with the board the final terms of the proposed employment agreements between certain officers and other members of management that would become effective upon closing of the proposed merger. After discussion of and deliberation on the proposed transaction, and after considering the interests of certain of our officers and directors in the merger, as described in “Proposal No. 1, Interests of Shopping.com’s Executive Officers and Directors in the Merger,” our board of directors unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Shopping.com and its shareholders, (2) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and authorized the execution and delivery of the merger agreement, and (3) resolved to recommend that our shareholders approve the merger agreement, the merger and the other transactions contemplated by the merger agreement.

On June 1, 2005, following the approvals of the merger agreement, the merger and the other transactions contemplated by the merger agreement by Shopping.com’s and eBay’s respective boards of directors, the parties executed the merger agreement and certain members of our board and management (and shareholders affiliated with such members of our board and management) executed shareholder undertakings in favor of eBay and granted proxies to outside counsel to eBay to vote in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement. On that date, we and eBay issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger

In the course of reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that Shopping.com shareholders vote to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of directors consulted with our management, financial advisor and legal counsel, reviewed a substantial amount of information and considered a number of factors, including, among others, the following:

Merger consideration and financial analysis. Shopping.com’s board of directors’ view of the consideration to be paid by eBay, including:

•	the US$21.00 per share value of the consideration to be received by Shopping.com shareholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our shareholders;

•	the premium to the current and historical closing trading prices of our ordinary shares and to our current and historical aggregate value (calculated as fully-diluted equity value minus net cash) represented by the US$21.00 per share in cash to be paid as merger consideration. See “Proposal No. 1, The Merger—Opinion of Shopping.com’s Financial Advisor—Implied Transaction Statistics;” and

•	the financial analyses reviewed by Credit Suisse First Boston at the meetings of our board of directors on May 30, 2005 and June 1, 2005, and the oral opinion of Credit Suisse First Boston rendered to our board of directors on June 1, 2005, subsequently confirmed in writing on June 1, 2005, to the effect that, as of that date and based upon and subject to the considerations set forth in its opinion, the US$21.00 per share in cash to be received by the holders of our ordinary shares pursuant to the merger agreement was fair, from a financial point of view, to such holders of our ordinary shares; a copy of the full text of the written opinion of Credit Suisse First Boston is attached to this proxy statement as Annex C.

You are urged to, and should, read the opinion of Credit Suisse First Boston in its entirety for a description of, among other things, assumptions made, procedures followed, matters considered, and limitations on the scope of the review undertaken by Credit Suisse First Boston in rendering its opinion.

Strategic assessment. Our board of directors’ assessment of a number of strategic, financial and operational considerations, including:

•	the possible alternatives to the merger (including the possibilities of seeking to engage in a combination with a company other than eBay or continuing to operate Shopping.com as an independent entity and the risks of those alternatives), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives were reasonably likely to present superior opportunities for Shopping.com or to create greater value for our shareholders than the merger;

•	the prospects for Shopping.com’s growth and profitability as an independent company, and the risks to such growth and profitability;

•	our board of directors’ knowledge of, and beliefs about, the competitive environment in which Shopping.com operates and trends in its market, including industry consolidation and increasing risks of competition from larger companies such as Google, Yahoo!, eBay, Microsoft, America Online, Amazon.com and IAC/InterActiveCorp; and

•	the possibility that if Shopping.com did not combine with eBay, eBay might acquire another provider of online comparison shopping services, or that there might otherwise be further consolidation in the online comparison shopping market limiting the segments of the market in which Shopping.com might be able to participate, and the adverse effects that consolidation could have on Shopping.com’s ability to compete.

Terms of the merger agreement and shareholder undertakings. Shopping.com’s board of directors’ consideration of the terms of the merger agreement and the shareholder undertakings, by themselves and in comparison to the terms of agreements in other similar transactions, including:

•	the right of Shopping.com’s board of directors under certain circumstances described below and in the merger agreement, in connection with the discharge of its fiduciary duties to Shopping.com’s shareholders, to consider unsolicited acquisition proposals, to change its recommendation with respect to the merger and to terminate the merger agreement should we receive an unsolicited proposal that our board of directors determines to be a superior offer;

•	the limited number and nature of the conditions to eBay’s obligations to complete the merger, in particular, the likelihood of obtaining the necessary regulatory and shareholder approvals and the exclusions to the definition of a “Material Adverse Effect,” and the likelihood that the merger would be completed; and

•	the terms of the shareholder undertakings to be executed by entities and persons holding, in the aggregate, approximately [ ]% of the outstanding Shopping.com ordinary shares, that require them to grant an irrevocable proxy to eBay’s outside counsel to vote to approve the merger agreement, the merger and the transactions contemplated by the merger agreement, and to vote against any alternative transaction.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	the fact that Shopping.com shareholders will not participate in any potential future growth of Shopping.com or eBay;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to negotiate and close the merger with eBay;

•	the possibility that Shopping.com could grow faster or be substantially more profitable than expected and that a third party would be willing to pay a higher price for Shopping.com in the future;

•	the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, merchants, and our relationships with other third parties, which could impair our prospects as an independent company if the merger is not consummated;

•	the risk that the transaction might not be consummated due to the potential failure to satisfy one or more of the closing conditions;

•	the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to eBay a termination fee of US$22.5 million if the merger agreement is terminated under certain circumstances, which, in addition to being costly, might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger;

•	the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders; and

•	the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company.

Our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation. Our board of directors concluded that overall, the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger and that considering the financial position of Shopping.com and Harbour Acquisition Sub, no reasonable concern exists that Shopping.com, as the surviving corporation, will be unable to fulfill the obligations of Shopping.com to its creditors. In addition, our board of directors considered the interests that certain directors and executive officers of Shopping.com may have with respect to the merger, in addition to their interests as shareholders of Shopping.com generally, as described in the section of this proxy statement entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger.”

The foregoing discussion of factors considered by Shopping.com’s board of directors is not meant to be exhaustive but includes the material factors considered by the board in declaring that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Shopping.com and its shareholders, approving the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommending that Shopping.com’s shareholders approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. In view of the wide variety of factors considered by Shopping.com’s board of directors in connection with the evaluation of the merger and the complexity of these matters, Shopping.com’s board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the directors made their determination based on the totality of the information presented to them, and the judgments of individual members of the board of directors may have been influenced to a greater or lesser degree by different factors.

Shopping.com’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Opinion of Shopping.com’s Financial Advisor

Shopping.com retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. In connection with Credit Suisse First Boston’s engagement, Shopping.com requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of Shopping.com ordinary shares of the merger consideration to be received by such holders of Shopping.com ordinary shares in the merger. On May 30, 2005, Shopping.com’s board of directors met and reviewed with Credit Suisse First Boston certain financial analyses, as described below. On June 1, 2005, Shopping.com’s board of directors met together with Credit Suisse First Boston and Credit Suisse First Boston provided an update of certain of the financial analyses reviewed by Shopping.com’s board of directors and Credit Suisse First Boston on May 30, 2005, and Credit Suisse First Boston rendered its oral opinion to Shopping.com’s board of directors, subsequently confirmed in writing on June 1, 2005, that, as of the date of its opinion and based upon and subject to the various considerations set forth in the Credit Suisse First Boston opinion, the merger consideration to be received by the holders of Shopping.com ordinary shares in the merger was fair, from a financial point of view, to such holders of Shopping.com ordinary shares.

The full text of the Credit Suisse First Boston opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Credit Suisse First Boston in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety. Shopping.com shareholders are urged to, and should, read the Credit Suisse First Boston opinion carefully and in its entirety. The Credit Suisse First Boston opinion addresses only the fairness, from a financial point of view, of the merger consideration to be received by the holders of Shopping.com ordinary shares as of the date of the Credit Suisse First Boston opinion, and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the merger. The summary of the Credit Suisse First Boston opinion in this proxy statement is qualified in its entirety by reference to the full text of the Credit Suisse First Boston opinion.

In arriving at its opinion, Credit Suisse First Boston, among other things,

•	reviewed the merger agreement and certain related documents;

•	reviewed certain publicly available business and financial information relating to Shopping.com;

•	reviewed certain other information relating to Shopping.com, including financial forecasts, provided to or discussed with Credit Suisse First Boston by Shopping.com, and met with the management of Shopping.com to discuss the business and prospects of Shopping.com;

•	considered certain financial and stock market data of Shopping.com and compared that data with similar data for other publicly held companies in businesses Credit Suisse First Boston deemed similar to those of Shopping.com;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse First Boston deemed relevant.

In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Shopping.com that Credit Suisse First Boston reviewed, Credit Suisse First Boston was advised, and Credit Suisse First Boston assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Shopping.com as to the future financial performance of Shopping.com. Credit Suisse First Boston also assumed, with Shopping.com’s consent, that in the course of obtaining any necessary regulatory and third party approvals and consents for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on Shopping.com or the contemplated benefits of the merger and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement contained in the merger agreement. In addition, Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Shopping.com, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. The Credit Suisse First Boston opinion addresses only the fairness, from a financial point of view, to the holders of Shopping.com ordinary shares of the merger consideration to be received by such holders of Shopping.com ordinary shares in the merger, and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Shopping.com advised Credit Suisse First Boston that no entity that (i) is a beneficial owner of more than 10% of Shopping.com ordinary shares and (ii) has a representative on the board of directors of Shopping.com has considered or will consider the Credit Suisse First Boston opinion or any of the related analyses prepared by Credit Suisse First Boston for the information of the board of directors of Shopping.com in connection with any determination by such entity as to how such entity should vote or act on any matter relating to the merger. The Credit Suisse First Boston opinion is necessarily based upon information made available to it as of the date of its opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the Credit Suisse First Boston opinion. The Credit Suisse First Boston opinion does not address the relative merits of the merger as compared to other business strategies that might be available to Shopping.com, nor does it address the underlying business decision of Shopping.com to proceed with the merger. Credit Suisse First Boston was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Shopping.com.

In preparing its opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Credit Suisse First Boston opinion. No company or transaction used in the analyses performed by Credit Suisse First Boston as a comparison is identical to Shopping.com or the contemplated merger. In addition, Credit Suisse First Boston may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Credit Suisse First Boston’s view of the actual value of Shopping.com. The analyses performed by Credit Suisse First Boston are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Credit Suisse First Boston’s analysis of the fairness, from a financial point of view, to the holders of Shopping.com ordinary shares of the merger consideration to be received by such holders of Shopping.com ordinary shares in the merger and were provided to the board of directors of Shopping.com in connection with the delivery of the Credit Suisse First Boston opinion.

The following is a summary of material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with Shopping.com’s board of directors at a meeting of Shopping.com’s board of directors held on May 30, 2005. In addition, as described below in the section on Implied Transaction Statistics, the results of certain of the following material financial analyses were updated by Credit Suisse First Boston and reviewed with Shopping.com’s board of directors at a meeting of Shopping.com’s board of directors held on June 1, 2005. Certain of the following summaries of financial analyses that were performed by Credit Suisse First Boston include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Credit Suisse First Boston, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

Implied Transaction Statistics. Credit Suisse First Boston calculated the premium of the merger consideration of US$21.00 per ordinary share of Shopping.com over (i) the closing trading prices of Shopping.com ordinary shares on the following dates: May 31, 2005 (the last trading day prior to the June 1, 2005 meeting of the board of directors of Shopping.com); May 27, 2005 (the last trading day prior to the May 30,

2005 meeting of the board of directors of Shopping.com); and May 24, 2005 (the last trading day prior to the signing of a mutual exclusivity agreement by Shopping.com and eBay), and (ii) the average closing trading price per ordinary share of Shopping.com over various periods ending on May 24, 2005. The following table summarizes the results of this analysis:

Period	Average Closing Price (in US Dollars)	Premium of Merger Consideration over Average Closing Price
May 31, 2005	$17.07	23%
May 27, 2005	$17.77	18%
May 24, 2005	$15.61	35%
Last 10 trading days ending May 24, 2005	$14.00	50%
Last 20 trading days ending May 24, 2005	$13.69	53%
Last 30 trading days ending May 24, 2005	$14.27	47%

Credit Suisse First Boston also calculated the fully-diluted equity value of Shopping.com and the fully-diluted aggregate value of Shopping.com (calculated as fully-diluted equity value minus net cash) implied by (i) the merger consideration of US$21.00 per Shopping.com ordinary share, and (ii) the closing trading prices of Shopping.com ordinary shares on May 31, 2005, May 27, 2005 and May 24, 2005. The following table summarizes the results of this analysis (in US Dollars):

	Implied by price per Shopping.com share as of May 31, 2005 ($17.07)	Implied by price per Shopping.com share as of May 27, 2005 ($17.77)	Implied by price per Shopping.com share as of May 24, 2005 ($15.61)	Implied by Merger Consideration ($21.00)
Shopping.com fully-diluted equity value	$546 million	$569 million	$498 million	$678 million
Shopping.com fully-diluted aggregate value	$403 million	$426 million	$356 million	$535 million

Credit Suisse First Boston also calculated the premium of the fully-diluted aggregate value of Shopping.com implied by the merger consideration of US$21.00 per ordinary share of Shopping.com over the fully-diluted aggregate value of Shopping.com implied by (i) the closing trading prices of Shopping.com ordinary shares on May 31, 2005, May 27, 2005 and May 24, 2005 and (ii) the average closing trading price per ordinary share of Shopping.com over the 30 trading days ending on May 24, 2005. The following table summarizes the results of this analysis:

Period	Premium implied by Aggregate Value of Shopping.com implied by the Merger Consideration
May 31, 2005	33%
May 27, 2005	26%
May 24, 2005	51%
Last 30 trading days ending May 24, 2005	72%

Credit Suisse First Boston calculated certain trading multiples implied by (i) the closing trading prices of Shopping.com ordinary shares on May 31, 2005, May 27, 2005 and May 24, 2005 and (ii) the merger consideration of US$21.00 per ordinary share of Shopping.com. For each of these values, Credit Suisse First Boston calculated (i) the implied fully-diluted aggregate value of Shopping.com as a multiple of estimated earnings before interest, taxes, depreciation and amortization (EBITDA) for Shopping.com for calendar years 2005 and 2006 and (ii) the price per ordinary share of Shopping.com as a multiple of estimated earnings per ordinary share of Shopping.com for calendar years 2005 and 2006. For purposes of this analysis, Credit Suisse First Boston used both publicly available research analyst’s estimates and two sets of Shopping.com forecasts prepared by Shopping.com management (referred to as Shopping.com management case 1 and Shopping.com management case 2) for Shopping.com’s estimated EBITDA and net earnings per ordinary share for calendar years 2005 and 2006. Shopping.com management case 1 and Shopping.com management case 2 were each based on different assumptions of Shopping.com’s management relating to, among other things, Shopping.com’s revenues, operating income and EBITDA through calendar year 2011, with Shopping.com management case 2 reflecting lower rates of revenue growth and lower EBITDA margins from 2006 through 2011 due to increased competition in the comparison shopping sector of the eCommerce market as a result of the entry of a large competitor with significant financial and operational resources. The following table summarizes the results of these analyses:

	Multiple implied by price per Shopping.com share as of May 31, 2005 (US$17.07)		Multiple implied by price per Shopping.com share as of May 27, 2005 (US$17.77)		Multiple implied by price per Shopping.com share as of May 24, 2005 (US$15.61)		Multiple implied by Merger Consideration (US$21.00)
Publicly available research analyst’s estimates

Multiple of:

Implied aggregate value to estimated 2005 EBITDA	16.0	x	16.9	x	14.1	x	21.2	x
Implied aggregate value to estimated 2006 EBITDA	11.9	x	12.6	x	10.5	x	15.9	x
Price per share to estimated 2005 earnings per share	23.5	x	24.5	x	21.5	x	28.9	x
Price per share to estimated 2006 earnings per share	18.1	x	18.8	x	16.5	x	22.2	x

Shopping.com management case 1

Multiple of:

Implied aggregate value to estimated 2005 EBITDA	15.8	x	16.7	x	13.9	x	21.0	x
Implied aggregate value to estimated 2006 EBITDA	10.9	x	11.5	x	9.6	x	14.5	x
Price per share to estimated 2005 earnings per share	23.5	x	24.4	x	21.5	x	28.9	x
Price per share to estimated 2006 earnings per share	16.4	x	17.0	x	15.0	x	20.1	x

Shopping.com management case 2

Multiple of:

Implied aggregate value to estimated 2005 EBITDA	15.8	x	16.7	x	13.9	x	21.0	x
Implied aggregate value to estimated 2006 EBITDA	13.9	x	14.7	x	12.3	x	18.5	x
Price per share to estimated 2005 earnings per share	23.5	x	24.4	x	21.5	x	28.9	x
Price per share to estimated 2006 earnings per share	21.0	x	21.8	x	19.2	x	25.8	x

Shopping.com Historical Stock Trading Performance. Credit Suisse First Boston analyzed the prices at which Shopping.com ordinary shares traded from October 25, 2004 (the date of Shopping.com’s initial public offering) through May 27, 2005. Credit Suisse First Boston noted that the high closing price of Shopping.com ordinary shares during this period was US$32.33 on November 26, 2004, and that the low closing price of Shopping.com ordinary shares was US$12.47 on May 11, 2005. Credit Suisse First Boston also noted the average closing price of Shopping.com ordinary shares over various periods ending on May 27, 2005 as summarized below (in US Dollars):

Period ending May 27, 2005	Average Closing Price
May 27, 2005	$17.77
Last 5 trading days	$16.39
Last 10 trading days	$15.28
Last 30 trading days	$14.47
Last 60 trading days	$15.55
Last 90 trading days	$16.73

Credit Suisse First Boston also reviewed the recent ordinary share price performance of Shopping.com and compared its performance with indices comprised of selected companies in the eCommerce industry, selected leaders in the small/mid-cap sector of the internet shopping industry, selected search and lead generation companies, selected internet leaders and the NASDAQ composite index over the periods from October 25, 2004 to May 24, 2005 and January 3, 2005 to May 24, 2005. The following table sets forth the changes in stock prices over such periods:

	Share Price Increase/(Decrease) from October 25, 2004 to May 24, 2005	Share Price Increase/(Decrease) from January 3, 2005 to May 24, 2005
Shopping.com	(13.3%)	(45.8)%
Selected eCommerce companies	14.6%	(12.0%)
Selected small/mid-cap sector leaders	0.0%	(12.7%)
Selected search and lead generation companies	(32.7%)	(23.8%)
Selected internet leaders	(0.3%)	(13.1%)
NASDAQ	7.7%	(4.2%)

Public Market Trading Valuation Analyses. Credit Suisse First Boston compared certain financial information of Shopping.com with that of certain small/mid-cap sector leaders and certain search and lead generation companies participating in the online marketing industry, including:

Small/Mid-Cap Sector Leaders	Search and Lead Generation Companies
Monster Worldwide, Inc. aQuantive, Inc. Valueclick, Inc. HouseValues, Inc. Greenfield Online, Inc. Bankrate, Inc.	Ask Jeeves, Inc. InfoSpace, Inc. Homestore, Inc. FindWhat.com, Inc. Autobytel Inc. LookSmart, Ltd.

Credit Suisse First Boston reviewed fully diluted aggregate values, calculated as fully-diluted equity value minus net cash, as multiples of estimated revenues for calendar years 2005 and 2006 and as multiples of estimated EBITDA for calendar years 2005 and 2006. Credit Suisse First Boston also reviewed share price as a multiple of estimated earnings for calendar years 2005 and 2006. Estimated financial data for the selected companies were based on publicly available research analysts’ estimates. Estimated financial data for Shopping.com were based on publicly available research analyst’s estimates and the two sets of financial forecasts prepared by Shopping.com’s management, Shopping.com management case 1 and Shopping.com management case 2. All multiples were based on closing stock prices on May 27, 2005. Credit Suisse First Boston calculated that the median of the multiples of fully diluted aggregate value to estimated 2006 EBITDA for the small/mid-cap sector leaders and search and lead generation companies were 8.9x and 7.3x, respectively. Credit Suisse First Boston then calculated implied prices per ordinary share of Shopping.com by applying a range of multiples of fully-diluted aggregate value to estimated 2006 EBITDA of 8.0x to 12.0x to Shopping.com’s estimated financial data. The following table summarizes the results of this analysis (in US Dollars):

Implied price per Shopping.com share
Publicly available research analyst’s estimates	$13.00 – $17.00
Shopping.com management case 1	$14.00 – $18.50
Shopping.com management case 2	$12.00 – $15.50

No company utilized as a comparison in this analysis is identical to Shopping.com. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable market trading data.

Precedent Transactions Analysis. Credit Suisse First Boston reviewed several financial metrics from the following 21 selected precedent transactions involving companies in the internet industry since July 8, 2002:

Target	Acquiror
• LowerMyBills.com Inc.	• Experian Ltd.

• Ciao AG	• Greenfield Online, Inc.

• Ask Jeeves, Inc.	• IAC/InterActiveCorp

• About, Inc.	• The New York Times Company

• MarketWatch, Inc.	• Dow Jones & Company, Inc.

• iNest Realty, Inc.	• LendingTree, LLC

• Pricerunner AB	• ValueClick, Inc.

• Lycos, Inc.	• Daum Communications Corp.

• ServiceMagic, Inc.	• IAC/InterActiveCorp

• Farechase Inc.	• Yahoo! Inc.

• Advertising.com, Inc.	• America Online, Inc.

• Kelkoo S.A.	• Yahoo! Inc.

• Switchboard Incorporated	• Infospace, Inc.

• Interactive Search Holdings, Inc.	• Ask Jeeves, Inc.

• Comet Systems, Inc.	• FindWhat.com, Inc.

• Overture Services, Inc.	• Yahoo! Inc.

• Espotting Media Inc.	• FindWhat.com, Inc.

• Fast Search and Transfer ASA (FAST)	• Overture Services, Inc.

• AltaVista Company	• Overture Services, Inc.

• Inktomi Corporation	• Yahoo! Inc.

• PayPal, Inc.	• eBay Inc.

Credit Suisse First Boston calculated several metrics for those selected precedent transactions for which financial information of the target company was publicly available. These metrics included the fully diluted aggregate value of each target company as a multiple of estimated next twelve months (NTM) EBITDA. Credit Suisse First Boston calculated that the median multiple of fully diluted aggregate value to estimated NTM EBITDA for the precedent transactions was 22.2x. Credit Suisse First Boston then calculated implied prices per Shopping.com share by applying a range of multiples of fully diluted aggregate value to NTM EBITDA of 14.0x to 22.0x to Shopping.com’s estimated NTM EBITDA based on publicly available research analyst’s estimates and the two sets of financial forecasts prepared by Shopping.com’s management, Shopping.com management case 1 and Shopping.com management case 2. The following table summarizes the results of this analysis (in US Dollars):

Implied price per Shopping.com share
Shopping.com street case	$16.50 – $23.00
Shopping.com management case 1	$17.00 – $23.50
Shopping.com management case 2	$16.00 – $22.50

No transaction utilized as a comparison in this analysis is identical to the merger. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analyses. Using a discounted cash flow analysis, Credit Suisse First Boston calculated various implied per share equity values for Shopping.com based on the two sets of financial forecasts prepared by Shopping.com’s management, Shopping.com management case 1 and Shopping.com management case 2. Credit Suisse First Boston’s analysis used discount rates ranging from 20.0% to 25.0% and terminal multiples of forward EBITDA at the end of the projections period ranging from 8.0x to 12.0x. The following table summarizes the ranges of prices per Shopping.com ordinary share implied by these analyses (in US Dollars):

Implied price per Shopping.com share
Shopping.com management case 1	$22.00 – $32.50
Shopping.com management case 2	$10.00 – $13.00

Credit Suisse First Boston’s opinion and presentations to Shopping.com’s board of directors were one of many factors taken into consideration by Shopping.com’s board of directors in making its determination to engage in the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of Shopping.com’s board of directors or the management of Shopping.com with respect to the value of Shopping.com or whether Shopping.com’s board of directors would have been willing to agree to a different merger consideration.

Shopping.com’s board of directors retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. Credit Suisse First Boston was selected by Shopping.com’s board of directors based on a number of factors, including its knowledge of the industry, its familiarity with Shopping.com (Credit Suisse First Boston had been a joint lead managing underwriter in Shopping.com’s initial public offering) and its qualifications, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Credit Suisse First Boston and its affiliates have in the past provided and in the future Credit Suisse First Boston and its affiliates may provide, investment banking and other financial services to Shopping.com and eBay, for which Credit Suisse First Boston and its affiliates have received, and would expect to receive, compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Shopping.com, eBay and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Pursuant to an engagement letter dated as of May 17, 2005, Shopping.com engaged Credit Suisse First Boston to provide financial advisory services to Shopping.com’s board of directors in connection with the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, Credit Suisse First Boston will receive a fee of approximately US$6.5 million for its services, a significant portion of which is contingent upon the consummation of the merger. Credit Suisse First Boston will also receive a fee for rendering its opinion, which fee, to the extent paid, will be credited against the transaction fee. In addition, Shopping.com has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including attorney’s fees, incurred in connection with its engagement and to indemnify Credit Suisse First Boston and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

Interests of Shopping.com’s Executive Officers and Directors in the Merger

When considering the recommendation of Shopping.com’s board of directors, you should be aware that the members of Shopping.com’s board of directors and Shopping.com’s executive officers have interests in the merger in addition to their interests as Shopping.com shareholders. These interests may be different from, or in addition to, your interests as Shopping.com shareholders. The members of our audit committee and board of directors were aware of these additional interests, and considered them, when they approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The interests described below represent the aggregated interests of our board of directors and executive officers that arise as a result of the merger and incorporate (in the case of Messrs. Ciporin and Santora and options held by our non-employee directors as detailed below) or supersede (in the case of the others) any change of control benefits described in “Executive Compensation” for any of the persons named in this section.

Accelerated Vesting of Stock Options Held by Non-Employee Directors. Immediately prior to the effective time of the merger, pursuant to the terms of our 2004 Equity Incentive Plan, all Shopping.com stock options held by our non-employee directors will immediately vest and become exercisable in full. The following table sets forth:

•	the number of Shopping.com ordinary shares subject to stock options held by such persons that will vest as a result of the merger;

•	the exercise prices of all stock options held by such persons; and

•	the number of shares subject to such stock options that are vested as of June 7, 2005.

Name	Option Date	Shares	Price	Vested as of June 7, 2005
Elizabeth Cross	12/17/2004	30,000	$25.07	4,166
Alex W. Hart	11/3/2004	30,000	$26.84	5,833
Ann Mather	5/12/2004	30,000	$6.00	10,000
Lorrie Norrington*	6/14/2004	30,000	$6.00	9,166

*	Prior to joining us as our Chief Executive Officer on March 31, 2005, Ms. Norrington was a non-employee director. The information for Ms. Norrington presented in the table above represents her holdings of our options awarded to her while she was a non-employee director. For information on Ms. Norrington’s other holdings of our securities, please see the rest of this “Interests of Shopping.com’s Executive Officers and Directors in the Merger,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management.”

New Employment and Severance Arrangements. In connection with the execution of the merger agreement, Shopping.com (California), Inc., a subsidiary of Shopping.com that is referred to as the Subsidiary, has extended offers of continued employment to several of our executive officers, including Ignacio Fanlo and Amir Ashkenazi (both of whom have accepted these offers), and the Subsidiary has agreed upon a term sheet containing proposed new employment terms with Lorrie Norrington, each conditioned and to be effective upon the consummation of the merger.

Ignacio Fanlo

Pursuant to the terms of the new employment agreement between Ignacio Fanlo and the Subsidiary:

•	Mr. Fanlo’s position will be the Subsidiary’s President Worldwide Field Operations, with an annual base salary of US$230,000. The Subsidiary will not reduce Mr. Fanlo’s salary prior to December 31, 2006.

•	Mr. Fanlo will remain a participant in our 2005 Performance Incentive Plan until such time as the Subsidiary adopts the eBay Incentive Plan on January 1, 2006, at which time Mr. Fanlo will be eligible to participate, with a total annual target bonus under the eBay Incentive Plan equal to 35% of his base salary.

•	Mr. Fanlo will receive a one-time bonus equal to US$35,000 on December 31, 2006, provided he remains actively and continually employed and in good standing until such date.

•	Upon the consummation of the merger, 50% of the then unvested Shopping.com stock options granted to Mr. Fanlo on or before December 31, 2004 (which stock options will be converted into options to purchase eBay common stock in the merger) will vest and become exercisable in full. As of June 7, 2005, 79,505 of the 258,748 Shopping.com stock options granted to Mr. Fanlo on or before December 31, 2004 were unvested.

•	If Mr. Fanlo remains actively and continuously employed by the Subsidiary through the six-month anniversary of the merger, or if he terminates his employment voluntarily, or if his employment is terminated by the Subsidiary for any reason other than cause, prior to such six-month anniversary, then (i) the remaining unvested shares subject to each option to purchase ordinary shares of Shopping.com granted to him on or prior to December 31, 2004 (all of which pursuant to the merger will be converted into options to purchase eBay common stock), and (ii) 50% of the unvested shares as of the consummation of the merger subject to each option to purchase ordinary shares of Shopping.com granted to him on or after January 1, 2005 (all of which pursuant to the merger will be converted into options to purchase eBay common stock) will have their vesting accelerated. Moreover, if Mr. Fanlo remains actively and continuously employed by the Subsidiary through the six-month anniversary of the merger, or if he terminates his employment for good reason or his employment is terminated by the Subsidiary without cause prior to such six-month anniversary, he will receive accelerated vesting of the remainder of all then unvested Shopping.com options granted to him on or after January 1, 2005 (which would have been converted into options to purchase eBay common stock). As of June 7, 2005, all of the 120,000 Shopping.com stock options granted to Mr. Fanlo on or after January 1, 2005 were unvested.

•	In the event Mr. Fanlo terminates his employment voluntarily or his employment is terminated by the Subsidiary without cause before the twelve-month anniversary of the merger, he will receive cash severance equal to 50% of the sum of (x) US$230,000 plus (y) the annual bonus paid to him for the prior fiscal year.

•	eBay will recommend to its board that Mr. Fanlo be granted an option to purchase 50,000 shares of eBay’s common stock at the fair market value as determined by eBay’s board on the date of grant. Subject to Mr. Fanlo’s continued employment with the Subsidiary, the eBay option will vest as to 12.5% of the shares subject to the option on the six-month anniversary of the date of the merger and as to an additional 2.08% of the shares subject to the option at the end of each month thereafter.

•	Mr. Fanlo will be eligible to participate in the Subsidiary’s benefit plans that the Subsidiary customarily makes available to its employees in positions comparable to Mr. Fanlo’s.

Amir Ashkenazi

Pursuant to the terms of the new employment agreement between Amir Ashkenazi and the Subsidiary:

•	Mr. Ashkenazi’s position will be the Subsidiary’s Vice President/Chief Technology Officer, with an annual base salary of US$225,000. The Subsidiary will not reduce Mr. Ashkenazi’s salary prior to December 31, 2006.

•	Mr. Ashkenazi will remain a participant in our 2005 Performance Incentive Plan until such time as the Subsidiary adopts the eBay Incentive Plan beginning on January 1, 2006, at which time Mr. Ashkenazi will be eligible to participate, with a total annual target bonus under the eBay Incentive Plan equal to 35% of his base salary.

•	Mr. Ashkenazi will receive a one-time bonus equal to US$11,250 on December 31, 2006, provided he remains actively and continually employed and in good standing until such date.

•

If Mr. Ashkenazi remains actively and continuously employed by the Subsidiary through the six-month anniversary of the merger, or if he terminates his employment voluntarily, or if his employment is terminated by the Subsidiary for any reason other than cause, prior to such six-month anniversary, then 100% of the shares subject to his Shopping.com options that were unvested as of the date the merger closed will accelerate (which options will have been converted into options to purchase eBay common stock), except that if Mr. Ashkenazi terminates his employment without good reason, only 50% of the shares subject to his Shopping.com options that were unvested as of the date the merger closed will accelerate. As of June 7, 2005, Mr. Ashkenazi held options to purchase a total of 110,000 Shopping.com ordinary shares, of which 95,002 were unvested.

•	eBay will recommend to its board that Mr. Ashkenazi be granted an option to purchase 150,000 shares of eBay’s common stock at the fair market value as determined by eBay’s board on the date of grant. Subject to Mr. Ashkenazi’s continued employment with the Subsidiary, the eBay option will vest as to 12.5% of the shares subject to the option on the six-month anniversary of the date of the merger and as to an additional 2.08% of the shares subject to the option at the end of each month thereafter.

•	Mr. Ashkenazi will be eligible to participate in the Subsidiary’s benefit plans that the Subsidiary customarily makes available to its employees in positions comparable to Mr. Ashkenazi’s.

Lorrie Norrington

In connection with the execution of the merger agreement, Shopping.com, through the Subsidiary, has agreed upon a term sheet containing the following proposed employment terms with Lorrie Norrington, which terms will be contained in a new employment agreement between Ms. Norrington and the Subsidiary:

•	Ms. Norrington’s position will be Chief Executive Officer of the Subsidiary, with an annual base salary of US$350,000.

•	Ms. Norrington will remain a participant in our 2005 Performance Incentive Plan with a minimum bonus of US$102,000 until such time as the Subsidiary adopts the eBay Incentive Plan beginning on January 1, 2006, at which time Ms. Norrington will be eligible to participate, with a total annual target bonus under the eBay Incentive Plan equal to 60% of her base salary.

•	Ms. Norrington will receive a one-time transition bonus equal to US$40,000 on December 31, 2006, provided she remains actively and continually employed and in good standing until such date.

•	Upon the consummation of the merger, 50% of the then unvested Shopping.com stock options (other than non-employee director options granted to her and described above in “Proposal No. 1, Interests of Shopping.com’s Executive Officers and Directors in the Merger—Accelerated Vesting of Stock Options held by Non-Employee Directors”) granted to Ms. Norrington (which stock options will be converted into options to purchase eBay common stock in the merger) will vest and become exercisable in full. As of June 7, 2005, Ms. Norrington held options to purchase a total of 630,000 Shopping.com ordinary shares, of which 30,000 are non-employee director options that will accelerate in full upon the consummation of the merger and the remaining 600,000 were unvested as of June 7, 2005.

•	If Ms. Norrington remains actively and continuously employed by the Subsidiary through the first anniversary of the merger, or if she terminates her employment voluntarily or her employment is terminated by the Subsidiary for any reason other than cause prior to such first anniversary, then all Shopping.com stock options held by Ms. Norrington (which stock options will have been converted into options to purchase eBay common stock in the merger) will vest and become exercisable in full.

•	As provided in her current agreement with us, in the event Ms. Norrington terminates her employment voluntarily or her employment is terminated by the Subsidiary without cause, Ms. Norrington will have 12 months following such termination to exercise her vested Shopping.com stock options (which stock options will have been converted into options to purchase eBay common stock in the merger), subject to any earlier expiration of such stock options.

•

Upon the consummation of the merger, all of Ms. Norrington’s restricted ordinary shares of Shopping.com will be transferred to eBay in exchange for the right to receive the US$21 per share cash merger consideration. Subject to her active and continuous employment with the Subsidiary during the vesting period, Ms. Norrington’s right to receive such cash consideration will vest as to 25%

immediately upon the effective date of the merger and an additional 25% on each of the six-month, one- year and 18-month anniversaries of the effective date of the merger. As of June 7, 2005, Ms. Norrington held 25,000 restricted ordinary shares of Shopping.com, of which none were vested.

•	In the event she terminates her employment voluntarily or her employment is terminated by the Subsidiary without cause within 18 months after the effective date of the merger, (i) Ms. Norrington will receive an amount of cash severance equal to 100% of her then current base salary and a pro rata portion of her annual target bonus and transition bonus with pro ration based upon the number of days worked and percentage of performance goals attained, and (ii) eBay will reimburse her for the amount of her COBRA premiums for up to 12 months.

•	eBay will recommend to its board that Ms. Norrington be granted an option to purchase 150,000 shares of eBay’s common stock at the fair market value as determined by eBay’s board on the date of grant. Subject to her continued employment with the Subsidiary, the eBay option will vest as to 12.5% of the shares subject to the option on the six-month anniversary of the effective date of the merger and as to an additional 2.08% of the shares subject to the option at the end of each month thereafter.

Bonus Payment to Ms. Norrington. In addition to the interests listed above, upon approval by our shareholders, we will grant a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger. For more information about this bonus, please see “Proposal No. 2, Background and Reasons for the Bonus Payment.”

Current Change of Control and Severance Arrangements. We have entered into employment and change of control arrangements with several of our executive officers that may provide for certain acceleration and severance benefits upon the consummation of the merger.

Employment Agreement with Daniel Ciporin

We entered into an employment agreement with Mr. Ciporin dated as of June 7, 2005. The principal terms of the agreement were presented to our shareholders on April 29, 2005 and approved by our shareholders at our annual general meeting of shareholders held on June 7, 2005. Pursuant to his employment agreement with us:

•	Mr. Ciporin was granted 35,000 restricted ordinary shares, which we refer to as the “Ciporin Restricted Share Grant,” which, upon the consummation of the merger, will be transferred to eBay in exchange for the right to receive the US$21 per share cash merger consideration. The Ciporin Restricted Share Grant will begin vesting as of July 1, 2005, with the first 17,500 restricted ordinary shares vesting on or about January 31, 2006 in connection with the achievement of performance objectives as set forth in our Performance Incentive Plan for fiscal year 2005, and the remaining 17,500 restricted ordinary shares vesting on or about January 31, 2007 in connection with the achievement of performance objectives as set forth in our Performance Incentive Plan for fiscal year 2006. In any event, the shares shall fully vest on December 31, 2007. If prior to December 31, 2006, Mr. Ciporin is terminated by us without cause or Mr. Ciporin terminates his employment for good reason, subject to his execution of a general release of known and unknown claims in a form satisfactory to us, any then unvested shares subject to the Ciporin Restricted Share Grant will vest.

•	Mr. Ciporin was also granted an option to purchase 80,000 ordinary shares at an exercise price of US$18.21 per share (which was the closing price of our ordinary shares on the NASDAQ National Market on the date of grant, February 17, 2005), which we refer to as the “Ciporin Option Grant.” The Ciporin Option Grant vests monthly over 24 months beginning January 1, 2005. The same acceleration benefits that apply to the Ciporin Restricted Share Grant above, apply to the Ciporin Option Grant except that in the event of his termination for any reason (other than for cause) the period of time in which Mr. Ciporin will have to exercise his vested options will be one year from the date of such termination of employment and, provided further, that in the event of a termination for death or disability, Mr. Ciporin (or his estate) will have a period of two years to exercise his vested options from the date of his termination of employment.

•	Mr. Ciporin will continue to be entitled to change in control benefits that are applicable to his other unvested equity compensation awards as described below.

•	If Mr. Ciporin is terminated by us without cause or he voluntarily resigns from his employment at Shopping.com for good reason, then we will accelerate any outstanding unvested options through December 31, 2006 that were granted to Mr. Ciporin prior to February 17, 2005.

•	We will reimburse Mr. Ciporin, subject to his timely election of COBRA continuation coverage, the cost of monthly COBRA continuation coverage premiums upon his termination of employment until the earlier of the date he becomes covered under another employer’s group health plan or 18 months from the later of his resignation date as Chief Executive Officer, June 1, 2005, or the date he ceases to be eligible for group health plan coverage under the terms of our group health plan.

Change of Control Arrangement with Daniel Ciporin

In December 2003, our board of directors adopted a policy providing for the acceleration of vesting of the unvested Shopping.com stock options and restricted shares held by Mr. Ciporin upon a change of control of Shopping.com. With the exception of the restricted shares subject to the Ciporin Restricted Share Grant and the stock option subject to the Ciporin Option Grant, pursuant to this policy, (a) upon the consummation of the merger, 50% of the then unvested Shopping.com stock options and restricted shares held by Mr. Ciporin will immediately vest and become exercisable in full, and (b) if during the period commencing three months before the merger and ending six months after the merger, Mr. Ciporin’s employment is terminated without “cause” or he resigns with “good reason,” then all then unvested Shopping.com stock options held by him (which options will have been converted into options to purchase eBay common stock in the merger) and all then unvested rights to receive cash consideration in exchange for Shopping.com restricted shares will immediately vest and become exercisable in full. This policy is not applicable to the restricted shares subject to the Ciporin Restricted Share Grant and the stock option subject to the Ciporin Option Grant.

Employment Agreement with Greg Santora

We entered into an employment agreement with Mr. Santora dated as of December 1, 2003. Mr. Santora’s employment agreement provides that (a) upon the consummation of the merger, 50% of his then unvested options will immediately vest and become exercisable, and (b) if during the period commencing three months before the merger and ending six months after the merger his employment is terminated without “cause” or he resigns with “good reason,” then all of his then unvested shares and options will immediately vest and become exercisable in full.

Indemnification and Insurance.

The merger agreement provides that all rights to indemnification by us or any of our subsidiaries existing in favor of our and our subsidiaries’ current and former directors or officers for their acts and omissions as directors and officers of us and any of our subsidiaries occurring prior to the effective time of the merger as provided in our articles of association, in existing indemnification agreements in effect as of the date of the merger agreement and disclosed to eBay, in any indemnification agreement entered into prior to the closing of the merger in form substantially similar to our form indemnification agreement that was filed with our Annual Report on Form 10-K for the year ended December 31, 2004, in the organizational documents of us and our subsidiaries and under that certain agreement and plan of merger between us and Epinions, will survive the merger and be observed by the surviving corporation in the merger to the fullest extent available under such indemnification documents and applicable law for a period of seven years from the effective date of the merger. eBay has agreed to cause the surviving corporation to observe such obligations (including, to the extent necessary, by providing funds to ensure such observance).

The merger agreement further provides that for seven years after the effective date of the merger, the surviving corporation in the merger will maintain in effect, for the benefit of those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policies, directors’ and officers’ liability insurance for acts or omissions of such persons as our or our subsidiaries’ directors and officers occurring prior to the effective time of the merger, with coverage comparable to that in effect on the date of the merger agreement, to the extent that directors’ and officers’ liability insurance coverage is commercially available. eBay is not required to pay annual premiums in excess of US$1.5 million to provide such insurance. If the annual premiums payable for such insurance coverage exceed US$1.5 million, the surviving corporation may reduce the amount of coverage to the amount of coverage available for a premium equal to US$1.5 million. eBay’s obligations above shall be deemed to have been satisfied if prepaid policies have been obtained prior to the effective time of the merger that provide such directors and officers with coverage comparable to the coverage provided by our existing policies for an aggregate period of seven years following the effective time of the merger.

Non-Competition and Non-Solicitation Agreements.

In connection with the merger, certain officers of Shopping.com have entered into Non-Competition and Non-Solicitation Agreements with eBay. Under the terms of those agreements, Daniel Ciporin, Lorrie Norrington and Ignacio Fanlo have agreed to refrain from either soliciting employees, customers and suppliers of Shopping.com and eBay to terminate their relationships with Shopping.com and/or eBay and engaging in any business, directly or indirectly, in the United States, the United Kingdom, Israel, France or Germany whose operations involve or are competitive with comparison shopping, product search services or product search products for a period beginning on the effective date of the merger and ending 12 months after such date. Amir Ashkenazi has entered into an agreement with the same terms as the officers listed above with the exception that the term of his agreement is 18 months from the effective date of the merger.

Certain Legal Proceedings

On June 8, 2005, an alleged holder of ordinary shares of Shopping.com filed a purported class action lawsuit in California Superior Court for the County of San Mateo. The complaint is captioned David Chin, et al. v. Shopping.com Ltd. et al., Civ 447369, and names certain of our directors and Shopping.com as defendants. It alleges that in pursuing the transaction with eBay and approving the merger agreement, the director defendants violated their fiduciary duties to Shopping.com’s shareholders by, among other things, failing to obtain the highest price reasonably available, tailoring the merger agreement to meet the specific needs of eBay and the director defendants, engaging in self dealing, and obtaining personal financial benefits not shared equally by the plaintiff and other shareholders. The complaint also alleges that the merger agreement resulted from a flawed process designed to ensure a sale to one buyer. The complaint seeks, among other things, declaratory and injunctive relief and damages in an unspecified amount. Our management believes that the allegations are without merit and intends to defend the lawsuit vigorously.

No Appraisal Rights

Under Israeli law, our shareholders are not entitled to appraisal rights in connection with the merger.

Creditor’s Rights

Our creditors may file objections to the merger with the Israeli district court, which may, in its discretion, provide a remedy, including suspension or enjoinment of the merger, to any creditor of Shopping.com or Harbour Acquisition Sub who so objects if the court determines that there is a reasonable concern that, as a result of the merger, we will not be able to perform our obligations or satisfy our liabilities to our creditors or any creditors of Harbor Acquisition Sub.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to shareholders of Shopping.com whose ordinary shares of Shopping.com are transferred to eBay in consideration for the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules, including: U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, pass-through entities and investors in such entities, shareholders who hold their ordinary shares of Shopping.com as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or shareholders who acquired their ordinary shares of Shopping.com upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger.

The Merger. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder’s adjusted tax basis in the ordinary shares of Shopping.com transferred to eBay in consideration for cash in the merger. If ordinary shares of Shopping.com are held by a shareholder as capital assets, gain or loss recognized by such shareholder will be capital gain or loss, which will be long-term capital gain or loss if the shareholder’s holding period for the ordinary shares of Shopping.com exceeds one year. Capital gains recognized by an individual upon a disposition of a share of Shopping.com that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of Shopping.com ordinary shares (i.e., shares acquired at the same cost in a single transaction) transferred to eBay in consideration for cash in the merger.

Backup Withholding. A shareholder (other than certain exempt shareholders, including, among others, all corporations and certain foreign individuals) whose ordinary shares of Shopping.com are transferred to eBay in consideration for the merger consideration may be subject to backup withholding at the backup withholding rate of 28% unless the shareholder provides the shareholder’s taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each shareholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to shareholders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding. Shareholders for whom a Form W-9 is not appropriate should complete and return the appropriate Form W-8. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by filing a U.S. federal income tax return.

Non-U.S. persons. For purposes of this description, a “non-U.S. person” is any person (other than a partnership) that is not for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States,

•	a corporation organized under the laws of the United States or any state,

•	a trust that is (i) subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person or

•	an estate the income of which is subject to U.S. federal income taxation regardless of source.

Non-U.S. persons who are shareholders of Shopping.com will generally not be subject to U.S. federal income tax on the receipt of cash as a result of the merger. This general rule, however, is subject to some exceptions. For example, the gain would be subject to U.S. federal income tax (as described above under The Merger) if:

•	the gain is effectively connected with the conduct by the non-U.S. person of a U.S. trade or business;

•	the non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition, and certain other requirements are met; or

•	the non-U.S. person was a citizen or resident of the United States and is subject to special rules that apply to expatriates.

THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Material Israeli Income Tax Consequences of the Merger

Israeli law generally imposes a capital gains tax on the sale of capital assets located in Israel, including shares in Israeli resident companies, by both residents and non-residents of Israel, unless a specific exemption is available or unless a tax treaty for the avoidance of double taxation between Israel and the country of the non-resident provides otherwise.

On January 1, 2003, the Law for Amendment of the Income Tax Ordinance (Amendment No. 132), 5762-2002, which we refer to as the tax reform, came into effect, thus generally imposing capital gains tax at a rate of 15% on gains derived on or after January 1, 2003 from the sale of shares of Israeli companies publicly traded on certain recognized stock exchanges outside of Israel. This tax rate does not apply to, among others, (1) dealers in securities or (2) shareholders that report in accordance with the Income Tax Law (Inflationary Adjustment)—1985 (who are subject to tax at a higher tax rate and were also subject to tax prior to the tax reform). With respect to shareholders who are residents of Israel and who held ordinary shares of Shopping.com immediately prior to our initial public offering, such initial public offering was a taxable event, unless a request by any such shareholder was made to the Israeli tax authorities. If no such request was made, then the gain for each such shareholder on our ordinary shares from the initial public offering until the effective date of the merger will be deemed a capital gain, taxed at a rate of 15%. If such a request was made, such shareholder will be taxed at a higher rate from the date such shareholder first acquired such shares.

Nonresidents of Israel who acquired their shares at the time of Shopping.com’s initial public offering, or at any time after the public offering, will generally be exempt from Israeli capital gains tax in connection with the transfer of Shopping.com ordinary shares to eBay pursuant to the merger, unless trading in securities is their business and provided such capital gains is not derived from the nonresident’s permanent establishment in Israel.

In addition, the Tax Treaty with respect to Taxes on Income between Israel and the U.S. exempts in most circumstances persons who qualify under the treaty as residents of the U.S. from Israeli capital gains tax in connection with the disposition of the ordinary shares in the merger, provided that these persons have not held, directly or indirectly, ordinary shares representing 10% or more of the voting power of Shopping.com at any time during the 12 month period preceding the merger.

Usually where Shopping.com shareholders are liable for Israeli tax on the sale of their shares, the payment of the consideration may be subject to the withholding of Israeli tax at the source. You may be required to provide certain declarations regarding your status and shareholdings for the purposes of evaluating your liability for Israeli withholding tax.

Israeli Tax Rulings

Shopping.com is in discussions with the Israeli Income Tax Commission and intends to file an application for a ruling either (1) exempting eBay, the paying agent and Shopping.com from any obligation to withhold Israeli tax at source from any consideration payable or otherwise deliverable as part of the merger consideration, or clarifying that no such obligation exists; or (2) clearly instructing eBay, the paying agent or Shopping.com how such withholding at source is to be executed, and in particular, with respect to the classes or categories of holders or former holders of Shopping.com ordinary shares from which tax is to be withheld (if any), the rate or rates of withholding to be applied. Such ruling is referred to in this section as the withholding ruling.

In addition, Shopping.com is in discussions with the Israeli Income Tax Commissioner and intends to file an application for a ruling confirming that (1) the assumption by eBay of outstanding options to purchase Shopping.com ordinary shares by converting them into options to purchase shares of eBay common stock will not result in any immediate Israeli tax event and that the Israeli taxation will be deferred until the exercise of the assumed options, or in the case of options that are part of a “Section 102 Plan,” until the actual sale or release from trust of the underlying shares of eBay common stock by the holders of such options; (2) the “lock-up period” under any “Section 102 Plan” will continue to run and will not be restarted as a result of the assumption of such options; (3) the payment of the merger consideration pursuant to merger agreement in exchange for Shopping.com ordinary shares held in trust at the effective time of the merger under a “Section 102 Plan” will not result in an immediate taxable event for the person entitled to such Shopping.com ordinary shares if such merger consideration is paid directly to the “Section 102 Plan” trustee and until such time as such merger consideration is subsequently paid by such trustee to the person entitled thereto, whether at the end of the statutory holding period or otherwise, in accordance with the terms of such ruling; and (4) the merger does not constitute a “Disposition Date” as defined in paragraph 4 of the Israel income tax ruling issued to Shopping.com on September 18, 2003, with respect to the exchange of certain options of Shopping.com.

Receipt of the rulings is not a condition for closing the merger. Shopping.com expects that the rulings will be issued prior to the closing of the merger described above, but there can be no assurance that this will, in fact, be the case. If the rulings are not issued, then eBay, when paying the merger consideration to Shopping.com shareholders, will not have the benefit of the instructions expected to be included in the rulings of the Israeli tax authorities. In this case, eBay may in good faith determine that it is required to withhold Israeli tax at the rates set by the Israeli Tax Ordinance and the regulations promulgated thereunder from Shopping.com shareholders. In some cases, if eBay determines that it is required under Israeli tax law to withhold taxes, the recipient of the consideration may need to request a refund of the tax so withheld.

THE SUMMARY OF ISRAELI INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. NO OPINION OF COUNSEL HAS BEEN OR WILL BE SOUGHT WITH RESPECT TO THIS SUMMARY,

AND NO ASSURANCE CAN BE GIVEN THAT NEW OR FUTURE LEGISLATION, REGULATIONS OR INTERPRETATIONS WILL NOT SIGNIFICANTLY CHANGE THE TAX CONSEQUENCES DESCRIBED ABOVE, AND ANY SUCH CHANGE MAY APPLY RETROACTIVELY. THIS DISCUSSION DOES NOT DISCUSS ALL MATERIAL ASPECTS OF ISRAELI TAX CONSEQUENCES WHICH MAY APPLY TO PARTICULAR HOLDERS OF SHOPPING.COM ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, SUCH AS INVESTORS SUBJECT TO SPECIAL TAX RULES OR OTHER INVESTORS REFERRED TO ABOVE. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

REGULATORY MATTERS

Under the HSR Act and the rules thereunder, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. eBay and we filed notification and report forms pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission on June 14, 2005. The initial 30-day waiting period will expire on July 14, 2005. The Antitrust Division of the Department of Justice and the Federal Trade Commission could decide to seek additional information from eBay and Shopping.com, thereby extending the review period beyond the initial 30-days. Even if the waiting period is terminated, the Antitrust Division of the Department of Justice, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the closing of the merger, to rescind the merger or to conditionally approve the merger. In addition, we are required to make filings in Germany with anti-competition authorities with respect to the merger, and receive their approval prior to consummation of the merger. Both eBay and we filed a pre-merger notification with the German Federal Cartel Office on June 10, 2005. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

eBay’s acquisition of control of Shopping.com requires, for the purpose of maintaining the tax benefits described below, the approval of the investment center of the Ministry of Industry, Trade and Labor of the State of Israel established under the Israeli Law for the Encouragement of Capital Investments, 5719–1959. This law provides that capital investments in eligible facilities may, upon application to the investment center, be designated as an “approved enterprise.” Each certificate of approval for an approved enterprise relates to a specific investment program delineated both by its financial scope, including sources of funds, and by the physical characteristics of the facility or other assets. The benefits and obligations that apply to the approved enterprise are set out in the regulations promulgated under the investment law and the specific approval issued by the investment center with regard to each approved enterprise. The benefits include government grants, government guaranteed loans, tax benefits and combinations thereof. The tax benefits from any such certificate of approval relate only to taxable profit attributable to the specific approved enterprise. Shopping.com has two approved enterprises, both of which enjoy tax benefits and none of which received government grants or government guaranteed loans. The approval of the Investment Center to the change in control of Shopping.com is a condition to eBay’s obligation to consummate the merger under the merger agreement. On June 14, 2005, we submitted an application for the approval of the change in the ownership of our shares resulting from the merger to the Investment Center of the Israeli Ministry of Industry, Trade and Labor as required under Israeli law and the terms of our “approved enterprise” programs.

THE MERGER AGREEMENT

The following description describes the material terms of the merger agreement. This description of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement which is attached as Annex A to this proxy statement and is incorporated herein by reference. The merger agreement has been included to provide you with information regarding its terms. We encourage you to read the entire merger agreement. The merger agreement is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings each of us makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger

The merger agreement provides that at the effective time of the merger, Harbor Acquisition Ltd., a subsidiary under the control of eBay, will be merged with and into Shopping.com. Upon the consummation of the merger, Shopping.com will continue as the surviving corporation and will become a wholly owned subsidiary of eBay.

Merger Consideration

At the effective time of the merger, each of our ordinary shares outstanding immediately prior to the effective time of the merger, other than any ordinary shares held by us or our wholly-owned subsidiaries and any of our ordinary shares held by eBay or merger sub or any wholly-owned subsidiary of eBay, will be transferred to eBay and be registered in the name of eBay in our shareholders register in consideration for the right to receive US$21.00 in cash, which we refer to as the merger consideration, without interest and less any applicable withholding tax. The merger consideration is subject to adjustment for stock splits, recapitalizations, reclassification or other similar changes occurring to our outstanding ordinary shares prior to the closing of the merger. Shares held by us, eBay, merger sub or any of our or eBay’s wholly-owned subsidiaries will be canceled without consideration immediately prior to the effective time of the merger. The amount of the merger consideration was determined through arm’s-length negotiations between eBay and us.

If any of our outstanding ordinary shares are unvested or are subject to any repurchase right or other condition under any restricted stock purchase agreement or other contract, then the merger consideration payable in exchange for such ordinary shares will also be unvested and subject to the same repurchase option or other condition and need not be paid until such repurchase option or other condition has lapsed or otherwise terminates.

Effective Time of the Merger

The merger agreement requires the parties to consummate the merger after all of the conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, including approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by the shareholders of Shopping.com. The merger will become effective upon the issuance of the Certificate of Merger by the Companies Registrar in accordance with Section 325(a) of the Israeli Companies Law-5759-1999, as amended, which we refer to as the Companies Law. We currently expect to complete the merger in the third quarter of 2005. However, because the consummation of the merger is subject to governmental and regulatory approvals and other conditions, we cannot predict the exact timing of the consummation of the merger.

Manner and Basis of Converting Shares; Lost, Stolen or Destroyed Certificates

On or prior to the effective date of the merger, eBay will select a reputable bank or trust company to act as the paying agent under the merger agreement and deposit with the paying agent cash in an amount equal to the aggregate consideration payable in the merger. As soon as practicable following the effective time of the merger, the paying agent for the merger will mail to each registered holder of ordinary shares of Shopping.com immediately before the effective time a letter of transmittal and instructions for surrendering the registered holder’s Shopping.com share certificates. Upon surrender of a share certificate to the paying agent, together with a duly signed letter of transmittal, and such other customary documents as the paying agent or eBay may reasonably require, holders of Shopping.com ordinary shares will be entitled to receive US$21.00 in cash per ordinary share represented by the share certificate. The share certificates so surrendered will be cancelled.

If any cash is to be paid to a person other than the person in whose name the share certificate is registered, it shall be a condition to payment that the share certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, and that the person requesting payment shall pay to the paying agent any transfer or other taxes required by reason of such payment or establish to the satisfaction of eBay that such tax has been paid or is not required.

As of the effective time, all holders of certificates representing ordinary shares of Shopping.com that were outstanding immediately prior to the effective time will cease to have any rights as shareholders of Shopping.com other than the right to receive merger consideration in exchange for such holders’ ordinary shares. In addition, no transfer of Shopping.com ordinary shares after the effective time of the merger will be registered on the stock transfer books of Shopping.com.

If any Shopping.com share certificate has been lost, stolen or destroyed, eBay may in its reasonable discretion and as a condition precedent to the delivery of any merger consideration, require the owner of such certificate to deliver an affidavit claiming such certificate has been lost, stolen or destroyed and post a bond in such amount as eBay may reasonably direct as indemnity against any claim that may be made with respect to that certificate against eBay, the surviving corporation, the paying agent or any affiliated party.

From and after the effective time of the merger, until it is surrendered, each certificate that previously evidenced ordinary shares of Shopping.com will be deemed to represent only the right to receive US$21.00 in cash per ordinary share represented by such certificate less any applicable withholding taxes. No interest will be paid or accrue on any merger consideration payable upon the surrender of the share certificates representing our ordinary shares.

Share certificates should not be surrendered by Shopping.com shareholders before the effective time of the merger and should be sent only pursuant to instructions set forth in the letters of transmittal to be mailed to Shopping.com shareholders promptly following the effective time of the merger. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this proxy statement and such letters of transmittal.

Upon demand by eBay, the paying agent will deliver to eBay any funds undistributed to Shopping.com shareholders as of the date 180 days after the effective date of the merger. Any holders of Shopping.com share certificates who have not surrendered such certificates in compliance with the above-described procedures may thereafter look only to eBay for payment of the merger consideration to which they are entitled.

If the applicable ruling is obtained from the Israeli Income Tax Commissioner, and if so requested by the holder of ordinary shares held in trust under a “Section 102 Plan” at the effective time of the merger, the paying agent will pay the merger consideration that such holder is entitled to receive in exchange for such ordinary shares directly to the Section 102 Plan trustee in accordance with the terms of the ruling.

The merger consideration paid to you upon exchange of your ordinary shares will be paid in full satisfaction of all rights relating to the Shopping.com ordinary shares.

Representations and Warranties

The merger agreement contains customary representations and warranties that Shopping.com and eBay made to, and solely for the benefit of, each other. The representations and warranties expire at the effective time of the merger. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Shopping.com delivered to eBay in connection with signing the merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in Shopping.com’s general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in Shopping.com’s public disclosures.

Covenants; Conduct of Business Prior to the Merger

Affirmative Covenants of Shopping.com. Shopping.com has agreed that until the effective time, it will:

•	provide and cause its subsidiaries to provide eBay and its representatives with reasonable access during normal business hours to its and its subsidiaries’ personnel, representatives, assets, books, records, tax returns and other documents;

•	ensure that it and each of its subsidiaries conducts its business and operations in the ordinary course and in accordance with past practices, use its commercially reasonable efforts to ensure that Shopping.com and each of its subsidiaries preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with Shopping.com or its subsidiaries and with all governmental bodies;

•	promptly notify eBay of any claim asserted by any governmental body; any claim asserted in writing by any other person; any legal proceeding commenced; or any legal proceeding threatened, in each case, against, relating to, involving or otherwise affecting Shopping.com or its subsidiaries that relates to any of the transactions contemplated by the merger agreement;

•	promptly notify eBay of:

•	the discovery of any event, condition, fact or circumstance that caused or constitutes a material inaccuracy in any representation or warranty made by Shopping.com as of the date of the merger agreement or thereafter;

•	any material breach of any covenant or obligation of Shopping.com set forth in the merger agreement; or

•	any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to eBay’s obligation to consummate the merger impossible or unlikely or would reasonably be expected to have or result in a material adverse effect on Shopping.com and its subsidiaries;

•	at the request of eBay, take such action so as to cause the termination of Shopping.com’s 401(k) plan effective no less than one day prior to the effective date of the merger;

•	to the extent practicable, permit eBay and its counsel to participate in all communications with the Securities and Exchange Commission and its staff relating to this proxy statement, the merger agreement or any of the transactions contemplated by the merger agreement; and

•	use commercially reasonable efforts to follow its established plan to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and use commercially reasonable efforts to rectify any material weakness or significant deficiency (or a series of control deficiencies that collectively are deemed to constitute a material weakness or significant deficiency) in the effectiveness of our internal control over financial reporting identified by us or our auditors after the date of the merger agreement.

Negative Covenants of Shopping.com. Shopping.com has agreed that until the effective time of the merger, except as otherwise agreed to in writing by eBay, which agreement may not be unreasonably withheld, it will not, will not agree to, and will not permit any of its subsidiaries to, or to agree to:

•

declare, accrue, set aside or pay any dividend or make any other distribution in respect of any share capital, or repurchase, redeem or otherwise reacquire any share capital or other securities, other than pursuant to Shopping.com’s right to repurchase restricted shares in full compliance with applicable legal requirements;

•	subject to limited exceptions, sell, issue, grant or authorize the sale, issuance or grant of any share capital or other security or any option, call, warrant or right to acquire any share capital or other security;

•	amend or waive any of its rights under, or accelerate the vesting under, any provision of Shopping.com’s option plans or any agreement evidencing any outstanding stock option or restricted stock purchase agreement;

•	amend or permit the adoption of any amendment to its articles of association or memorandum of association or charter or other organizational documents;

•	acquire an equity interest or other interest in any other entity, form any subsidiary or effect or become a party to any merger, consolidation, plan of arrangement, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares, division or subdivision of shares, consolidation of shares or similar transaction;

•	make any capital expenditures other than those that when added together with all other capital expenditures made on behalf of Shopping.com or any of its subsidiaries during the three-month period since the date of the merger agreement do not exceed US$2,000,000 in the aggregate and when added to all other capital expenditures made on behalf of Shopping.com or any of its subsidiaries since the date of the merger agreement, do not exceed US$4,000,000 in the aggregate;

•	subject to limited exceptions, enter into, become bound by or amend in any material respect, terminate or waive any material right or remedy under any significant contract, except that it may enter into certain types of significant contracts in the ordinary course of business;

•	acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person, other than assets that are acquired, leased, licensed or disposed of by us in the ordinary course of business consistent with past practices;

•	subject to limited exceptions, make any pledge of any material assets or permit any material assets to become subject to any encumbrances;

•	subject to limited exceptions, lend any money to any person, or incur or guarantee any indebtedness;

•	subject to limited exceptions, establish, adopt, enter into or amend any employee plan or employee agreement, distribute any employee handbook to any Shopping.com employee in Israel, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or any of its officers or other employees;

•	promote any employee to the level of vice president or above or change any employee’s title to vice president or above, except to fill a position vacated after the date of the merger agreement or hire any employee at the level of vice president or above or with an annual base salary in excess of US$150,000, NIS 645,000 or £75,000;

•	change any of its methods of accounting or accounting practices except as required by concurrent changes in GAAP or Securities and Exchange Commission rules;

•	make any material tax election, request any tax pre-ruling, other than the two Israeli tax rulings described below, request any material tax ruling or apply for any additional incentives under the Israeli Investment Encouragement Law;

•	commence any legal proceeding, other than routine collection matters in the ordinary course of business;

•	subject to limited exceptions, settle any legal proceeding or other material claim;

•	subject to limited exceptions, enter into any contracts or make any payments that would reasonably be expected to be characterized as “parachute payments” under the Code; or

•	subject to limited exceptions, apply for funding, support, benefits or incentives from the Office of the Chief Scientist of the Ministry of Trade, Industry and Labor of the State of Israel or from any other governmental body.

Affirmative Covenants of Shopping.com and eBay. Both eBay and Shopping.com have agreed that:

•	each party will use commercially reasonable efforts to file, as promptly as reasonably practicable, all notices, reports and other documents required to be filed with any governmental body, including all notifications and responses to requests for additional information required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the merger;

•	each of Shopping.com and merger sub will cause a merger proposal in form reasonably agreed upon by the parties to be executed and delivered to the Companies Registrar in accordance with the Companies Law; and Shopping.com will cause the merger proposal to be delivered to its secured creditors and inform its non-secured creditors of the merger proposal;

•	each party will use its commercially reasonable efforts to deliver and file as promptly as practicable each notice, report or other document required to be delivered or filed with any Israeli governmental body with respect to the merger, including with the Investment Center;

•	Shopping.com will prepare and file with the Israeli Income Tax Commissioner applications for two rulings as soon as reasonably practicable after the date of the merger agreement:

•	one ruling that:

•	confirms the conversion or replacement of options to purchase shares of Shopping.com into or with options to purchase shares of eBay common stock through either a conversion or replacement will not result in a requirement for an immediate Israeli tax payment and that such payment will be deferred until the exercise of the converted or replaced options, or in the case of options that are part of a “Section 102 Plan,” until the sale of the underlying shares of eBay common stock;

•	confirms that the “lock-up” period for “Section 102 Plan” options will continue to run and not restart as a result of the conversion or replacement of options;

•	confirms that the payment of the merger consideration pursuant to merger agreement in exchange for Shopping.com ordinary shares held in trust at the effective time of the merger under a “Section 102 Plan” will not result in an immediate taxable event for the person entitled to such Shopping.com ordinary shares if such merger consideration is paid directly to the “Section 102 Plan” trustee and until such time as such merger consideration is subsequently paid by such trustee to the person entitled thereto, whether at the end of the statutory holding period or otherwise, in accordance with the terms of such ruling; and

•	confirms that the merger does not constitute a “Disposition Date” as defined in an Israel income tax ruling issued to us on September 18, 2003 with respect to the exchange of certain options of Shopping.com; and

•	a second ruling that either:

•	exempts eBay, the paying agent and the surviving corporation from any obligation to withhold Israeli tax from any consideration payable as merger consideration or part of the assumption, conversion or replacement of Shopping.com options; or

•	clearly instructs eBay, the paying agent and the surviving corporation how such withholding is to be executed.

Each party will cause its respective Israeli counsel to coordinate all activities, and to cooperate with respect to the preparation and filing of such application and oral submissions to obtain the two rulings described above;

•	each party will:

•	give the other parties prompt notice of the commencement of any legal proceeding before any Israeli governmental body with respect to the merger;

•	keep the other parties informed as to the status of any such legal proceeding; and

•	promptly inform the other parties of any communication with Israeli governmental body regarding the merger;

•	each party will use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the merger and the other transactions contemplated by the merger agreement; however, eBay will not have any obligation to take certain specified actions, including disposing of or transferring any assets, discontinuing offering any product or service, or licensing or otherwise making available any intellectual property;

•	each party will consult with each other before issuing any press release or making any public statement; and

•	without the prior approval of eBay, Shopping.com will not communicate with any Shopping.com employee with matters regarding post-closing compensation, remuneration or benefits.

Shopping.com Stock Options

The merger agreement provides that, at the effective time of the merger, each Shopping.com stock option that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will be converted into an option to purchase eBay common stock and that eBay will either assume such stock option or will replace such stock option by issuing a reasonably equivalent replacement stock option to purchase eBay common stock in accordance with the terms of the applicable Shopping.com stock option plan and terms of the stock option agreement relating to that Shopping.com option. eBay has indicated to us that it intends to assume each Shopping.com stock option that is outstanding and unexercised immediately prior to the effective time of the merger. The number of shares of eBay common stock subject to each such assumed or replaced Shopping.com stock option will be determined by multiplying the number of Shopping.com ordinary shares subject to the stock option immediately prior to the effective time of the merger by the conversion ratio, as defined below (rounding down to the nearest whole number of shares of eBay common stock). The per share exercise price for shares of eBay common stock under each assumed or replaced Shopping.com stock option will be determined by dividing the per share exercise price of the ordinary shares subject to such Shopping.com option, as in effect immediately prior to the effective time, by the conversion ratio, and rounding the resulting exercise price up to the nearest whole cent. After adjusting the assumed or replaced options to purchase Shopping.com ordinary shares to reflect the application of the conversion ratio, all other terms of the assumed or replaced options, including the term, exercisability and vesting schedule, will remain unchanged, except that eBay’s board of directors or a committee thereof will succeed to the authority and responsibility of Shopping.com’s board of directors or a committee thereof with respect to such options. The tem “conversion ratio” means the fraction (rounded to the nearest 1/10,000) having a numerator equal to US$21.00 and having a denominator equal to the average closing price of eBay common stock for the period of ten consecutive trading days ending on (and including) the second trading day prior to the closing of the merger (adjusted to reflect any stock split, division or subdivision of shares or other similar transaction).

Some holders of stock options to purchase Shopping.com ordinary shares will be entitled to full or partial acceleration of vesting of their outstanding Shopping.com stock options upon the consummation of the merger. For more information as it relates to Shopping.com’s directors and executive officers, please see “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger.”

eBay has agreed to file a registration statement on Form S-8 within 15 days after the effective date of the merger for the shares of eBay common stock issuable upon exercise of the assumed or replaced stock options.

Shopping.com Employee Stock Purchase Plan

The merger agreement provides that Shopping.com will terminate its 2004 Employee Stock Purchase Plan immediately prior to the effective time of the merger. The merger agreement also provides that, prior to the effective time, Shopping.com will take all actions reasonably necessary to:

•	cause any outstanding offering period to be terminated as of the last business day before the effective date of the merger;

•	make any pro-rata adjustments that may be necessary to reflect the shortened offering period (but the offering period will otherwise be treated as a fully effective and completed offering period for all purposes of the 2004 Employee Stock Purchase Plan);

•	cause the exercise as of the last business day before the effective date of the merger of each purchase right under the 2004 Employee Stock Purchase Plan; and

•	provide that no further offering period or purchase period will commence under the 2004 Employee Stock Purchase Plan.

On the last business day before the effective date of the merger, Shopping.com will apply the funds credited as of such date under the 2004 Employee Stock Purchase Plan within each participant’s payroll withholding account to the purchase of whole Shopping.com ordinary shares in accordance with the terms of the 2004 Employee Stock Purchase Plan. The termination of the 2004 Employee Stock Purchase Plan and the shortening of the offering period described above are conditioned upon the consummation of the merger.

Employee Benefits Matters

The merger agreement provides that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or legal requirements, employees of Shopping.com (or its subsidiaries) who continue employment with eBay (or any of its subsidiaries) after the effective time of the merger, who we refer to as continuing employees, will: (i) be eligible to participate in eBay’s health, vacation and 401(k) plans to substantially the same extent as similarly situated employees of eBay; and (ii) for the sole purpose of determining a continuing employee’s eligibility to participate in such plans (but not for purposes of benefit accrual), such continuing employee will receive credit under such plans (other than under any sabbatical program) for his or her years of continuous service with Shopping.com or its subsidiaries prior to the effective time of the merger. In addition, with respect to any welfare benefit plans maintained by eBay for the benefit of continuing employees located in the United States, eBay will, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or legal requirements, waive eligibility requirements and/or pre-existing condition limitations (to the extent required by law) under its welfare benefits plans for U.S. employees and give effect to amounts previously paid in determining any deductible maximum out-of-pocket limitations under its welfare benefit plans for U.S. employees (subject in each case to the terms and conditions of eBay’s plans).

Nothing provided for in the merger agreement creates a right in any Shopping.com employee to employment with eBay, the surviving corporation or any other subsidiary of eBay. In addition, no Shopping.com employee or employee who continues employment with eBay will be deemed to be a third party beneficiary of the merger agreement, except for officers and directors of Shopping.com to the extent of their respective rights to with respect to indemnification and directors’ and officers’ insurance. Please see “Proposal No. 1, The Merger Agreement—Indemnification and Insurance.”

Indemnification and Insurance

The merger agreement provides that all rights to indemnification by us or any of our subsidiaries existing in favor of our and our subsidiaries’ current and former directors or officers for their acts and omissions as directors and officers of us and any of our subsidiaries occurring prior to the effective time of the merger as provided in our articles of association, in existing indemnification agreements in effect as of the date of the merger agreement and disclosed to eBay, in any indemnification agreement entered into prior to the closing of the merger in form substantially similar to our form indemnification agreement that was filed with our Annual Report on Form 10-K for the year ended December 31, 2004, in the organizational documents of us and our subsidiaries and under that certain agreement and plan of merger between us and Epinions, will survive the merger and be observed by the surviving corporation in the merger to the fullest extent available under such indemnification documents and applicable law for a period of seven years from the effective date of the merger. eBay has agreed to cause the surviving corporation to observe those obligations (including, to the extent necessary, by providing funds to ensure such observance).

The merger agreement further provides that for seven years after the effective date of the merger, the surviving corporation in the merger will maintain in effect, for the benefit of those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policies, directors’ and officers’ liability insurance for acts or omissions of such persons as our or our subsidiaries’ directors and officers occurring prior to the effective time of the merger, with comparable coverage to that in effect on the date of the merger agreement, to the extent that directors’ and officers’ liability insurance coverage is commercially available. eBay is not required to pay annual premiums in excess of US$1.5 million to provide such insurance. If the annual premiums payable for such insurance coverage exceed US$1.5 million, the surviving corporation may reduce the amount of coverage to the amount of coverage available a premium equal to US$1.5 million. eBay’s obligations above shall be deemed to have been satisfied if prepaid policies have been obtained prior to the effective time that provide such directors and officers with coverage comparable to the coverage provided by Shopping.com’s existing policies for an aggregate period of seven years following the effective time.

Holding an Extraordinary General Meeting of Shareholders; Obligations of Shopping.com’s Board of Directors with Respect to Its Recommendation

Shopping.com has agreed to take all action necessary to call, give notice and hold the extraordinary general meeting of shareholders as promptly as practicable after the date of the merger agreement, and to the extent practicable, no later than 30 days after the date on which the staff of the Securities and Exchange Commission communicates its final clearance of the mailing of this proxy statement.

Shopping.com has agreed that, except in certain limited circumstances described below, it would include a statement in this proxy statement to the effect that, its board of directors of recommends that Shopping.com’s shareholders approve the merger agreement, the merger and the other transactions contemplated by the merger agreement at Shopping.com’s extraordinary general meeting of shareholders.

The merger agreement provides that Shopping.com’s board of directors shall not withdraw or modify its recommendation that Shopping’s shareholders vote to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in a manner adverse to eBay, except that at any time prior to the approval of the merger agreement by Shopping.com’s shareholders, Shopping.com’s board recommendation may be withdrawn or modified in a manner adverse to eBay if:

•	Shopping.com shall have provided to eBay, at least 72 hours prior to each meeting of Shopping.com’s board of directors at which the board of directors considers the possibility of withdrawing or modifying its recommendation in a manner adverse to eBay, written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility;

•	Shopping.com’s board of directors determines in good faith that Shopping.com has received a superior offer that has not been withdrawn; and

•	Shopping.com’s board of directors determines in good faith, after taking into account the advice of outside legal counsel, that the withdrawal or modification of the board of director’s recommendation is required for Shopping.com’s board of directors to comply with its fiduciary obligations to the shareholders of Shopping.com under applicable law.

Shopping.com agrees to notify eBay promptly (within two hours) of:

•	any withdrawal or modification of the recommendation of its board of directors; and

•	the circumstances surrounding such withdrawal or modification.

Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals

The merger agreement contains detailed provisions prohibiting Shopping.com from seeking an alternative transaction to the merger. Under these “no solicitation” and related provisions, subject to specific exceptions described below, Shopping.com has agreed that it will not, directly or indirectly (and that it will ensure that its subsidiaries and the directors, officers, other employees, agents, attorneys, accountants, advisors and representatives of Shopping.com and its subsidiaries do not, directly or indirectly):

•	solicit, initiate, induce, knowingly facilitate or knowingly encourage the making, submission or announcement of any acquisition proposal or acquisition inquiry;

•	furnish any nonpublic information regarding Shopping.com or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry;

•	engage in discussions or negotiations with any person with respect to any acquisition proposal or acquisition inquiry;

•	approve, endorse or recommend any acquisition proposal or acquisition inquiry unless it is a superior offer and it is accepted in connection with the termination of the merger agreement in accordance with certain termination provisions (see “Proposal No. 1, The Merger Agreement—Termination of the Merger Agreement”); or

•	enter into any letter of intent or similar document or any contract relating to any acquisition transaction unless it provides for the consummation of a superior offer and it is accepted in connection with the termination of the merger agreement in accordance with certain termination provisions (see “Proposal No. 1, The Merger Agreement—Termination of the Merger Agreement”).

Under the merger agreement, an “acquisition inquiry” is an inquiry, indication of interest or request for nonpublic information (other than those made or submitted by eBay) that would reasonably be expected to lead to an acquisition proposal, and an “acquisition proposal” is any offer, inquiry or proposal (other than those made or submitted by eBay) relating to any acquisition transaction.

Under the merger agreement, subject to limited exceptions, an “acquisition transaction” is any transaction or series of transactions involving:

•	any merger, exchange, consolidation, business combination, plan of arrangement, issuance of securities, acquisition of securities, reorganization, tender offer, exchange offer or similar transaction in which Shopping.com or one of its subsidiaries is a constituent corporation, in which a third party or group acquires more than a 20% interest in the total outstanding securities of any class of voting securities of Shopping.com or one of its subsidiaries, or in which Shopping.com or one of its subsidiaries issues more than 20% of the outstanding securities of any class of voting securities of Shopping.com or that subsidiary;

•	any sale, lease, exchange, transfer, license, acquisition or disposition of any businesses or assets representing 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of Shopping.com and its subsidiaries; or

•	any liquidation or dissolution of Shopping.com or one of its subsidiaries.

Under the merger agreement, Shopping.com agreed to cease any existing discussions with any third parties that relate to any acquisition proposal or acquisition inquiry.

Shopping.com has agreed to notify eBay within 48 hours upon receipt of any acquisition proposal or acquisition inquiry, including the terms of the acquisition proposal or acquisition inquiry and the identity of the person making the acquisition proposal or acquisition inquiry. Shopping.com must keep eBay informed of the status of the acquisition proposal or acquisition inquiry.

Shopping.com has also agreed to not to release or waive any confidentiality, non-solicitation, no hire, standstill or similar agreement under which Shopping.com or any of it subsidiaries has any rights and will enforce any such agreement to the extent requested by eBay.

Exception to Limitation on Discussing and Negotiating Other Acquisition Proposals

The merger agreement provides that, if prior to the approval of the merger agreement by Shopping.com’s shareholders, Shopping.com receives from any person an acquisition proposal that its board of directors in good faith believes is reasonably likely to result in a superior offer (as described below) by such person and not be withdrawn, then Shopping.com may furnish nonpublic information to the person making the acquisition proposal, and may engage in discussions and negotiations with that person, as long as:

•	neither Shopping.com nor any of its and its subsidiaries’ representatives has breached any of the obligations described under the heading “Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals” above;

•	Shopping.com’s board of directors concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for Shopping.com’s board of directors to comply with its fiduciary obligations to Shopping.com shareholders under applicable law;

•	Shopping.com has given eBay prior written notice of its intention to take such actions and the identity of the person who made the acquisition proposal;

•	prior to taking such actions, Shopping.com receives an executed confidentiality agreement from the person who made the acquisition proposal with terms at least as favorable to Shopping.com as the terms in the confidentiality agreement between Shopping.com and eBay; and

•	prior to furnishing such person with such nonpublic information, Shopping.com provides eBay with any nonpublic information to be furnished to the person who made the acquisition proposal that has not previously been delivered to eBay.

For purposes of the merger agreement, the term “superior offer” means an unsolicited bona fide written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or equity securities traded publicly in the U.S. (or a combination of cash and equity securities traded publicly in the U.S.), all of the outstanding ordinary shares of Shopping.com pursuant to a tender or exchange offer, a merger, a consolidation, a recapitalization or otherwise, that:

•	was not obtained as a direct or indirect result of a breach of any provision of the merger agreement, the shareholder undertakings or the confidentiality agreement between eBay and Shopping.com;

•	is not subject to a financing contingency; and

•	is determined by Shopping.com’s board of directors, in its good faith judgment, after obtaining and taking into account a written opinion of an independent financial advisor of nationally recognized reputation and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view (and taking into account any other factors to be considered under applicable law) to Shopping.com shareholders than the merger.

Material Adverse Effect

Several of our representations and warranties and closing conditions contained in the merger agreement are qualified by reference to whether the item in question has had or could reasonably be expected to have a “material adverse effect” on us. The merger agreement provides that a “material adverse effect” means, when used in connection with us, any effect, change, event or circumstance that, considered together with other such effects, changes, events or circumstances, has a material adverse effect on:

•	our business, financial condition, operations or results of operations taken as a whole with our subsidiaries;

•	our ability to consummate the merger or any other transactions contemplated by the merger agreement or to perform any of our covenants or obligations under the merger agreement; or

•	the ability of eBay or any affiliate of eBay to vote, transfer, receive dividends with respect to or otherwise exercise ownership with respect to the stock of us after the merger.

However, none of the following, alone or in combination, will be deemed to constitute a material adverse effect and none of the following will be taken into account in determining whether there has occurred a material adverse effect on or with respect to us:

•	effects, changes, events or circumstances resulting from conditions generally affecting the industries in which we participate or the United States or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on us and our subsidiaries;

•	the loss of (or failure to generate) revenues or website visitors resulting directly from a disruption in our relationships with merchants, portals, and other similar persons arising directly from the announcement or pendency of the merger;

•	resignations of any of our employees resulting directly from the announcement or pendency of the merger;

•	any failure by us or our subsidiaries to meet internal projections or forecasts or third party revenues or earnings predictions for any period ending (for which revenues or earnings are released) on or after the date of the merger agreement (however, any effect, change, event or circumstance causing or contributing to the failure to meet such projections or forecasts may constitute or give rise to a material adverse effect and be taken into account to determine whether a material adverse effect has occurred);

•	effects resulting from any shareholder merger litigation which, based on the underlying merits of such litigation, the prospects for an award of damages or injunctive relief against us or our directors are unlikely;

•	the failure to obtain any consent required under certain contracts to which we are a party;

•	any developments in the litigation involving Epinions, one of our subsidiaries now known as Shopping.com (California), Inc.; and

•	changes in trading price or trading volume of our ordinary shares (however, any effect, change, event or circumstance giving rise to or contributing to such change in trading price or trading volume may constitute or give rise to a material adverse effect and may be taken into account to determine whether a material adverse effect has occurred).

Conditions to the Merger

Conditions to the Obligations of eBay and Merger Sub. The merger agreement provides that the obligation of eBay and merger sub to consummate the merger is subject to the satisfaction of the following conditions:

•	the accuracy in all material respects of a limited number of representations and warranties made by Shopping.com in the merger agreement, including those relating to capitalization, authorization to enter into the merger agreement, shareholder vote requirement and the receipt of a fairness opinion from Credit Suisse First Boston LLC;

•	the accuracy of the remaining representations and warranties made by Shopping.com in the merger agreement, provided that inaccuracies in such representations and warranties will be disregarded so long as all circumstances constituting such inaccuracies, considered collectively, do not constitute, and would not reasonably be expected to have or result in, a material adverse effect on Shopping.com;

•	Shopping.com’s must have performed in all material respects all of its obligations under the merger agreement;

•	the waiting period applicable to the consummation of the merger agreement under:

•	the HSR Act shall have expired or been terminated; and

•	the applicable German antitrust laws shall have expired or been terminated;

•	eBay and Shopping.com shall have obtained approval of the merger from the Investment Center of the Israeli Ministry of Industry, Trade and Labor, as required by applicable Israeli legal requirements;

•	Shopping.com’s shareholders shall have approved the merger agreement;

•	Shopping.com’s chief executive officer shall have delivered to eBay a certificate confirming that certain conditions have been duly satisfied;

•	since the date of the merger agreement, there shall not have occurred and be continuing any event that has a material adverse effect on Shopping.com and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a material adverse effect on Shopping.com;

•	there shall be no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger issued by any court of competent jurisdiction or other governmental body and remain in effect and there shall be no legal requirement that makes the consummation of the merger illegal;

•	there shall not be pending or threatened any legal proceeding in which a governmental body is or is threatened to become a party or a participant:

•	challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the merger or any of the other transactions contemplated by the merger agreement;

•	relating to the merger or any of the other transactions contemplated by the merger agreement and seeking to obtain from eBay, Shopping.com or any of their subsidiaries any damages or other relief that could reasonably be expected to be material to eBay or Shopping.com and its subsidiaries;

•	seeking to prohibit or limit in any material respect the ability of eBay or any affiliate of eBay to vote, transfer, receive dividends or otherwise exercise ownership rights with respect to the share capital of the surviving corporation;

•	that could materially and adversely affect the right or ability of eBay, any of eBay’s affiliates, Shopping.com or any of its subsidiaries to own any of the material assets or operate the business of Shopping.com or any of its subsidiaries;

•	seeking to compel Shopping.com, eBay or any of their respective subsidiaries to dispose or hold separate any material assets or business as a result of the merger or any of the other transactions contemplated by the merger agreement; or

•	seeking to impose (or that, if adversely determined, could reasonably be expected to result in the imposition of) any criminal sanctions or liability on Shopping.com or any of its subsidiaries; and

•	the chief executive officer and chief financial officer of Shopping.com shall not have failed to provide any Sarbanes-Oxley certifications that were required to be filed after the date of the merger agreement.

Conditions to the Obligations of Shopping.com. The merger agreement provides that the obligation of Shopping.com to consummate the merger is subject to the satisfaction of the following conditions:

•	the accuracy of the representations and warranties made by eBay and merger sub in the merger agreement, so long as all circumstances constituting inaccuracies in such representations and warranties considered collectively do not constitute, and would not reasonably be expected to have or result in, a material adverse effect on the ability of eBay or merger sub to complete the merger;

•	eBay and merger sub must have performed in all material respects their respective obligations under the merger agreement;

•	Shopping.com’s shareholders shall have voted to approve the merger agreement;

•	an executive officer of eBay shall have delivered to Shopping.com a certificate confirming that certain conditions have been duly satisfied;

•	the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated; and

•	there shall be no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger by Shopping.com under U.S. or Israeli law issued by a court of competent jurisdiction and remain in effect and there shall not be any U.S. or Israeli legal requirement that makes the consummation of the merger illegal.

Termination of the Merger Agreement

The merger agreement provides that, at any time prior to the consummation of the merger, either before or after the requisite approval of the shareholders of Shopping.com has been obtained, eBay and Shopping.com can terminate the merger agreement if eBay and Shopping.com agree by mutual written consent to terminate the merger agreement.

The merger agreement also provides that, at any time prior to the consummation of the merger, either before or after the requisite approval of the shareholders of Shopping.com has been obtained, either eBay or Shopping.com can terminate the merger agreement:

•	if the merger shall not have been consummated by December 15, 2005; provided, however, that a party will not be permitted to terminate the merger agreement if the failure to consummate the merger before December 15, 2005 is a result of a failure to perform any covenant or obligation of the party seeking to terminate the merger agreement; or

•	if the extraordinary general meeting of Shopping.com’s shareholders (including any postponement or adjournment thereof) shall have been held, a final vote on the merger proposal shall have been taken and Shopping.com’s shareholders have not voted to approve the merger proposal; provided, however, that a party will not be permitted to terminate the merger agreement under this provision if the failure to have the merger agreement, the merger and the other transactions contemplated by the merger agreement approved by Shopping.com’s shareholders is a result of a failure to perform any covenant or obligation of the party seeking to terminate the merger agreement.

The merger agreement provides that eBay may terminate the merger agreement if:

•	a court or government body of competent jurisdiction shall have issued a final and nonappealable order or taken any other final and nonappealable action prohibiting the consummation of the merger;

•	at any time prior to the approval of the merger agreement by the Shopping.com shareholders, any of the following events shall have occurred (we sometimes refer to these events collectively as the triggering events):

•	the board of directors of Shopping.com shall have failed to recommend that Shopping.com’s shareholders approve the merger agreement, or shall have withdrawn or modified its recommendation in a manner adverse to eBay;

•	Shopping.com shall have failed to include in the proxy statement the board of directors’ recommendation in favor of the approval of the merger agreement or a statement to the effect that the board of directors of Shopping.com has determined and believes that the merger is fair to, and in the best interests of, Shopping.com and its shareholders;

•	after any disclosure, announcement, submission or making of an acquisition proposal or any action by Shopping.com or a Shopping.com board member that would lead a reasonable person to believe that Shopping.com’s board of directors does not unanimously support the merger or does not unanimously believe that the merger is fair to, and in the best interests of, Shopping.com’s shareholders, the board of directors of Shopping.com fails to reaffirm its recommendation in favor of the approval of the merger agreement or fails to reaffirm its determination that the merger is fair to, and in the best interests of, Shopping.com and its shareholders within 10 days after eBay requests a reaffirmation in writing;

•	the board of directors of Shopping.com shall have approved, endorsed or recommended any acquisition proposal;

•	Shopping.com shall have entered into any letter of intent or contract relating to any acquisition proposal, other than confidentiality agreements that Shopping.com is required or permitted to enter into pursuant to certain sections of the merger agreement;

•	a tender or exchange offer relating to securities of Shopping.com shall have been commenced and Shopping.com shall not have sent to its securityholders, within 10 business days, a statement disclosing that Shopping.com recommends rejection of the tender or exchange offer; or

•	Shopping.com or any of its subsidiaries or any representative of Shopping.com or any of its subsidiaries shall have breached in any material respect any material obligations relating to non-solicitation of acquisition proposals and related matters;

•	subject to certain limitations, a limited number of Shopping.com’s representations and warranties (including those relating to capitalization, authorization to enter into the merger agreement, the shareholder vote required and the receipt of a fairness opinion from Credit Suisse First Boston LLC) are inaccurate in any material respect; provided that if any inaccuracy is curable, eBay may terminate the merger agreement only if the inaccuracy remains uncured for a period of 30 days;

•	subject to certain limitations, inaccuracies in the remaining representations and warranties made by Shopping.com constitute or would reasonably be expected to have or result in a material adverse effect on Shopping.com; provided that if any inaccuracy is curable, eBay may terminate the merger agreement only if the inaccuracy remains uncured for a period of 30 days; or

•	if Shopping.com has breached any of its covenants and obligations in any material respect; provided that if any breach is curable, eBay may terminate the merger agreement only if the breach remains uncured for a period of 30 days.

Shopping.com may terminate the merger agreement if:

•	a U.S. or Israeli court or a U.S. or Israeli governmental body shall have issued a final and nonappealable order or taken any other final and nonappealable action prohibiting the consummation of the merger under U.S. or Israeli law;

•	subject to certain limitations, inaccuracies in the representations and warranties made by eBay or merger sub would reasonably be expected to result in a material adverse effect on the ability of eBay or merger sub to consummate the merger; provided that if any inaccuracy is curable, Shopping.com may terminate the merger agreement only if the inaccuracy remains uncured for a period of 30 days;

•	if eBay or merger sub has breached any of their respective covenants and obligations in any material respect; provided that if any breach is curable, Shopping.com may terminate the merger agreement only if the breach remains uncured for a period of 30 days; or

•	at any time prior to the approval of the merger agreement by the shareholders of Shopping.com, in order to accept a superior offer and enter into a definitive agreement providing for the consummation of the transaction contemplated by the superior offer:

•	there shall have been no material breach of any material obligations relating to non-solicitation of acquisition proposals or related matters (see “Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals” above);

•	the board of directors of Shopping.com, after satisfying all of its obligations to eBay in considering and accepting the superior offer (see “Proposal No. 1, The Merger Agreement—Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals”), shall have authorized Shopping.com to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by the superior offer, which we refer to as the definitive alternative acquisition agreement;

•	Shopping.com shall have delivered to eBay a written notice (that includes a copy of the definitive alternative acquisition agreement) in which Shopping.com represents and warrants that:

•	the board of directors of Shopping.com authorized the execution and delivery by Shopping.com of the definitive alternative acquisition agreement and the termination of the merger agreement; and

•	Shopping.com intends to enter in the definitive alternative acquisition agreement contemporaneously with the termination of the merger agreement;

•	a period of at least five business days shall have elapsed since the receipt by eBay of such written notice and Shopping.com shall have made its representatives available during that time for the purpose of engaging in negotiations with regard to a possible amendment to the merger agreement or an alternative transaction with eBay;

•	Shopping.com shall have promptly notified eBay of any modification to the definitive alternative acquisition agreement proposed to be made by the counterparty thereto;

•	any written proposal by eBay to amend the merger agreement or enter into an alternative transaction shall have been considered by the board of directors of Shopping.com in good faith, and the board shall have determined in good faith, after having obtained and taken into account a written opinion of an independent financial advisor of nationally recognized reputation, that the terms of the proposed amended merger agreement (or other alternative transaction) are not as favorable to Shopping.com’s shareholders, from a financial point of view and taking into consideration any other factors required by applicable legal requirements, as the terms of the transaction contemplated by the definitive alternative acquisition agreement, as it may have been modified to make such terms more favorable to Shopping.com;

•	Shopping.com has paid to eBay a termination fee of US$22.5 million; and

•	on the date five business days after eBay receives the written notice referred to above, Shopping.com shall have entered into the definitive alternative acquisition agreement and such agreement become fully binding and effective.

Expenses and Termination Fees

The merger agreement provides that, subject to limited exceptions, all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expenses; provided, however, that eBay and Shopping.com will share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties of the premerger notification and report forms relating to the merger under the HSR Act and the filing of any notice or other document under any applicable non-U.S. antitrust law.

The merger agreement provides that Shopping.com will pay eBay a termination fee of US$22.5 million if any of the following events occurs:

•	the merger agreement is terminated by eBay upon the occurrence of any of the triggering events as described in “Proposal No. 1, The Merger Agreement—Termination of the Merger Agreement;”

•	the merger agreement is terminated by Shopping.com in order to accept a superior offer and enter into a definitive alternative acquisition agreement as described in “Proposal No. 1, The Merger Agreement—Termination of the Merger Agreement;”

•	the merger agreement is terminated by Shopping.com or eBay because the merger is not consummated by December 15, 2005; an acquisition proposal shall have been disclosed, announced, commenced or submitted; a final vote on the approval of the merger agreement by Shopping.com’s shareholders shall not have been held; and on or prior to the first anniversary of the termination of the merger agreement, Shopping.com either closes an acquisition transaction or enters into a definitive agreement relating to an acquisition transaction that is subsequently consummated (or any other acquisition transaction is subsequently consummated among the parties to such definitive agreement or any of such parties’ affiliates);

•	the merger agreement is terminated by Shopping.com or eBay because the extraordinary general meeting of Shopping.com’s shareholders has been held and Shopping.com’s shareholders did not approve the merger agreement, the merger and the other transactions contemplated by the merger agreement; an acquisition proposal shall have been disclosed, announced, commenced or submitted that is not publicly and unconditionally withdrawn on or before the fifth business day prior to the date of the extraordinary general meeting; and, on or prior to the first anniversary of the termination of the merger agreement, Shopping.com either closes an acquisition transaction or enters into a definitive agreement with respect to an acquisition transaction that is subsequently consummated (or any other acquisition transaction is subsequently consummated among the parties to such definitive agreement or any of such parties’ affiliates); or

•	prior to the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by the Shopping.com shareholders:

•	eBay has requested that Shopping.com’s board of directors reaffirm its recommendation to Shopping.com’s shareholders to approve the merger agreement or its determination that the merger is fair to, and in the best interests of, Shopping.com and its shareholders following either:

•	any disclosure, announcement, commencement, submission or making of an acquisition proposal; or

•	any action by Shopping.com or a Shopping.com board member that would lead a reasonable person to conclude that Shopping.com’s board of directors no longer unanimously supports the merger or no longer unanimously believes that the merger is fair to, and in the best interests of, Shopping.com’s shareholders; and

•	a vote with respect to such reaffirmation was held and either:

•	less than all of the members of Shopping.com’s board of directors voted in favor of the reaffirmation of its recommendation to Shopping.com’s shareholders to approve the merger agreement; or

•	less than all of the members of Shopping.com’s board of directors voted in favor of the reaffirmation of its determination that the merger is fair to, and in the best interests of, Shopping.com and its shareholders; and

•	the merger agreement is terminated by eBay or Shopping.com because either Shopping.com’s shareholders have voted not to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, or because the December 15, 2005 deadline has passed.

Extension, Waiver and Amendment of the Merger Agreement

Shopping.com and eBay may amend the merger agreement at any time prior to the closing of the merger. However, after shareholder approval of the merger and the merger agreement has been obtained, no amendment can be made that by law requires further approval by Shopping.com’s shareholders without the further approval of such shareholders.

Either Shopping.com or eBay may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in the other party’s representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement, and waive any compliance with any covenant, obligation or condition for the benefit of such party contained in the merger agreement.

THE SHAREHOLDER UNDERTAKINGS

The following description summarizes the material provisions of the shareholder undertakings and is qualified by reference to the complete text of the forms of shareholder undertaking, which are attached as Annexes B-1 and B-2 to this proxy statement and are incorporated herein by reference. This summary may not contain all of the information about the shareholder undertakings that is important to you. We encourage you to read the shareholder undertakings carefully and in their entirety.

As an inducement to eBay to enter into the merger agreement, on June 1, 2005, certain of directors and officers and their affiliates who hold and are entitled to vote an aggregate of [                    ], or approximately [    ]%, of our outstanding ordinary shares as of the record date, each entered into a shareholder undertaking with eBay and granted an irrevocable proxy to the outside counsel of eBay and irrevocably appointed such outside counsel as his or its attorney and proxy to vote any ordinary shares beneficially owned by him or it as follows:

•	in favor of the execution and delivery by us of the merger agreement and the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

•	against (i) any merger, consolidation, or other business combination involving any of us or our subsidiaries; (ii) any sale or transfer of a material portion of the rights or other assets of any of us or our subsidiaries; (iii) any reorganization, recapitalization, dissolution or liquidation of any of us or our subsidiaries; (iv) any change in a majority of our board of directors; (v) any amendment to our memorandum of association or articles of association; (vi) any material change in our capitalization or corporate structure; and (vii) any other action that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement.

The shareholders who entered into the shareholder undertakings include August Capital II, L.P., Amir Ashkenazi, Benchmark Capital Partners III, L.P., Benchmark Capital Partners IV, L.P., Daniel T. Ciporin, Daniel T. Ciporin Irrevocable Trust FBO Charles L. Ciporin, Daniel T. Ciporin Irrevocable Trust FBO Peter B. Ciporin, Ciara Fanlo Trust, Conor Fanlo Trust, Ignacio J. Fanlo, Ignacio J. Fanlo 2004 Irrevocable Trust, Ignacio J. Fanlo Family Trust U/A DTD 5/22/1998, Israel Seed IV L.P. and Colette Minnock 2004 Retained Annuity Trust. We refer to these shareholders individually as an undertaking shareholder and collectively as the undertaking shareholders.

Pursuant to the shareholder undertakings, if an undertaking shareholder acquires beneficial ownership of any additional ordinary shares after June 1, 2005 and before the date upon which the merger becomes effective, he or it will promptly execute and deliver to eBay a replacement proxy with respect to all ordinary shares owned by him or it as of the date of such replacement proxy. In addition, subject to certain limited exceptions, each undertaking shareholder has agreed not to sell, transfer, pledge or otherwise dispose of securities of Shopping.com beneficially owned by such undertaking shareholder prior to the effective date of the merger. None of the undertaking shareholders have received any additional consideration with respect to the shareholder undertakings.

RECOMMENDATION OF SHOPPING.COM’S BOARD OF DIRECTORS ON PROPOSAL NO. 1

Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, merger and the other transactions contemplated by the merger agreement.

PROPOSAL NO. 2

APPROVAL OF THE GRANTING OF A BONUS PAYMENT OF US$1 MILLION TO

LORRIE NORRINGTON, THE CHIEF EXECUTIVE OFFICER OF SHOPPING.COM,

IMMEDIATELY PRIOR TO THE CONSUMMATION OF THE MERGER

BACKGROUND AND REASONS FOR THE BONUS PAYMENT

Between May 27, 2005 and May 29, 2005, we and our advisors conducted an assessment of the applicability of the excise tax provisions of Sections 280G and 4999 of the Code to the rights of certain of our executive officers under existing agreements as a result of the merger. This analysis indicated that Ms. Norrington would be required to pay excise taxes as a result of her right to receive certain benefits provided in her current employment agreement upon the consummation of the merger and upon a subsequent resignation by her for good reason following the merger. These Section 280G and Section 4999 excise taxes would likely arise primarily because of the adverse impact of the technical application of the rules under Section 280G to Ms. Norrington’s receipt of compensation for her service as an independent member of our board of directors in 2004, coupled with the fact that she had only recently been appointed as our President and Chief Executive Officer, such that there was a large disparity between the amount of her compensation as a director and the value of the benefits to be received by her upon the consummation of the merger and upon any resignation by her for good reason following the merger.

On May 29, 2005, representatives of eBay and a representative of Cooley Godward held an initial meeting with Ms. Norrington and representatives of Shopping.com and Fenwick & West to discuss the terms on which certain members of our management, including Ms. Norrington, would remain with the combined company. On May 29, 2005, Ms. Norrington proposed to eBay that her terms of employment include a bonus payment following completion of the merger of approximately US $1 million, which amount would permit Ms. Norrington to be in substantially the same after-tax position as she would have been in if the excise taxes described above were not applicable, assuming her continued employment with eBay following the merger. eBay would not agree to this term, but agreed to consider permitting us to make such a bonus payment immediately prior to the consummation of the merger without affecting or reducing the US$21.00 per share consideration payable to our shareholders in the merger.

At a meeting held on May 30 2005, the compensation committee of our board of directors was informed by Fenwick & West of the applicability of excise taxes to the benefits to be received by Ms. Norrington. The compensation committee was advised that Ms. Norrington would incur excise taxes but that our other executives would in all probability not be subject to excise taxes under Sections 280G and 4999 of the Code and that, assuming her continued employment with eBay following the merger, a bonus payment of approximately US$1 million to Ms. Norrington would permit Ms. Norrington to be in substantially the same after-tax position as she would have been in if she were not obligated to pay the excise taxes described above. The compensation committee was also advised that in connection with the negotiation of a term sheet relating to her employment following the merger, eBay was considering permitting us to pay a bonus payment of US $1 million to Ms. Norrington immediately prior to the consummation of the merger without affecting or reducing the US$21.00 per share consideration payable to our shareholders in the merger. After discussion, the compensation committee unanimously approved the payment of a US$1 million bonus to Ms. Norrington, subject to both shareholder approval and to eBay’s confirmation of its agreement that it would permit such payment immediately prior to the consummation of the merger without affecting or reducing the US $21.00 per share consideration payable to our shareholders in the merger. eBay subsequently confirmed its agreement that we could pay such a bonus prior to the merger without affecting or reducing the US $21.00 per share consideration. If US$1 million is insufficient to put Ms. Norrington in the same after-tax position as she would have been in if the excise taxes described above were not imposed, Ms. Norrington will be responsible for the additional taxes. If US$1 million exceeds the amount required to put Ms. Norrington in the same after-tax position as she would have been in if the excise taxes described above were not imposed, then Ms. Norrington will retain the excess amount.

On June 1, 2005, our board of directors unanimously approved the bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

Only Ms. Norrington is eligible to receive a US$1 million bonus payment under this proposal. No other executive officer, director or non-executive employee will receive any payment under an arrangement similar to the arrangement described above for Ms. Norrington.

Under Israeli law, the granting of a bonus payment to Ms. Norrington, a member of our board of directors, requires the approval of our shareholders.

RECOMMENDATION OF SHOPPING.COM’S BOARD OF DIRECTORS ON PROPOSAL NO. 2

Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the granting of a bonus payment of US$1 million to Ms. Norrington immediately prior to the consummation of the merger.

OTHER MATTERS

We know of no other matters to be submitted at the extraordinary general meeting other than as described in this proxy statement. In their discretion, the persons named as proxies are authorized to vote on such other matters as may properly come before the extraordinary general meeting or any adjournments, postponements or continuations of the extraordinary general meeting, including, to approve any adjournment of a meeting at which a quorum is present to a later time to permit further solicitation of proxies if necessary to obtain additional votes in favor of any of the proposals presented at the extraordinary general meeting.

It is important that your shares be represented at the extraordinary general meeting, regardless of the number of shares which you hold. Therefore, we urge you to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

SHAREHOLDER PROPOSALS

If the merger is completed, there will be no public shareholders of Shopping.com and no public participation in any future meetings of the shareholders of Shopping.com. However, if the merger is not completed, we will hold a 2006 annual general meeting of shareholders. In that event, shareholder proposals intended to be included in our proxy materials for our 2006 annual general meeting of shareholders must be received by us at our principal executive offices no later than December 30, 2005. Such proposals may be included in the 2006 annual general meeting of shareholders materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after that date will be considered untimely and are not required to be included in our proxy materials for that meeting.

Other shareholder proposals may be presented at the 2006 annual general meeting of shareholders if certain requirements are met. Under Israeli law and our Articles of Association, only shareholders who hold at least 1% of the outstanding voting rights are entitled to request that our board of directors include a proposal in a future shareholders meeting, provided that the subject is suitable for discussion at a shareholders meeting. Our Articles of Association provide that shareholder proposals for an annual general meeting of shareholders must be delivered to us at least 75 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting. Our 2005 annual general meeting was held on June 7, 2005. For more information about the procedures for submitting proposals for consideration at a shareholder meeting, you may request a copy of our Articles of Association from the Corporate Secretary of our U.S. subsidiary, Shopping.com, Inc., located at 8000 Marina Boulevard, Fifth Floor, Brisbane, California 94005, Attn: Corporate Secretary. Our Articles of Association are also located on our website at http://investor.shopping.com/downloads/ArticlesofAssociation.pdf.

COMPENSATION OF DIRECTORS

The members of our board of directors are entitled to reimbursement for travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and its committees.

On June 6, 2004, Shopping.com’s shareholders approved a policy for compensation of directors who are not employees of Shopping.com or partners or employees of shareholders (“Outside Directors”). Under this policy, each Outside Director receives US$50,000 per year, and is granted an option to purchase 30,000 ordinary shares (the “Initial Grant”) pursuant to our 2004 Equity Incentive Plan upon first being appointed or elected to our board of directors, and subsequent options to purchase 7,500 ordinary shares (“Subsequent Grants”) at each annual shareholder meeting after which they continue to serve as a member of our board of directors. The Initial Grants vest monthly from the day of grant over a three-year period and the Subsequent Grants vest monthly from the day of grant over a one-year period. The vesting of Initial Grants and Subsequent Grants will accelerate and become exercisable in full upon a liquidation, dissolution or change in control transaction (as defined in our 2004 Equity Incentive Plan). The exercise prices of both the Initial Grants and Subsequent Grants are priced at the fair market value of Shopping.com ordinary shares on the date of grant.

Arrangements regarding the compensation of directors, including executive officers who are directors, require approval of the audit committee of our board of directors, our board of directors and our shareholders, in that order.

Upon their appointments to our board of directors, Ms. Mather, Ms. Norrington, Mr. Hart and Ms. Cross each received an Initial Grant consisting of an option to purchase 30,000 ordinary shares. The exercise price for each option grant is US$6.00 per share for each of Ms. Mather and Ms. Norrington, US$26.84 per share for Mr. Hart and US$25.07 per share for Ms. Cross. Each grant has the vesting schedule stated above.

EXECUTIVE COMPENSATION

The following table presents compensation information for 2004 paid to or accrued for any person who was serving as our Chief Executive Officer during 2004, all three of our other most highly compensated executive officers whose annual compensation exceeded US$100,000 and were serving as executive officers as of December 31, 2004. In addition, we’ve included an additional person who served as an executive officer during 2004, received annual compensation in excess of US$100,000 and, had such person served as an executive officer as of December 31, 2004, would have been one of our four most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Positions	Fiscal Year	Salary (in US$)	Bonus (in US$)		Restricted Stock Awards (1) (in US$)			Securities Underlying Options	All Other Compensation (in US$)
Daniel T. Ciporin (2) former Chief Executive Officer	2004 2003	$250,000 250,000	$200,000 125,000		$	— 239,584	(4)	— 231,250	$221,877 —	(3)

Greg J. Santora (5) Chief Financial Officer	2004 2003	250,000 20,833	140,000 51,722	(7)		— —		— 400,000	12,022 —	(6)

Amir Ashkenazi Chief Technology Officer	2004 2003	220,000 220,000	115,000 21,550			— 31,250	(9)	— 10,000	61,990 —	(8)

Ignacio J. Fanlo (10) Chief Revenue Officer	2004 2003	220,000 220,000	140,000 89,559			— 177,085	(12)	— 158,750	12,097 130,000	(11) (13)

Nirav N. Tolia (14) former Chief Operating Officer	2004 2003	135,383 160,000	— 89,556			— —		106,250 —	1,951 —	(15)

(1)	In 2003, Messrs. Ciporin, Ashkenazi and Fanlo received restricted ordinary shares in exchange for certain options granted to them in prior years. The value of these restricted ordinary shares is based upon the fair market value of our ordinary shares on the grant date, which was US$1.00 per share. These restricted ordinary shares vest over four years at the rate of 1/48th of the shares subject to the option each month beginning on the date of the grant of the stock option for which the restricted ordinary shares were exchanged. We do not pay dividends on restricted ordinary shares.
(2)	Mr. Ciporin resigned as our Chief Executive Officer effective as of June 1, 2005.
(3)	This amount includes a relocation bonus of US$209,659 paid to Mr. Ciporin upon completion of his move from New York to California, a contribution to Mr. Ciporin’s 401(k) plan of US$2,000 and his health and insurance premiums of US$10,218.
(4)	In August 2003, Mr. Ciporin was granted 239,584 restricted ordinary shares. As of December 31, 2004, Mr. Ciporin held 3,256 restricted ordinary shares subject to our lapsing right of repurchase, with an aggregate value of US$82,312, based upon US$25.28 per share, which was the closing price per share on December 31, 2004 of our ordinary shares on the NASDAQ National Market and 236,328 unrestricted ordinary shares for which our right of repurchase had lapsed.
(5)	Mr. Santora began working for us and serving as Chief Financial Officer of Shopping.com in December 2003.
(6)	This amount includes a contribution to Mr. Santora’s 401(k) plan of US$2,000 and his health and insurance premiums of US$10,022.
(7)	This amount includes a US$50,000 sign-on bonus paid to Mr. Santora.
(8)	This amount includes a relocation bonus of US$50,000 paid to Mr. Ashkenazi upon completion of his move from New York to California a contribution to Mr. Ashkenazi’s 401(k) plan of US$2,000 and his health and insurance premiums of US$11,990.
(9)	In September 2003, Mr. Ashkenazi was granted 31,250 restricted ordinary shares. As of December 31, 2004, Mr. Ashkenazi held 652 restricted ordinary shares subject to our lapsing right of repurchase, with an aggregate value of US$16,483, based upon the fair market value of our ordinary shares on December 31, 2004, which was US$25.28 per share, and 30,598 unrestricted ordinary shares for which our right of repurchase had lapsed.
(10)	Mr. Fanlo was appointed Shopping.com’s President of Worldwide Field Operations effective April 14, 2005.
(11)	This amount includes a contribution to Mr. Fanlo’s 401(k) plan of US$2,000 and his health and insurance premiums of US$10,097.
(12)	In August 2003, Mr. Fanlo was granted 177,085 restricted ordinary shares. As of December 31, 2004, Mr. Fanlo held 2,171 restricted ordinary shares subject to our lapsing right of repurchase, with an aggregate value of US$54,883, based upon the fair market value of our ordinary shares on December 31, 2004, which was US$25.28 per share, and 174,913 unrestricted ordinary shares for which our right of repurchase had lapsed.
(13)	Reflects a relocation package, including reimbursed expenses, paid to Mr. Fanlo upon his relocation from New York to California.
(14)	Mr. Tolia began employment with us in April 2003 upon completion of our acquisition of Epinions, Inc., and resigned as a director, executive officer and employee in June 2004.
(15)	This amount includes Mr. Tolia’s health and insurance premiums of US$1,951.

Option Grants in the Fiscal Year Ended December 31, 2004

The following table presents information regarding grants in 2004 of stock options to the executive officers named in the summary compensation table above:

	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2004	Exercise Price	Expiration Date (1)	Potential Realizable Value Based on Annual Rates of Stock Appreciation for Option Term
Name					5%	10%
Nirav N. Tolia	106,250	10.44%	$6.00	3/01/2014	$3,157,357	$4,854,282

(1)	Mr. Tolia resigned as a director, executive officer and employee in June 2004 and all of his unexercised option grants were cancelled and were no longer outstanding as of December 31, 2004.

In February 2004, we granted Mr. Tolia an option to purchase 106,250 ordinary shares at an exercise price of $6.00 per share. This option vested, prior to his resignation, over four years at the rate of 1/48th of the ordinary shares subject to the option each month.

The percentage of total options granted to employees in 2004 is based on options to purchase a total of 1,017,771 ordinary shares granted during the year ended December 31, 2004.

Potential realizable values are computed by:

•	multiplying the number of ordinary shares subject to a given option by the initial public offering price of $18.00 per share,

•	assuming that the aggregate share value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option, and

•	subtracting the aggregate option exercise price from the aggregate share value.

The 5% and 10% assumed annual rates of share price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future ordinary share prices.

Aggregate Option Exercises in 2004 and Year-End Option Values

The following table presents the number of ordinary shares acquired and the value realized upon exercise of stock options during 2004 and the number of ordinary shares subject to “exercisable” and “unexercisable” stock options held as of December 31, 2004 by each of the named executive officers listed in the summary compensation table above. Also presented are values of “in-the-money” options, which represent the positive difference between the exercise price of each outstanding stock option and $28.25, the December 31, 2004 closing price per share of our ordinary shares on the NASDAQ National Market.

	Shares Acquired on Exercise	Value Realized (1) (in US$)	Number of Securities Underlying Unexercised Options Held at December 31, 2004		Value of Unexercised In-the-Money Options Held at December 31, 2004 (in US$)
Name			Vested	Unvested	Vested	Unvested
Daniel T. Ciporin	—	$—	456,414	181,769	$12,080,091	$4,777,165
Greg J. Santora	—	—	100,000	300,000	2,475,000	8,145,004
Amir Ashkenazi	—	—	3,333	6,667	90,824	90,824
Ignacio J. Fanlo	39,764	81,429	113,466	111,847	2,750,285	2,989,499
Nirav N. Tolia	736,679	1,128,065	—	—	—	—

(1)	Value is determined by subtracting the option exercise price from the assumed per share fair market value at the time of exercise.

Current Employment Agreements and Change of Control Arrangements with Executive Officers

Employment Agreement—Lorrie Norrington

We entered into an employment agreement with Ms. Norrington dated as of March 31, 2005. Pursuant to Israeli law, this agreement was approved by our shareholders at our annual general meeting of shareholders held on June 7, 2005. Pursuant to the terms of this agreement, Ms. Norrington began her service as our Chief Executive Officer on June 1, 2005. The principal terms of Ms. Norrington’s employment agreement with us are:

•	a base salary of US$350,000 annually;

•	standard employment benefits including health and life insurance, while serving in her capacity as our Chief Executive Officer;

•	a bonus of no less than 50% of her salary prorated for her service as our Chief Executive Officer during fiscal 2005, prorated for her service as Chief Executive Officer beginning June 1, 2005;

•	a grant of 25,000 of our restricted ordinary shares that may be purchased by Ms. Norrington at their par value of NIS 0.01 per share (the “Norrington Restricted Share Grant”). All such shares shall vest upon the determination by our board of directors that the company achieved at least 100% of the revenue objective and pro forma operating target objective as set forth in the Performance Incentive Plans established by our board of directors for each of the fiscal years 2005, 2006 and 2007; provided however, that all of the shares shall be fully vested on May 31, 2009 subject to Ms. Norrington’s continued employment with us;

•	an option to purchase 600,000 ordinary shares (the “Norrington Option Grant”) at an exercise price of US$17.80 per share, the closing price of our ordinary shares on NASDAQ National Market on March 31, 2005, the date on which our board of directors granted such option. The Norrington Option Grant vests monthly at an equal rate over 48 months beginning June 1, 2005;

•	in the event of certain corporate transactions, 50% of the unvested portion of the Norrington Option Grant will be deemed vested and immediately exercisable; and if, within the period commencing 3 months before a corporate transaction and ending 12 months after such corporate transaction, Ms. Norrington’s employment with us is terminated without cause, and not as a result of her death or disability, or she resigns with good reason, and subject to her execution of a release of claims, 100% of the unvested portion of the Norrington Option Grant shall be deemed immediately vested and exercisable;

•	Ms. Norrington will be eligible to receive annual grants of options and/or other equity awards on the same basis as other senior level executives of the company;

•	any stock option grants or other equity awards (except the Norrington Restricted Share Grant) that Ms. Norrington receives while she is employed by the company as Chief Executive Officer will include the potential accelerated vesting provisions described above;

•	if Ms. Norrington’s employment is terminated without cause or she voluntarily resigns from her employment with us for good reason, she will have one year to exercise all of her then vested options or, if earlier, the expiration date of such options;

•	if Ms. Norrington’s employment is terminated pursuant to death or disability (as defined in her employment agreement), she (or her estate) shall be afforded a period of two years to exercise all of her then vested options or, if earlier, the expiration date of such options;

•	if Ms. Norrington is terminated by the company without cause or she voluntarily resigns her employment with the company for good reason, then the company will provide her with a severance benefits consisting of:

•	100% of her then current annual base salary paid in equal monthly installments over the 12 month period following her date of termination of employment;

•	50% of the then unvested portion of the Norrington Option Grant and any other equity awards (except the Norrington Restricted Share Grant, which will vest on a pro rata basis to the extent the annual targets have been met as of the date of termination of employment) held by her on the date of termination of employment shall vest and become immediately exercisable;

•	a pro rata portion (based on days worked during the year in which her employment is terminated and percentage of achievement of annual performance goals) of the annual bonus for which she is eligible, if any;

•	any earned and accrued annual bonus for which she is eligible for the year before the year in which her employment is terminated; and

•	an amount equal to 12 months of premiums for coverage pursuant to COBRA, less normal withholding, paid monthly over 12 months for the continuation of her health benefits for such period;

•	if Ms. Norrington’s employment is terminated for cause, her salary and other benefits will cease on the date her employment terminates, and she will not be entitled to any compensation that was not required to be paid prior to the date of her termination of employment;

•	if Ms. Norrington’s employment is terminated by her death or disability (as defined in her agreement), her compensation will be paid to her, or in the event of her death, her estate, as follows: (i) her then current base salary shall continue to be paid as if she was terminated with cause on the last day of the month during which such termination occurred; (ii) any earned and accrued annual bonus for which she is eligible for the year before the year in which her employment is terminated; and (iii) a pro rata portion (based on days worked during the year in which her employment is terminated and percentage of achievement of annual performance goals) of the annual bonus for which she is eligible, if any;

•	Ms. Norrington’s receipt of any severance under the employment agreement will be subject to her signing and not revoking a separation agreement and release of claims with us;

•	in the event of the termination of Ms. Norrington’s employment with us for any reason, she is not obligated to seek other employment, and there shall be no offset against amounts due to her from us on account of any remuneration or benefits provided by any subsequent employment she may obtain; and

•	any amount paid Ms. Norrington under the employment agreement is in lieu of and a substitute for any amount(s) to which she would be entitled pursuant to any severance plan or program adopted by the Company from time to time.

Our employment agreement with Ms. Norrington will be amended effective upon the consummation of the merger to reflect the terms as described in the section in Proposal No. 1 entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger.” In addition, our compensation committee unanimously approved the granting of a bonus payment of US$1 million to Ms. Norrington, subject to shareholder approval, as described in Proposal No. 2. The interests of Ms. Norrington described in the section entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger” represent the aggregated interests of Ms. Norrington that arise as a result of the merger.

Employment Agreement—Daniel Ciporin

We entered into an employment agreement with Mr. Ciporin dated as of June 7, 2005 while he serves as our chairman or as an employee of Shopping.com. The principal terms of the agreement were presented to our shareholders on April 29, 2005. Pursuant to Israeli law, the principal terms of this agreement were approved by our shareholders at our annual general meeting of shareholders held on June 7, 2005. The agreement provides for Mr. Ciporin to receive an annual base salary of US$275,000 for the 12 month period following June 1, 2005, and thereafter an annual base salary of US$75,000 until December 31, 2006, in each case for such time as Mr. Ciporin remains a member of our board of directors or an employee of Shopping.com. Mr. Ciporin will also receive a bonus of 73% of his annual base salary through June 1, 2005. In addition, Mr. Ciporin will be able to participate in our health, insurance and employee benefit plans. See “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger” for a description of the other terms, including severance and change in control provisions, of Mr. Ciporin’s employment agreement with us. The interests of Mr. Ciporin described in the section entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger” represent the aggregated interests of Mr. Ciporin that arise as a result of the merger.

Employment Agreement—Ignacio Fanlo

We entered into an employment agreement with Mr. Fanlo dated as of August 15, 1999, as amended and restated December 31, 2001, and as amended April 15, 2003. The agreement provides for Mr. Fanlo to receive a base salary of US$220,000 per year, to be reviewed annually by us and subject to increase from time to time by us. Mr. Fanlo’s annual salary is currently US$220,000. Mr. Fanlo also will be eligible to receive an annual bonus as determined by the compensation committee of our board of directors, but no less than 40% of his base salary, with such bonus to be based on whether mutually agreed upon milestones are met.

Our current employment agreement with Mr. Fanlo requires us to pay up to 12 months of salary continuation at an annualized rate equal to 50% of the sum of his salary and prior year bonus, upon a (a) termination without cause or resignation for good reason under specified conditions or (b) termination without cause within 120 days following a change of control of Shopping.com. Our obligation to make these monthly payments will cease upon Mr. Fanlo’s being employed full-time or otherwise being entitled to receive payments equal to or greater than his initial base salary, or if he breaches non-competition or confidentiality provisions of our current employment agreement with Mr. Fanlo.

Effective upon the consummation of the merger, our current employment agreement with Mr. Fanlo will be superseded and replaced by the new employment agreement with Mr. Fanlo described in the section entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger.” The interests of Mr. Fanlo described in the section entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger” represent the aggregated interests of Mr. Fanlo that arise as a result of the merger.

Change of Control Arrangements—Daniel Ciporin and Ignacio Fanlo

In December 2003, our board of directors adopted a change of control policy applicable to all unvested options to purchase shares and restricted shares held by Messrs. Ciporin and Fanlo providing for the acceleration of vesting of the remainder of their unvested options and restricted shares. Pursuant to this policy, (a) if there is a sale or merger of Shopping.com, 50% their unvested shares and options will immediately vest and become exercisable and (b) if between three months before a sale or merger of the Shopping.com and six months after such sale or merger they are terminated without cause or they resign with good reason, then all shares and options held by them will immediately vest and become exercisable. With the exception of the Ciporin Restricted Share Grant and the Ciporin Restricted Option Grant, this acceleration is applicable to all unvested options granted to Messrs. Ciporin and Fanlo.

Employment Agreement—Nirav Tolia

We entered into an employment agreement with Mr. Tolia dated as of April 15, 2003. The agreement provided for Mr. Tolia to receive a base salary of US$220,000 per year. Mr. Tolia resigned from his employment with us in June 2004. Mr. Tolia received no severance payment, acceleration of unvested options or any other termination payment in connection with his termination of employment other than payment for accrued but unpaid vacation days.

Employment Agreement—Greg Santora

We entered into an employment agreement with Mr. Santora dated as of December 1, 2003. The agreement provides for Mr. Santora to receive a base salary of US$250,000 per year, to be reviewed annually by us and subject to increase from time to time by us. Mr. Santora also will be eligible to receive an annual bonus as determined by the compensation committee of our board of directors, but no less than that of similarly situated executives of ours, with such bonus to be based on whether mutually agreed upon milestones are met, as well as a one-time signing bonus of US$50,000. Under the agreement, Mr. Santora received an option to purchase 400,000 ordinary shares of Shopping.com, with 25% of the shares vesting on December 1, 2004, and the remainder vesting at the rate of  1/48th of the shares subject to the option each month thereafter, subject to his continued employment with us. Mr. Santora’s employment agreement provides for “at will” employment pursuant to which either Mr. Santora or we may terminate the employment agreement at any time and for any or no reason, with or without cause. If there is a sale or merger of Shopping.com, 50% of his unvested options will become immediately exercisable and if between three months before a sale or merger of Shopping.com and six months after such sale or merger he terminated without cause or resigns with good reason, then all of his unvested options will immediately vest and become exercisable. See “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger” for a description of the other terms, including severance and change in control provisions, of Mr. Santora’s employment agreement with us. The interests of Mr. Santora described in the section entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger” represent the aggregated interests of Mr. Santora that arise as a result of the merger.

Change of Control Arrangements—Amir Ashkenazi

In October 2003, our board of directors adopted a policy providing for the acceleration of vesting of unvested shares and options held by those officers designated at the vice-president level and higher, including Mr. Ashkenazi. Pursuant to this policy, if Mr. Ashkenazi is terminated without cause or resigns with good reason between three months before a sale or merger of Shopping.com and six months after such sale or merger, then 50% of all unvested restricted shares and options held by him will immediately vest and become exercisable. Effective upon the consummation of the merger, this change of control benefit for Mr. Ashkenazi will be superseded and replaced by the new employment agreement with Mr. Ashkenazi described in the section entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger.” The interests of Mr. Ashkenazi described in the section entitled “Proposal No. 1, The Merger—Interests of Shopping.com’s Executive Officers and Directors in the Merger” represent the aggregated interests of Mr. Ashkenazi that arise as a result of the merger.

Mr. Ashkenazi is an at-will employee, and does not currently have an employment agreement with us.

Approval of Related Party Transactions Under Israeli Law

Directors and Executive Officers

Fiduciary duties. Israeli law codifies fiduciary duties that directors and executive officers owe to us. These fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires a director or executive officer to act with the level of care with which a reasonable director or executive officer in the same position would have acted under the same circumstances. Under the duty of loyalty, a director or executive officer is required to act in good faith and in the best interests of us.

Personal interest. Israeli law requires that a director or executive officer promptly disclose to our board of directors any personal interest that he or she may have and all related material information known to him or her concerning any existing or proposed transaction with us. A personal interest of a person includes an interest of the person’s relative and an interest of any entity in which the person or the person’s relative is a direct or indirect 5% or greater shareholder, director or general manager or in which the person or his relative has the right to appoint at least one director or the general manager. Board approval is required to approve the transaction, and no transaction that is adverse to our interest may be approved. Approvals by our audit committee and our board of directors are required for an extraordinary transaction in which a director or officer of the Company has a personal interest, meaning any transaction that is not in the ordinary course of business, not on market terms or is likely to have a substantial effect on our profitability, assets or liabilities. Our Articles of Association provide that a director who has a personal interest in a matter may not be present at our board of directors or audit committee meetings during discussions or a vote on the matter, except as permitted under Israeli law. If a majority of our board of directors has a personal interest in the transaction, shareholder approval is also required.

Compensation arrangements. Under our articles, all compensation arrangements with executive officers who are not directors must be approved by the compensation committee. Extraordinary transactions with executive officers who are not directors require additional approvals. Compensation arrangements with directors require the approval of our audit committee, our board of directors and shareholders, in that order. Transactions relating to exculpation, insurance or indemnification of executive officers require audit committee approval and subsequent board approval. Transactions relating to exculpation, insurance or indemnification of directors require audit committee approval, board approval and subsequent shareholder approval.

Shareholders

Controlling shareholders. Under Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. A controlling shareholder is a shareholder who has the ability to direct the activities of a company, including a shareholder who owns 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights.

Required approval. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder or his relative, for services as a director, executive officer or employee of the Company, require the approval of the audit committee, our board of directors and shareholders, in that order. This shareholder approval must include the majority of shares voted at the meeting. In addition, either:

•	the majority must include at least one-third of the shares of disinterested shareholders voted at the meeting; or

•	the total number of shares of disinterested shareholders voted against the transaction must not exceed one percent of the aggregate voting rights in Shopping.com.

Shareholder duties. Under Israeli law, a shareholder has a duty to act in good faith toward us and other shareholders and to refrain from abusing such shareholder’s power in Shopping.com, including, among other things, in voting at the general meeting of shareholders on the following matters:

•	an amendment to our Articles of Association;

•	an increase of our authorized share capital;

•	a merger; or

•	interested party transactions that require shareholder approval.

The following shareholders have a duty of fairness toward us: any controlling shareholder; any shareholder who knows that such shareholder possesses the power to determine the outcome of a shareholder vote; and any shareholder who has the power to appoint or to prevent the appointment of an office holder of Shopping.com. Israeli law does not define the substance of this duty of fairness except to state that the remedies generally available upon a breach of contract will apply also in the event of a breach of the duty to act with fairness.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Since January 1, 2002 through the end of our last completed fiscal year, none of the members of our compensation committee has been an officer or employee of Shopping.com. None of our executive officers currently serves, or in the past has served, as a member of our board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our ordinary shares as of June 7, 2005:

•	each shareholder known by us to own beneficially more than 5% of our outstanding ordinary shares;

•	each of our directors;

•	each of our executive officers named in the summary compensation table above; and

•	all directors and executive officers as a group.

Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable and the shareholder undertakings entered into between some of our directors, executive officers and their affiliates and eBay as described in “Proposal No. 1, The Shareholder Undertakings.”

Ordinary shares subject to options that are currently exercisable or exercisable within 60 days after June 7, 2005 are deemed outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address for each listed shareholder is c/o Shopping.com Ltd., 1 Zoran Street, Netanya 42504, Israel.

The percentage of shares beneficially owned as of June 7, 2005 is based on 29,747,746 shares outstanding on that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Reinhard Liedl (1) Bertelsmann Nederland B.V.	3,082,183	10.36%

J. William Gurley (2) Entities affiliated with Benchmark Capital	2,150,732	7.23%

John R. Johnston (3) August Capital II, L.P.	2,121,332	7.13%

Michael A. Eisenberg (4) Entities affiliated with Israel Seed Partners	983,061	3.30%

Daniel T. Ciporin (5)	921,898	3.10%

Nirav N. Tolia (6)	736,682	2.48%

Ignacio J. Fanlo (7)	570,410	1.92%

Amir Ashkenazi (8)	542,830	1.82%

Greg J. Santora (9)	166,666	*

Lorrie M. Norrington (10)	60,832	*

Alex W. Hart (11)	12,000	*

Ann Mather (12)	11,666	*

Elizabeth Cross (13)	5,833	*

All directors and executive officers as group (12 persons) (14)	10,629,443	35.73

*	Less than 1%

(1)	Represents shares owned by Bertelsmann Nederland B.V. (“Nederland”). Dr. Liedl, an executive vice president and chief financial officer of DirectGroup Bertelsmann, shares voting and dispositive power of these shares with Dr. Ewald Walgenbach, chief executive officer of DirectGroup Bertelsmann, and Jôrg Hernler and Oktay Erciyaz, each a manager of Nederland. Each of the foregoing disclaims beneficial ownership of all shares held by this entity except to the extent of their respective pecuniary interests therein. The address of this entity and Messrs. Hernler and Erciyaz is Laanakkerweg 16, NL-4131 PB Vianen (2H), The Netherlands.
(2)	Represents 1,497,076 shares owned by Benchmark Capital Partners III, L.P. and 653,656 shares owned by Benchmark Capital Partners IV, L.P. Mr. Gurley is a managing member of Benchmark Capital Management Co., III, L.L.C., the general partner of Benchmark Capital Partners III, L.P., and is a managing member of Benchmark Capital Management Co. IV, L.L.C., the general partner of Benchmark Capital Partners, IV, L.P. Mr. Gurley disclaims beneficial ownership of all shares held by these entities except with respect to 4,015 shares and except to the extent of his pecuniary interest therein. The address of these entities and Mr. Gurley is 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(3)	Represents shares owned by August Capital II, L.P. Mr. Johnston is a general partner of this entity. Mr. Johnston disclaims beneficial ownership of all shares held by this entity except to the extent of his pecuniary interest therein. The address of this entity is 2480 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(4)	Represents 48,213 shares beneficially owned by Mr. Eisenberg and 934,848 shares owned by Israel Seed IV, L.P., of which Mr. Eisenberg is a general partner. Mr. Eisenberg, Neil Cohen and Jonathan Medved share voting and dispositive power over the shares held by Israel Seed IV, L.P. Mr. Eisenberg disclaims beneficial ownership of the shares held by Israel Seed IV, L.P. except to the extent of his pecuniary interest therein. The address of Israel Seed IV, L.P. is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.
(5)	Includes 44,000 shares owned by the Daniel T. Ciporin Irrevocable Trust FBO Charles L. Ciporin, 44,000 shares owned by the Daniel T. Ciporin Irrevocable Trust FBO Peter B. Ciporin, 35,000 shares that are subject to our lapsing right of repurchase at the initial purchase price, and 545,370 shares issuable upon exercise of options.
(6)	Includes 25,000 shares owned by Tolia, Inc. Mr. Tolia is the president and sole shareholder of Tolia, Inc. and has sole voting and dispositive power over the shares held by Tolia, Inc.
(7)	Includes 114,890 shares owned by the Collette Minnock 2004 Retained Annuity Trust, 124,914 shares owned by the Ignacio J. Fanlo 2004 Irrevocable Trust, 22,328 shares owned by the Ciara Fanlo Trust, 22,325 shares owned by the Conor Fanlo Trust, 10,995 shares owned by the Ignacio J. Fanlo Family Trust, and 154,507 shares issuable upon exercise of options.
(8)	Includes 19,582 shares issuable upon exercise of options.
(9)	Represents shares issuable upon exercise of options.
(10)	Includes 35,832 shares issuable upon exercise of options, and 25,000 shares that are subject to our lapsing right of repurchase at the initial purchase price.
(11)	Includes 7,500 shares issuable upon exercise of options.
(12)	Represents shares issuable upon exercise of options.
(13)	Represents shares issuable upon exercise of options.
(14)	Represents the shares disclosed under footnotes 1 – 5 and 7 – 13.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

450 Fifth Street, N.W., Room 1024

Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.” Reports, proxy statements and other information concerning us may also be inspected at the offices of The NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

Annex A

AGREEMENT OF MERGER

among:

EBAY INC.,

a Delaware corporation;

HARBOUR ACQUISITION LTD.,

an Israeli company;

and

SHOPPING.COM LTD.,

an Israeli company

Dated as of June 1, 2005

A-i

(CONTINUED)

A-ii

(CONTINUED)

A-iii

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER is made and entered into as of June 1, 2005, by and among EBAY INC., a Delaware corporation (“Parent”), HARBOUR ACQUISITION LTD., an Israeli company under the control of Parent (“Merger Sub”), and SHOPPING.COM LTD., an Israeli company (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the applicable provisions of the Companies Law (the “Merger”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become an indirect wholly-owned subsidiary of Parent.

B. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement, the Merger and the Contemplated Transactions.

C. In order to induce Parent to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement, certain shareholders of the Company are executing Shareholder Undertakings (the “Shareholder Undertakings”) in favor of Parent and granting irrevocable proxies to a mutually-agreed-upon proxyholder, pursuant to which such shareholders are undertaking certain obligations and irrevocably directing the proxyholder to vote all securities of the Company beneficially owned by them in favor of the approval of this Agreement and the Merger.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), and in accordance with Section 314 through 327 of the Companies Law, Merger Sub (as the target company (Chevrat Ha ‘Ya’ad)) shall be merged with and into the Company (as the absorbing company (HaChevra Ha ‘Koletet)), and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Companies Law. Pursuant to the Merger, the Surviving Corporation will succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the Companies Law. Following the Merger, the Surviving Corporation shall: (a) be governed by the laws of the State of Israel; and (b) maintain a registered office in the State of Israel.

1.3 Closing; Effective Time. The closing of the Merger and the consummation of those transactions contemplated by this Agreement that are to be consummated at the time of the Merger (the “Closing”) shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, on a date to be designated by Parent (the “Closing Date”), which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.6 and 7.4, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The Merger shall become effective upon the issuance of the Certificate of Merger by the Companies Registrar in accordance with Section 323(5) of the Companies Law (the “Effective Time”).

1.4 Articles of Association; Directors. Unless otherwise determined by Parent prior to the Effective Time:

(a) the Articles of Association of the Surviving Corporation shall be the same as the Articles of Association of the Company in effect at the Effective Time until thereafter amended in accordance with the Companies Law and such Articles of Association; and

(b) the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time.

1.5 Effect on Share Capital.

(a) At the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

(i) any Company Ordinary Shares held by the Company or any wholly owned Subsidiary of the Company (or held by the Company as dormant shares (Menayot Redumot)) immediately prior to the Effective Time shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any Company Ordinary Shares held by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses “(i)” and “(ii)” above, and subject to Section 1.5(b), each Company Ordinary Share outstanding immediately prior to the Effective Time shall be transferred to Parent and shall be registered in the name of Parent in the shareholders register of the Surviving Corporation in consideration for the right to receive US$21 in cash, without any interest thereon (the “Merger Consideration”);

(iv) all Company Options shall be treated in accordance with Section 5.5 hereof; and

(v) each ordinary share, par value NIS 0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding Company Ordinary Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then the Merger Consideration shall be adjusted to the extent appropriate.

(c) If any Company Ordinary Shares outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company or under which the Company has any rights, then the Merger Consideration payable in exchange for such Company Ordinary Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition and need not be paid until such time as such repurchase option, risk of forfeiture or other conditions lapses or otherwise terminates. Prior to the Effective Time, the Company shall use commercially reasonable efforts to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all Company Ordinary Shares outstanding immediately prior to the Effective Time shall automatically be transferred to Parent, and all holders of certificates representing Company Ordinary Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, other than the right of the holders of Company Ordinary Shares to receive the Merger Consideration set forth herein; and (b) the share transfer books of the Company shall be closed with respect to all Company Ordinary Shares outstanding immediately prior to the Effective Time. No further transfer of any Company Ordinary Shares shall be made on such share transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Company Ordinary Shares outstanding immediately prior to the Effective Time (a “Company Share Certificate”) is presented to the Paying Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Share Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7 Exchange of Certificates.

(a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as the paying agent in connection with the Merger (the “Paying Agent”). As of the Effective Time, Parent shall have deposited with the Paying Agent, in trust for the benefit of the Persons who were registered holders of Company Ordinary Shares immediately prior to the Effective Time, cash in an amount equal to the aggregate consideration payable pursuant to Section 1.5(a)(iii). The cash amount so deposited with the Paying Agent is referred to as the “Payment Fund.”

(b) As soon as practicable following the Effective Time, the Paying Agent will mail to the registered holders of Company Ordinary Shares: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and that the Company may reasonably approve prior to the Effective Time (including a provision confirming that delivery of Company Share Certificates shall be effected, and risk of loss and title to Company Share Certificates shall pass, only upon delivery of such Company Share Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of Company Share Certificates in exchange for the Merger Consideration. Upon surrender of a Company Share Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other customary documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Company Share Certificate shall be entitled to receive in exchange therefor the Merger Consideration multiplied by the number of Company Ordinary Shares represented by the Company Share Certificate; and (B) the Company Share Certificate so surrendered shall be canceled. If any cash is to be paid to a Person other than the Person in whose name the Company Share Certificate surrendered is registered, it shall be a condition of such payment that the Company Share Certificate so surrendered shall be properly endorsed (with such signature guarantees as may be required by the letter of transmittal) or otherwise in proper form for transfer, and that the Person requesting payment shall: (1) pay to the Paying Agent any transfer or other Taxes required by reason of such payment to a Person other than the registered holder of the Company Share Certificate surrendered; or (2) establish to the satisfaction of Parent that such Tax has been paid or is not required to be paid. The exchange procedures shall comply with such procedures as may be required by the Israeli Withholding Tax Pre-Ruling (as defined in Section 5.3(b)), if obtained, and shall permit Parent (after consultation with the Company) to require holders of Company Ordinary Shares to provide any information as is reasonably needed to comply with the Israeli Withholding Tax Pre-Ruling. Until surrendered as contemplated by this Section 1.7(b), each Company Share Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive cash in an amount equal to the Merger Consideration multiplied by the number of Company Ordinary Shares represented by such Company Share Certificate, without interest thereon. If any Company Share Certificate shall have been lost, stolen or destroyed, Parent may, in its reasonable discretion and as a condition precedent to the delivery of any Merger Consideration, require the owner of such lost, stolen or destroyed Company Share Certificate to provide an appropriate affidavit and to deliver a bond in such sum as Parent may reasonably direct, as indemnity against any claim that may be made against the Paying Agent, Parent, the Surviving Corporation or any affiliated party with respect to such Company Share Certificate.

(c) Any portion of the Payment Fund that remains undistributed to holders of Company Share Certificates as of the date 180 days after the Closing Date shall be delivered by the Paying Agent to Parent upon demand, and any holders of Company Share Certificates who have not theretofore surrendered their Company Share Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration, without any interest thereon.

(d) Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any holder or former holder of Company Ordinary Shares or Company Options (and in connection with any assumption, conversion or replacement of any Company Options) such amounts as Parent reasonably determines is required to be deducted or withheld therefrom or in connection therewith under the Code, under the Israeli Income Tax Ordinance [New Version], 1961, as amended, or under any provision of state, local or non-U.S. Tax law or under any other applicable Legal Requirement, provided that, with respect to any withholding under Israeli Legal Requirements, the Paying Agent, Parent and the Surviving Corporation shall act in accordance with the Israeli Withholding Tax Pre-Ruling, if obtained. If the Israeli Option Tax Pre-Ruling contemplated by Section 5.3(b)(i)(C) is obtained, then, at the request of the holder of any Company Ordinary Shares held in trust under a “Section 102 Plan” at the Effective Time, the Paying Agent will make payment of the Merger Consideration that such holder is entitled to receive in exchange for such Company Ordinary Shares directly to the “Section 102 Plan” trustee in accordance with the terms of such ruling. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Ordinary Shares or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.8 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the Company Disclosure Schedule by reference to another part or subpart of the Company Disclosure Schedule; and (c) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is intended to qualify such representation and warranty):

2.1 Subsidiaries; Due Organization; Qualification to do Business.

(a) The Company has no Subsidiaries, except for the corporations identified in Exhibit 21.01 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Company Subsidiaries”); and neither the Company nor any of the Company Subsidiaries owns any share capital of, or any equity interest of any nature in, any other Entity, other than the Company Subsidiaries. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Entity.

(b) Each of the Acquired Corporations is a corporation duly organized and validly existing and, in jurisdictions that recognize the concept, is in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound, except, in the case of clauses “(i)” through “(iii)” of this sentence, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

(c) Each of the Acquired Corporations (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

2.2 Articles of Association and Memorandum of Association. The Company has made available to Parent accurate and complete copies of the Articles of Association and the Memorandum of Association of the Company and the charter and other organizational documents of each other Acquired Corporation, including all amendments thereto. The Company has made available to Parent accurate and complete copies of: (a) the charters of all committees of the Company’s board of directors; and (b) any code of conduct, investment policy, whistleblower policy, disclosure committee policy or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations.

2.3 Capitalization; Rights to Acquire Stock.

(a) The authorized share capital of the Company consists of 125,000,000 Company Ordinary Shares, par value NIS 0.01 per share, of which 29,687,736 shares have been issued and were outstanding as of May 31, 2005 and no shares were held by the Company as dormant shares (Menayot Redumot) as of May 31, 2005. No Company Ordinary Shares have been issued by the Company during the period commencing on May 31, 2005 and ending on the date of this Agreement. As of May 31, 2005: (i) 2,382,401 Company Ordinary Shares were subject to issuance pursuant to Company Options granted and outstanding under the Company’s 2003 Omnibus Stock Option and Restricted Stock Incentive Plan; (ii) 1,661,652 Company Ordinary Shares were subject to issuance pursuant to Company Options granted and outstanding under the Company’s 2004 Equity Incentive Plan. No Company Options have been granted during the period commencing on May 31, 2005 and ending on the date of this Agreement.

(b) All of the outstanding share capital of the Company has been duly authorized and validly issued, and are fully paid and nonassessable. None of the Acquired Corporations holds any Company Ordinary Shares or any rights to acquire Company Ordinary Shares, other than the Company Ordinary Shares held in the Company’s treasury or as dormant shares (Menayot Redumot) referred to in the first sentence of Section 2.3(a). None of the outstanding share capital of the Company is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding share capital of the Company is subject to any right of first refusal in favor of any of the Acquired Corporations. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any share capital of the Company. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding share capital of the Company or other securities.

(c) As of the date of this Agreement: (A) 272,381 Company Ordinary Shares are reserved for future issuance pursuant to the Company’s 2004 Employee Stock Purchase Plan (the “Company ESPP”); and (B) 1,557,556 Company Ordinary Shares are reserved for future issuance pursuant to stock options not yet granted under the Company Option Plans. Part 2.3(c) of the Company Disclosure

Schedule sets forth the following information with respect to each Company Option and each share subject to any repurchase right of the Company, in each case that was outstanding as of May 31, 2005: (1) the particular Company Option Plan (if any) pursuant to which such Company Option was granted; (2) the employee identification number of the holder of such Company Option or shares subject to such repurchase right; (3) the number of Company Ordinary Shares subject to such Company Option or repurchase right; (4) the exercise price of such Company Option; (5) the date on which such Company Option was granted or the shares subject to such repurchase right were issued; (6) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable or the extent to which the shares subject to such repurchase right have vested; (7) the date on which such Company Option expires; (8) whether such Company Option is: (x) an “incentive stock option” (as defined in the Code) or a non-qualified stock option; or (y) with respect to Company Options granted to Israeli tax payers, whether such Company Option was granted under the following sections of the Israeli Income Tax Ordinance: Section 3(i); Section 102 (prior to January 1, 2003); or Section 102 (on or after January 1, 2003, and in such event pursuant to which subsection of Section 102); and (9) whether the vesting of such Company Option or the shares subject to such repurchase right would be accelerated, in whole or in part, as a result of the Merger or any of the other Contemplated Transactions, alone or in combination with any termination of employment or other event. The Company has made available to Parent accurate and complete copies of: (w) each Company Option Plan; (x) each other stock option plan pursuant to which any of the Acquired Corporations has ever granted stock options to the extent that any options remain outstanding thereunder; (y) each stock option plan under which any Entity has granted stock options that were ever assumed by any of the Acquired Corporations to the extent that any options remain outstanding thereunder; and (z) the forms of all stock option agreements evidencing options to purchase stock of any of the Acquired Corporations.

(d) Except as set forth in Section 2.3(c) or in Part 2.3(c) of the Company Disclosure Schedule (with respect to the aggregate data therein), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any share capital or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any share capital or other securities of any of the Acquired Corporations; (iii) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any share capital or any other securities.

(e) Except as set forth in Parts 2.3(c) or 2.3(e) of the Company Disclosure Schedule, there is no condition or circumstance that could reasonably be expected to give rise to or provide a basis for the assertion of a valid claim by any Person to the effect that such Person is entitled to acquire or receive any share capital or other securities of any of the Acquired Corporations.

(f) All outstanding Company Ordinary Shares, all outstanding Company Options and all outstanding share capital and other securities of the Acquired Corporations have been issued and granted in compliance in all material respects with all requirements set forth in applicable Contracts.

(g) All of the outstanding share capital of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights and are owned beneficially and of record by the Company, free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities laws). There are no bonds, debentures, notes or other indebtedness of the Company issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company may vote.

2.4 SEC Filings; Financial Statements.

(a) The Company has made available to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with, and all Company Certifications (as defined below) filed or furnished by the

Company with or to, the SEC, including all amendments thereto (collectively, the “Company SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company with or to the SEC have been so filed or furnished on a timely basis. None of the Company’s Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC: (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected: (A) in the case of Company SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding Company SEC Document; and (B) in the case of Company SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing or furnishing of the applicable amending or superseding Company SEC Document. Each of the certifications and statements relating to the Company SEC Documents required by: (1) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (2) Rule 13a-14 or 15d-14 under the Exchange Act; or (3) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) (collectively, the “Company Certifications”) is accurate and complete, and complied as to form and content with all applicable Legal Requirements in effect at the time such Company Certification was filed with or furnished to the SEC.

(b) The Acquired Corporations maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Acquired Corporations required to be disclosed by the Company in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports. The Company has made available to Parent accurate and complete copies of all material policies, manuals and other documents promulgating, such disclosure controls and procedures. The Company is, and has at all times been, in compliance with the applicable listing and other rules and regulations of The NASDAQ Stock Market and has not received any written notice from The NASDAQ Stock Market asserting any non-compliance with any of such rules and regulations.

(c) The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

(d) To the knowledge of the Company, the Company’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. The Company’s auditor was appointed, and the Company’s auditor has acted, in accordance in all material respects with all Legal Requirements, including pursuant to the relevant provisions of the Companies Law. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by the Company’s auditors for the Acquired Corporations were approved as required by Section 202 of the Sarbanes-Oxley Act.

(e) The Acquired Corporations maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company, without limiting the generality of the foregoing, there are no material weaknesses in the design or operation of the Acquired Corporations’ internal controls over financial reporting that could reasonably be expected to adversely affect the ability of the Acquired Corporations to record, process, summarize and report financial information that have not been rectified. The Company has made available to Parent accurate and complete copies of all material policies, manuals and other documents promulgating, such internal accounting controls.

(f) None of the Acquired Corporations has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) since January 1, 2003.

2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, between March 31, 2005 and the date of this Agreement:

(a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would have or would reasonably be expected to have or result in a Company Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Acquired Corporations (whether or not covered by insurance);

(c) none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any share capital or other securities; or (ii) repurchased, redeemed or otherwise reacquired any share capital or other securities;

(d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any share capital or other security (except for Company Ordinary Shares issued upon the valid exercise of outstanding Company Options); (ii) any option, warrant or right to acquire any share capital or any other security (except for Company Options or restricted shares identified in Part 2.3(c) of the Company Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any share capital or other security;

(e) the Company has not amended or waived any of its rights or obligations under, or permitted the acceleration of vesting under: (i) any provision of any of the Company Option Plans; (ii) any provision of any Contract evidencing any outstanding Company Option; (iii) any restricted stock agreement; (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock); or (v) the Change in Control Resolutions;

(f) there has been no amendment to the Articles of Association or Memorandum of Association of the Company, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares or similar transaction;

(g) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations between March 31, 2005 and the date of this Agreement, exceeds US$2,000,000 in the aggregate;

(h) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any material account receivable or other material indebtedness;

(i) none of the Acquired Corporations has: (i) lent money to any Person (other than: (A) pursuant to, and in accordance with the terms of, a Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (B) routine travel and business expense advances made to employees in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money;

(j) none of the Acquired Corporations has: (i) adopted, established or entered into any Company Employee Plan or Company Employee Agreement; (ii) caused or permitted any Company Employee Plan to be amended in a manner that would result in a material increase in the benefits to be paid or provided thereunder; or (iii) materially increased the amount of compensation or remuneration payable to any of its directors, officers or other employees at the level of Vice President or above;

(k) none of the Acquired Corporations has waived any “standstill” provision;

(l) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or SEC rules and regulations;

(m) none of the Acquired Corporations has made any material Tax election or asked for or received any ruling in respect of any Tax, or entered into any Contract with any Governmental Body with respect to any Tax;

(n) none of the Acquired Corporations has commenced or settled any material Legal Proceeding;

(o) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(p) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(o)” above.

2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including all assets reflected on the Unaudited Interim Balance Sheet (except for assets sold or otherwise disposed of since the date of the Unaudited Interim Balance Sheet). To the knowledge of the Company, all of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) liens for which an adequate reserve for payment has been established on the Unaudited Interim Balance Sheet; (iii) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iv) liens described in Part 2.6 of the Company Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all material assets purported to have been leased by them, including all material assets reflected as leased on the Unaudited Interim Balance Sheet (it being understood that the representations and warranties contained in this Section 2.6 do not apply to ownership of, or Encumbrances with respect to, Intellectual Property, which matters are addressed in the representations and warranties set forth in Section 2.9).

2.7 Loans; Merchants.

(a) Part 2.7(a) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Acquired Corporations to any Company Associate, other than routine travel and business expense advances made to directors or officers or other employees in the ordinary course of business.

(b) Part 2.7(b) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each merchant or other Person that accounted for revenues of the Acquired Corporations of at least US$250,000 in the fiscal year ended December 31, 2004 or at least US$100,000 in the four months ended April 30, 2005. To the knowledge of the Company, since January 1, 2005, none of the Acquired Corporations has received any written notice indicating that any merchant or other Person identified or required to be identified in Part 2.7(b) of the Company Disclosure Schedule: (i) is dissatisfied in any material respect with any Company Service; or (ii) intends to cease using any Company Service.

2.8 Real Property; Equipment; Real Property Leases. All servers, other material hardware relating to any Company Service and other material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and, with due regard to the age thereof, taken as a whole are adequate for the conduct of the businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted. None of the Acquired Corporations owns any real property or any interest in real property, except for the leaseholds created under the real property leases or subleases identified in Part 2.8 of the Company Disclosure Schedule. Except as set forth in the leases or subleases identified in Part 2.8 of the Company Disclosure Schedule, there is no Person in possession of any real property that is leased to any of the Acquired Corporations other than an Acquired Corporation.

2.9 Intellectual Property.

(a) Part 2.9(a) of the Company Disclosure Schedule accurately identifies:

(i) in Part 2.9(a)(i) of the Company Disclosure Schedule: (A) each domain name or item of Registered IP that is owned by or registered or filed in the name of any of the Acquired Corporations (whether exclusively, jointly with another Person or otherwise) and that is material to the provision of any Company Service by any Acquired Corporation (“Company Domain Name” or “Company Registered IP,” respectively); (B) the jurisdiction in which such Company Domain Name or item of Company Registered IP has been registered or filed; and (C) any other Person that has an ownership interest in such Company Domain Name or item of Company Registered IP, and the nature of such ownership interest; and

(ii) in Part 2.9(a)(ii) of the Company Disclosure Schedule each Contract pursuant to which any Intellectual Property Rights or Intellectual Property, in each case used in the provision of any Company Service by any Acquired Corporation, is licensed to any Acquired Corporation (other than software license agreements for any third-party software that is generally available to the public at a cost of less than U.S. $50,000) (for purposes of this Agreement, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a license).

(b) The Company has made available to Parent an accurate and complete copy of each standard form of the following documents and Contracts used by any Acquired Corporation (and no other standard form used by any Acquired Corporation at any time since January 1, 2003, has differed materially from the standard forms made available to Parent): (i) Contracts pursuant to which any merchant, consumer or other Person uses Company Services; (ii) employee agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (iii) consulting or independent contractor agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (iv) confidentiality or nondisclosure agreement or similar Contract.

(c) The Acquired Corporations exclusively own all right, title and interest to and in the Company Owned IP (other than Intellectual Property Rights or Intellectual Property licensed to the Company, as identified in Part 2.9(a)(ii) of the Company Disclosure Schedule or pursuant to license agreements for third-party software that is generally available to the public) free and clear of any Encumbrances (other than: (x) non-exclusive licenses granted by any Acquired Corporation in connection with the provision of Company Services in the ordinary course of business; and (y) as would not, and would not reasonably be expected to, materially interfere with the use of such Company Owned IP in providing any Company Services). Without limiting the generality of the foregoing:

(i) except as would not be, and would not reasonably be expected to be, material to the Acquired Corporations taken as a whole, the Acquired Corporations have a policy of securing from each Company Associate who is or was involved in the creation or development of any Company Owned IP, Company Service or Company Service Software a valid and enforceable agreement containing: (A) an assignment of Company Owned IP created or developed by the Company Associate and incorporated in the Company Service or Company Service Software to an Acquired Corporation; and (B) confidentiality provisions protecting such Company Owned IP to the extent the Acquired Corporations elect to maintain such Company Owned IP as confidential;

(ii) except as would not be, and would not reasonably be expected to be, material to the Acquired Corporations taken as a whole, no Company Associate has any claim, right (whether or not currently exercisable) or interest to or in any Company IP (other than Company IP that is licensed to the Company by Persons who are not Company Associates);

(iii) no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution have been or are being used, directly or indirectly, to develop or create, in whole or in part, any Company Owned IP, Company Service or Company Service Software, and to the knowledge of the Company, no Company Associate who was involved in, or who contributed to, the creation or development of any Company Owned IP performed services for any Governmental Body, university, college, research institute or other educational institution during a period of time during which such Company Associate was also performing services for any Acquired Corporation, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect;

(iv) each Acquired Corporation has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Company Owned IP held by any of the Acquired Corporations as a trade secret including: (A) obtaining an appropriate non-disclosure agreement prior to disclosing any trade secrets of any Acquired Corporation to a third party; and (B) imposing restrictions on unauthorized copying, unauthorized sale or transfer, recompilation, disassembly or reverse-engineering and other industry-standard restrictions on use prior to providing a third party with access to Company Owned IP;

(v) none of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company Owned IP; and

(vi) the Acquired Corporations own or otherwise have, and immediately after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights that are material to the provision of any Company Service by the Acquired Corporations as currently provided.

(d) All Company Registered IP (other than pending applications) is subsisting and, to the knowledge of the Company, is valid and enforceable. Without limiting the generality of the foregoing:

(i) all filings, payments and other actions required to be made or taken by an Acquired Corporation to maintain each item of Company Registered IP in full force and effect have been properly made and taken, except where the Company has reasonably decided to cease prosecution or maintenance or to otherwise abandon such Company Registered IP; and

(ii) no interference, opposition, reissue, reexamination, cancellation or other Legal Proceeding of any nature is or has been pending or, to the knowledge of the Company, threatened, in which the scope, validity or enforceability of any Company Registered IP is being, has been or could reasonably be expected to be contested or challenged.

(e) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or could reasonably be expected to, with or without notice or the lapse of time, and as a result of any Company Contract, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Company Owned IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Owned IP, except, in each case, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

(f) To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any Company IP. Part 2.9(f) of the Company Disclosure Schedule: (i) accurately identifies (and the Company has provided to Parent an accurate and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Acquired Corporations or any Representative of any of the Acquired Corporations since January 1, 2000 regarding any actual, alleged or suspected infringement or misappropriation of any Company IP; and (ii) provides a brief description of the current status of the matter referred to in such letter, communication or correspondence; provided, however, that the Company is not required to provide the information described in clauses “(i)” and “(ii)” of this sentence for correspondence or other communications that have been sent from time to time by the Company or any other Acquired Corporation to third parties based upon any unauthorized linking to any Acquired Corporation’s website, which correspondence or other communication did not result in any litigation, informal dispute resolution or other Legal Proceeding.

(g) None of the Acquired Corporations and none of the Company IP, Company Services or Company Service Software has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person, except as would not result in and would not reasonably be expected to result in any liability that is material to the Acquired Corporations taken as a whole.

(h) No claim or Legal Proceeding with respect to infringement, misappropriation or violation of any Intellectual Property Right is or, since January 1, 2003, has been pending or, to the knowledge of the Company, threatened against any Acquired Corporation or, to the knowledge of the Company, against any other Person who is, or has asserted or could reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Corporation with respect to such claim or Legal Proceeding (including any claim or Legal Proceeding that has been settled, dismissed or otherwise concluded), and, since January 1, 2003, none of the Acquired Corporations has received any requests or notices from any third party alleging that the Company or any other Acquired Corporation is obligated to indemnify, defend, or hold them harmless with respect to any such claim or Legal Proceeding.

(i) Since January 1, 2003, none of the Acquired Corporations has received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Acquired Corporations, the Company Services or the Company Service Software, and, to knowledge of the Company, none of the Acquired Corporations has received any non-written notice or other non-written communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Acquired Corporations, the Company Services or the Company Service Software.

(j) None of the Company Service Software contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Company Service Software or any Company Service using, containing or including such Company Service Software.

(k) Part 2.9(k) of the Company Disclosure Schedule identifies all Open Source Software (as defined below) that is used by the Company in the Company Service Software. For purposes of this Agreement, “Open Source Software” shall mean any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.

(l) No Company Source Code has been delivered, licensed or made available to any escrow agent or other Person (other than employees of the Acquired Corporations). None of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any Company Source Code to any escrow agent or other Person. Part 2.9(l) of the Company Disclosure Schedule identifies each Company Contract pursuant to which any Acquired Corporation is or may become obligated (with or without the passage of time, the occurrence of certain events or otherwise) to provide Company Source Code to any Person.

(m) The business of the Acquired Corporations as currently conducted does not require any Acquired Corporation to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended.

2.10 Contracts.

(a) Part 2.10 of the Company Disclosure Schedule identifies each Company Contract that constitutes a Significant Contract (as defined below) as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed to constitute a “Significant Contract”:

(i) any Contract: (A) constituting a Company Employment Agreement with any employee of any Acquired Corporation (other than an International Employee) and providing for termination of employment other than on an “at will” basis; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment (other than severance payments required to be made by any Acquired Corporation under applicable non-U.S. law) to any Company Associate or any spouse, heir or Representative of any Company Associate; (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or commissions paid in the ordinary course of business) in excess of US$75,000 to any Company Associate; or (D) pursuant to which any of the Acquired Corporations is or may become obligated to accelerate the vesting of, or otherwise modify, any stock option, restricted stock, stock appreciation right or other equity interest in any of the Acquired Corporations;

(ii) any Contract identified or required to be identified in Part 2.7(b) and 2.9 of the Company Disclosure Schedule, and any Contract (including outsourcing agreements) pursuant to which any Person has developed or created any Intellectual Property for or on behalf of any Acquired Corporation that is used in and is material to any Company Service Software or any Company Service (it being understood that proprietary information agreements and similar agreements with: (A) employees of the Acquired Corporations; or (B) consultants or independent contractors of the Acquired Corporations that are natural persons, need not be disclosed);

(iii) any Contract (other than Company Employment Agreements) relating to the provision of services to or on behalf of any Acquired Corporation, which services are material to any Company Service (including the hosting of any website of any Acquired Corporation or of any databases or other back-end systems supporting such website);

(iv) any Contract creating or relating to any partnership or joint venture or requiring any Acquired Corporation to share any revenues with any other Person that provided or provides for payments to such party in excess of US$100,000 in any fiscal year;

(v) any Contract with any manufacturer or other Person (other than Contracts with merchants) pursuant to which any Acquired Corporation licenses or is otherwise entitled to use any images, descriptions or trademarks of any products that are used in connection with the Company Services;

(vi) any Contract that provides for: (A) reimbursement of any Company Associate for, or advancement to any Company Associate of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof; or (B) indemnification of any Company Associate;

(vii) any Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; or (E) to transact business with any other Person;

(viii) any Contract incorporating or relating to any warranty, any sharing of liabilities or any indemnity (including any indemnity with respect to Intellectual Property or Intellectual Property Rights) or similar obligation, other than Contracts entered into in the ordinary course of business and consistent with past practices;

(ix) any Contract relating to any currency hedging or derivatives (other than Company Options);

(x) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction;

(xi) any Contract relating to the lease or sublease by any of the Acquired Corporations of any real property;

(xii) any Contract with any: (A) search engine (or any affiliate thereof); (B) portal (or any affiliate thereof); or (C) other Person that provided more than 5% of the visitors to any website of any Acquired Corporation during the year ended December 31, 2004 or during the four months ended April 30, 2005;

(xiii) any Contract that: (A) involved the payment or delivery of cash or other consideration in an amount or having a value in excess of US$250,000 in the fiscal year ended December 31, 2004; (B) requires by its terms the payment or delivery of cash or other consideration in an amount or having a value in excess of US$250,000 in the fiscal year ending December 31, 2005; (C) involved the performance of services having a value in excess of US$250,000 in the fiscal year ended December 31, 2004; or (D) requires by its terms the performance of services having a value in excess of US$250,000 in the fiscal year ending December 31, 2005;

(xiv) any Contract that would reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under this Agreement, or to consummate any of the Contemplated Transactions;

(xv) any Contract relating to the Specified Proceedings (as defined in Section 2.20(a));

(xvi) any Contract relating to the acquisition of a substantial portion of the assets of, or a substantial equity interest or other interests in, any other Entity or any business conducted by any other Entity; and

(xvii) any other Contract that is material to the Acquired Corporations taken as a whole.

The Company has made available to Parent an accurate and complete copy of each Company Contract that constitutes a Significant Contract.

(b) Each Company Contract that constitutes a Significant Contract is: (i) valid and in full force and effect; and (ii) is enforceable in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies, except, in the case of clauses “(i)” and “(ii)” of this sentence, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

(c) Except as set forth in Part 2.10(c) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Company Contract; (ii) to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract; (iii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Company Contract; (B) give any Person the right to declare a default under any Company Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract; (D) give any Person the right to accelerate the maturity or performance of any Company Contract that constitutes a Significant Contract; (E) result in the disclosure, release or delivery of any Company Source Code; or (F) give any Person the right to cancel, terminate or modify any Company Contract that constitutes a Significant Contract; and (iv) since January 1, 2003, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract that constitutes a Significant Contract, except, in the case of clauses “(i)” through “(iv)” of this sentence, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

(d) Part 2.10(d) of the Company Disclosure Schedule identifies: (i) each standard form of Company Contract governing any relationship between any Acquired Corporation and any user of Company Services relating to the “Smart Shoppers Club,” the “Cash Back” program or any other program in which any Acquired Corporation may have an obligation to pay any user of Company Services for purchases of third-party goods or services (collectively, the “Club Programs”); and (ii) each Company Contract that constitutes a Significant Contract in effect on the date of this Agreement that deviates in any material respect from the corresponding standard form described in clause “(i)” of this sentence. To the knowledge of the Company: (A) there have never been any claims or disputes relating to any Club Program brought by users of Company Services; (B) there has never been any actual or suspected fraudulent activity related to any Club Program; and (C) no Acquired Corporation has refused to make any payment claimed under any Club Program. The Company has made available to Parent a complete and accurate copy of each Company Contract identified in Part 2.10(d) of the Company Disclosure Schedule.

2.11 Liabilities. None of the Acquired Corporations has, and, to the knowledge of the Company, none of the Acquired Corporations is or may become responsible for performing or discharging, any material accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or reserved against, in the Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Company Unaudited Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporations pursuant to the express terms of Company Contracts; (d) liabilities to pay legal, investment banking and other professional advisory fees incurred by the Acquired Corporations in connection with the Contemplated Transactions; and (e) liabilities described in Part 2.11 of the Company Disclosure Schedule.

2.12 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since January 1, 2003 been, in compliance in all material respects with all applicable Legal Requirements, including Legal Requirements relating to employment, privacy law matters, the operation of sweepstakes, contests and promotions, mortgage referrals, commercial email, exportation of goods and services, securities law matters and Taxes, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. Since January 1, 2003, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or any written notice from any other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

2.13 Certain Business Practices. None of the Acquired Corporations, and (to the knowledge of the Company) no Representative of any of the Acquired Corporations with respect to any matter relating to any of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

2.14 Governmental Authorizations.

(a) The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. Each Acquired Corporation is, and at all times since January 1, 2003 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2003, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

(b) Part 2.14(b) of the Company Disclosure Schedule provides a complete list of all pending and outstanding grants, incentives, qualifications and subsidies (collectively, “Grants”) from the Government of the State of Israel or any agency thereof, or from any other Governmental Body, granted to the Acquired Corporations, including Approved Enterprise Status from the Israeli Investment Center of the Israeli Ministry of Industry, Commerce and Labor (the “Investment Center”). The Company has never received any Grant from the Office of the Chief Scientist. The Company has made available to Parent accurate and complete copies of all documents requesting or evidencing Grants or amendments thereto submitted by the Acquired Corporations and of all letters of approval, and supplements thereto, granted to the Acquired Corporations, as well as all correspondence or written summaries pertaining thereto, and has provided Parent with an accurate and complete description of any unwritten or informal arrangements or understandings that relate to the Grants. None of the Acquired Corporations have or may have any obligation whatsoever with respect to royalties or other payments relating to, arising out of or in connection with the Grants identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule. The Acquired Corporations are in material compliance with all of the terms, conditions and requirements of their respective Grants and have duly fulfilled all the undertakings relating thereto. The Company has no knowledge of any intention of the Investment Center to revoke or materially modify any of the Grants or that the Investment Center believes that the Company is not in compliance in all material respects with the terms of any Grant. Neither the execution or delivery of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, does, will or would reasonably be expected to (with or without notice or lapse of time) give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Grant identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule the effect of which would or would reasonably be expected to be material to the Acquired Corporations taken as a whole. None of the Acquired Corporations has developed any Intellectual Property through the application of any financing made available by any of the Grants.

2.15 Tax Matters.

(a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Acquired Corporation Returns”): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

(b) The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with GAAP, except for liabilities for Taxes incurred since the date of the Unaudited Interim Balance Sheet in the operation of the business of the Acquired Corporations. The Company will establish, prior to the Closing Date, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of the Unaudited Interim Balance Sheet through the Closing Date.

(c) No Acquired Corporation and no Acquired Corporation Return is currently subject to (or since January 1, 2000 has been subject to) an audit by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

(d) No claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens or other Encumbrances for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable and liens for which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any material adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 or 263A of the Code (or any comparable provision of U.S. state or local or non-U.S. Tax Legal Requirements) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(e) No written notice has ever been delivered by any Governmental Body to an Acquired Corporation in a jurisdiction where an Acquired Corporation does not file a Tax Return that claims that such Acquired Corporation is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes.

(f) There are no Contracts relating to allocating or sharing of Taxes to which any Acquired Corporation is a party. None of the Acquired Corporations is liable for Taxes of any other Person pursuant to any Contract or any Legal Requirement (including pursuant to Treasury Regulation Section 1.1502-6 or any similar U.S. state or local or non-U.S. Legal Requirement), or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person’s Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes) or is a party to any Contract providing for payments by an Acquired Corporation with respect to any amount of Taxes of any other Person.

(g) No Acquired Corporation has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code within the past two years. No

Acquired Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(h) No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which the Company or Shopping.com, Inc. is the common parent.

(i) The Company has made available to Parent accurate and complete copies of all income Tax Returns of the Acquired Corporations for all Tax years that remain open or are otherwise subject to audit (or the reopening of an audit), and all other material Tax Returns of the Acquired Corporations filed since December 31, 2001.

(j) The Company has disclosed on its income Tax Returns in any year for which the statute of limitations has not expired all positions that would reasonably be expected to give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

(k) No Acquired Corporation has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar Legal Requirement.

(l) None of the Acquired Corporations has had a change of ownership for purposes of Sections 382 and 383 of the Code (or any similar U.S. state, local or municipal or non-U.S. Legal Requirement) as of the date of this Agreement. As of December 31, 2004, the Acquired Corporations had: (i) approximately US$74 million of U.S. federal net operating loss carryforwards, which begin to expire in 2019; (ii) approximately US$66 million of state net operating loss carryforwards, which begin to expire in 2006; (iii) approximately US$47 million of Israeli net operating loss carryforwards; (iv) approximately US$1.8 million of United Kingdom net operating loss carryforwards; (v) approximately US$6.2 million of German net operating loss carryforwards; (vi) approximately US$789,000 of U.S. federal research and development carryforwards, which expire in 2019; and (vii) approximately US$397,000 of state research and development carryforwards, which can be carried forward indefinitely. To the knowledge of the Company, there has been no indication from any Tax authority that the consummation of the Merger would adversely affect the Surviving Corporation’s ability to set off for Tax purposes in the future any and all losses accumulated by the Company as of the Closing Date, but the Merger will be a change of ownership for purposes of Sections 382 and 383 of the Code.

(m) Each of the Acquired Corporations has withheld from each payment or deemed payment made to Company Associates or to its past or present suppliers, creditors, shareholders or other third parties all material Taxes and other deductions required to be withheld and has, within the time and in the manner required by applicable Legal Requirements, paid such withheld amounts to the proper Governmental Bodies.

(n) The Acquired Corporations are in compliance with all material transfer pricing requirements in all jurisdictions in which the Acquired Corporations do business. None of the transactions between the Acquired Corporations and other related Persons (including the Acquired Corporations) would reasonably be expected to be subject to adjustment, apportionment, allocation or recharacterization under Section 482 of the Code or any similar U.S. state or local or non-U.S. Legal Requirement, and all of such transactions have been effected on an arm’s length basis. The Acquired Corporations have contemporaneous documentation of, and the Company has made available to Parent, all transfer pricing methodologies, including a transfer pricing analysis or study for each material or ongoing intercompany or related party transaction. The Company has made available to Parent all intercompany Contracts relating to transfer pricing.

(o) No Acquired Corporation has been notified of any request for an audit or other examination by the Israeli Tax authorities or the Investment Center with respect to the Company’s status as an

“Approved Enterprise” under Israel’s Law for the Encouragement of Capital Investment, 1959 asserting or, to the knowledge of the Company, threatening to assert, any claim for Taxes against Acquired Corporation.

(p) Except as contemplated in Section 5.3(b), no Acquired Corporation has requested or received a ruling from any Tax authority or signed a closing or other agreement with any Tax authority. The Company has made available to Parent accurate and complete copies of any Tax ruling obtained from the Israeli Tax authorities with respect to Company Options.

(q) The Company and its shareholders are not subject to any restrictions or limitations pursuant to Part E2 of the Israeli Income Tax Ordinance.

2.16 Employee and Labor Matters; Benefit Plans.

(a) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, the employment of each of the Acquired Corporations’ employees who perform services within the United States is terminable by the applicable Acquired Corporation at will.

(b) Except as set forth in Part 2.16(b) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement: (i) no officer or other employee of any of the Acquired Corporations at the level of Vice President or above or having a base salary of at least US$150,000, NIS 645,000 or £75,000: (A) has provided written notice to any Acquired Corporation of any intention to terminate his or her employment with any of the Acquired Corporations; or (B) has notified any Acquired Corporation of any intention to terminate his or her employment with any of the Acquired Corporations as a result of the Contemplated Transaction; and (ii) no employee of any of the Acquired Corporations is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have a material effect on the business or operations of any of the Acquired Corporations.

(c) As of the date of this Agreement, none of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. There has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. There is not now pending, and, to the knowledge of the Company, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute or union organizing activity or any similar activity or dispute. There is no material claim or material grievance pending or, to the knowledge of the Company, threatened relating to any employment Contract, wages and hours, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, including charges of unfair labor practices or harassment complaints.

(d) To the knowledge of the Company, none of the current or former independent contractors of any of the Acquired Corporations could be reclassified as an employee, except as could not reasonably be expected to result in a material liability to any Acquired Corporation.

(e) The Company has made available to Parent an accurate and complete list, by country and as of the date hereof, of each material Company Employee Plan and each Company Employee Agreement. None of the Acquired Corporations intends, and none of the Acquired Corporations has committed, to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform or seek the approval of any such Company Employee Plan or Company Employee Agreement to satisfy applicable Legal Requirements).

(f) The Company has made available to Parent accurate and complete copies of: (i) all material documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the two most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets, if any; (iv) the most recent summary plan description required under ERISA or any similar Legal Requirement with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, other than any written agreements with employees of the Acquired Corporations relating to Company Options or the Company ESPP; (vi) all material correspondence since January 1, 2004 to or from any Governmental Body relating to any Company Employee Plan; (vii) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (viii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

(g) Each of the Acquired Corporations and Company Affiliates has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and with all applicable provisions of ERISA, the Code and other Legal Requirements. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. All Company Pension Plans required to have been approved by any non-U.S. Governmental Body have been so approved, no such approval has been revoked (or, to the knowledge of the Company, has revocation been threatened) and, to the knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. Each Company Employee Plan intended to be tax qualified under applicable Legal Requirements is, to the knowledge of the Company, so tax qualified, and, to the knowledge of the Company, no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Company Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. Each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, any of the Acquired Corporations or any Company Affiliate (other than any liability for ordinary administration expenses). There are no audits or inquiries pending or, to the knowledge of the Company, threatened by the IRS, the United States Department of Labor or any other Governmental Body with respect to any Company Employee Plan. None of the Acquired Corporations, and no Company Affiliate, has ever incurred: (i) any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements. Each of the Acquired Corporations and Company Affiliates has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(h) None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Company Employee Plan is or has been funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of

Section 501(c)(9) of the Code. None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any Company Pension Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no Contemplated Transaction will cause any such assets or insurance obligations to be less than such benefit obligations. There are no liabilities of the Acquired Corporations with respect to any Company Employee Plan that are not properly accrued and reflected in the financial statements of the Company in accordance with GAAP.

(i) None of the Acquired Corporations, and no Company Affiliate, maintains, sponsors or contributes to any Company Employee Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) and that is, in whole or in part, self-funded or self-insured. No Company Employee Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations or any Company Affiliate, none of the Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or to Company Associates as a group) or any other Person that such Company Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefit or other post-termination or retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

(j) Except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of any of the Contemplated Transactions could reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under the Change in Control Resolutions or any Company Employee Plan, Company Employee Agreement, trust or loan that may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate.

(k) Each of the Acquired Corporations and Company Affiliates: (i) is, and at all times has been, in compliance in all material respects with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; and (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Associates. No Acquired Corporation or Company Affiliate: (A) is liable for any arrears of wages or any taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; or (B) is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Company Associates (other than routine payments to be made in the normal course of business and consistent with past practice).

(l) There is no agreement, plan, arrangement or other Contract covering any director or officer or other employee of an Acquired Corporation, and no payments have been made or will be made to any director or officer or other employee of an Acquired Corporation, that, considered individually or considered collectively with any other such Contracts or payments, will, or could reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements). No Acquired Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code.

(m) To the knowledge of the Company, neither: (i) the execution or delivery of this Agreement; nor (ii) the carrying on of the business of any Acquired Corporation or any Company Affiliate as presently conducted or any activity of any director or officer or other employee of an Acquired Corporation in connection with the carrying on of the business of any Acquired Corporation or any Company Affiliate as currently conducted, will or could reasonably be expected to, to the knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of or constitute a default under any Contract by which any such director or officer or other employee is now bound.

(n) Since January 1, 2003, none of the Acquired Corporations has effectuated a “plant closing,” partial “plant closing,” “relocation”, “mass layoff” or “termination” (as defined in the Worker Adjustment and Retraining Notification Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.

(o) Since January 1, 2003, no Acquired Corporation has undertaken any option re-pricing or option exchange program. Each option re-pricing or exchange program ever undertaken by any Acquired Corporation: (i) was effected in compliance in all material respects with all applicable Contracts; and (ii) has been accurately reflected in accordance with GAAP in the financial statements contained or incorporated by reference in the Company SEC Documents.

(p) With respect to employees of the Acquired Corporations who reside or work in Israel (the “Israeli Employees”): (i) the employment of each Israeli Employee is subject to termination upon up to 30 days prior written notice under the termination notice provisions included in the employment Contract with such Israeli Employee or applicable Legal Requirements; (ii) all obligations of the Acquired Corporations to provide statutory severance pay to all Israeli Employees pursuant to the Severance Pay Law (5723-1963) are fully funded or accrued on the Company’s financial statements, including the Unaudited Interim Balance Sheet; (iii) no Israeli Employee’s employment by any Acquired Corporation requires any special license, permit or other Governmental Authorization; (iv) there are no unwritten policies, practices or customs of the Acquired Corporations that, by extension, could reasonably be expected to entitle any Israeli Employee to benefits in addition to what such Israeli Employee is entitled to by applicable Legal Requirements or under the terms of such Israeli Employee’s employment Contract (including unwritten customs or practices concerning the payment of statutory severance pay when it is not required under applicable Legal Requirements). None of the Acquired Corporations is subject to, and no employee of any Acquired Corporation benefits from, any extension order (Tzavei Harchava) or any arrangement or custom with respect to employment or the termination thereof. For purposes of this Agreement, the term “Israeli Employee” shall be construed to include consultants and freelancers who devote a majority of their working time in Israel to the business of an Acquired Corporation or, due to the circumstances of their engagement, could otherwise be reasonably deemed to be subject to Israeli labor laws. The Company has made available to Parent an accurate and complete list of all Israeli Employees as of the date of this Agreement.

2.17 Environmental Matters.

(a) Since January 1, 2003, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or any written notice from any citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Law (as defined in Section 2.17(d)), except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. To the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

(b) To the knowledge of the Company: (i) all Company Real Property and any other property that is or was leased to or controlled or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material amount of any Materials of Environmental Concern (as defined in Section 2.17(d)) or material environmental contamination of any nature; (ii) none of the Company Real Property or any other property that is or was leased to or controlled or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the Company Real Property or any other property that is or was leased to or controlled or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.17(d)).

(c) No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar U.S. state or local or non-U.S. list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

(d) For purposes of this Agreement: (i) “Environmental Law” means any Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law; and (iii) “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

2.18 Insurance. Each material insurance policy and self-insurance program or arrangement relating to the business, assets or operations of any of the Acquired Corporations is in full force and effect. Since January 1, 2003, none of the Acquired Corporations has received any written notice regarding any actual or possible: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any material insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any material insurance policy. There is no pending: (i) material workers’ compensation claim; or (ii) other claim involving an amount in excess of US$100,000 in any individual case or US$500,000 in the aggregate, in each case under or based upon any insurance policy of any of the Acquired Corporations, except for routine claims with respect to the Company’s welfare plans, including medical insurance policies. With respect to each claim or Legal Proceeding that has been asserted or filed against any Acquired Corporation on or prior to the date of this Agreement, the Company has provided written notice of such claim or Legal Proceeding to the appropriate insurance carrier(s), if any, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such claim or Legal Proceeding, or informed any Acquired Corporation of its intent to do so on or prior to the date of this Agreement.

2.19 Transactions with Affiliates. Except as set forth in the Company SEC Documents filed with the SEC prior to the date of this Agreement, during the period commencing on the date of the Company’s last proxy statement filed with the SEC through the date of this Agreement, no event has occurred and no circumstance has existed that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

2.20 Legal Proceedings; Orders.

(a) Except as set forth in Part 2.20(a) of the Company Disclosure Schedule: (i) there is no pending Legal Proceeding; and (ii) to the knowledge of the Company: (A) no Governmental Body has overtly threatened to commence any Legal Proceeding; and (B) no other Person has threatened in writing to commence any Legal Proceeding, in the case of clauses “(i)” and “(ii)” of this sentence: (1) that involves: (A) any of the Acquired Corporations; (B) any securities of any of the Acquired Corporations; or (C) any alleged action or omission on the part of any director or officer of any Acquired Corporation in his or her capacity as such; or (2) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions (the Legal Proceedings identified in Part 2.20(a) of the Company Disclosure Schedule being referred to as the “Specified Proceedings”).

(b) There is no Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. To the knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations as it is currently conducted, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

(c) The facts and information that the Company has disclosed to Parent relating to the Specified Proceedings or any of the alleged acts or omissions that are the subject of any of the Specified Proceedings is accurate and correct. The Company SEC Documents contain all information with respect to the Specified Proceedings that is required to be disclosed by the rules and regulations of the SEC. The Company has made available to Parent: (A) copies of all documents providing indemnification and related obligations of the respective Acquired Corporations with respect to the Specified Proceedings; (B) any insurance coverage that applies to any of the Specified Proceedings; and (C) all Contracts that are material to any of the foregoing.

2.21 Authority; Binding Nature of Agreement. The Company has the corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) as of the date of this Agreement has: (a) unanimously determined that the Merger is fair to, and in the best interests of, the Company and its shareholders; (b) unanimously determined that considering the financial position of the Company and Merger Sub, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors; (c) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved this Agreement, the Merger and the other Contemplated Transactions; and (d) unanimously recommended the approval of this Agreement, the Merger and the other Required Approval Transactions by the holders of Company Ordinary Shares and directed that this Agreement, the Merger and the other Required Approval Transactions be submitted for consideration by the Company’s shareholders at the Company Shareholders’ Meeting (as defined in Section 5.2(b)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.22 Inapplicability of Anti-takeover Statutes. No state takeover statute or similar Legal Requirement (other than Sections 314-327 of the Companies Law) applies or purports to apply to the Merger, this Agreement, the Shareholder Undertakings or any of the Contemplated Transactions. To the knowledge of the Company, the Persons who have executed the Shareholder Undertakings collectively own of record approximately 21.5% of the Company Ordinary Shares outstanding as of the date of this Agreement.

2.23 Vote Required. Assuming neither Parent nor Merger Sub, nor any Person holding 25% or more of the shares or “means of control” (as such term is defined in the Companies Law) of Parent or Merger Sub own or hold any Company Ordinary Shares, the affirmative vote of a majority of the issued share capital is the only vote of the holders of any securities of the Company necessary to approve the Merger (the “Required Company Shareholder Vote”). The quorum required for the Company Shareholders’ Meeting is one or more shareholders who hold at least a majority of the voting rights of the issued share capital of the Company. No vote or approval of: (i) any court adjudicating the rights of any creditor of the Company or its Subsidiaries (pursuant to the rights of creditors under Section 319 of the Companies Law); (ii) any holder of any option granted by any Acquired Corporation; or (iii) any shareholder of any of the Company’s Subsidiaries, is necessary in order to approve or permit the consummation of the Merger.

2.24 Non-Contravention; Consents. Assuming compliance with (and receipt of all required approvals under) the applicable provisions of the Companies Law, the HSR Act, any non-U.S. Antitrust Law (as defined in Section 5.4) and the rules and regulations of The NASDAQ Stock Market, and assuming receipt of approval of the Investment Center, neither (1) the execution or delivery of this Agreement by the Company, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of the Articles of Association of the Company or the charter or other organizational documents of any of the other Acquired Corporations; or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Grant or other Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations as currently conducted or to any of the assets owned or used by any of the Acquired Corporations;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that constitutes a Significant Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Contract that constitutes a Significant Contract; (ii) accelerate the maturity or performance of any Company Contract that constitutes a Significant Contract; or (iii) cancel, terminate or modify any right, benefit, obligation or other term of any Company Contract that constitutes a Significant Contract;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

(f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Company IP (including Company Source Code), or the transfer of any material asset of any of the Acquired Corporations to any Person;

except, in the case of clauses “(a)” through “(f)” of this sentence, as would not and would not reasonably be expected to be material to the Acquired Corporations taken as a whole. Except: (i) disclosure and the filing of proxy materials required under the rules and regulations of the SEC or The NASDAQ Stock Market (as they relate to the Proxy Statement); (ii) as may be required by the HSR Act, any German Antitrust Law or the Companies Law; and (iii) the approval of the Investment Center, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Merger or any of the other Contemplated Transactions.

2.25 Fairness Opinion. The Company’s board of directors has received the opinion of Credit Suisse First Boston, LLC (“CSFB”), financial advisor to the Company, dated June 1, 2005, that, as of the date of its opinion, the Merger Consideration to be received by the holders of Company Ordinary Shares in the Merger is fair, from a financial point of view, to such holders of Company Ordinary Shares.

2.26 Financial Advisor. Except for CSFB, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of CSFB.

2.27 Full Disclosure. The Proxy Statement, at the time it is mailed to the shareholders of the Company or at the time of the Company Shareholders’ Meeting (or any adjournment or postponement thereof), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization; Etc.. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a company duly incorporated and validly existing under the laws of the State of Israel. Immediately prior to the Effective Time, Parent will own, directly or indirectly, of record and beneficially all outstanding shares of Merger Sub.

3.2 Authority; Noncontravention.

(a) Subject to obtaining the vote of Parent or an affiliate of Parent, as the case may be, as the sole shareholder of Merger Sub with respect to the Merger, each of Parent and Merger Sub has the corporate right, power and authority to enter into and to perform its respective obligations under this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. The board of directors of Merger Sub has determined: (a) that the Merger is fair to, and in the best interests of, Merger Sub and its shareholders, and that, considering the financial position of the Company and Merger Sub, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors; and (b) to recommend that Parent, as the sole shareholder of Merger Sub, approve this Agreement, the Merger and the other Required Approval Transactions.

(b) Except: (i) disclosure required under the rules and regulations of the SEC or The NASDAQ Stock Market (as they relate to the Proxy Statement); (ii) as may be required by the HSR Act, any German Antitrust Law or the Companies Law, (iii) for the approval of the Investment Center, and (iv) as would not have a material adverse effect on Parent’s ability to consummate the Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions.

3.3 Binding Nature of Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.4 No Vote Required. No vote of the holders of Parent Common Stock is required to authorize the Merger.

3.5 Financing. As of the Effective Time, Parent will have sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay all amounts required to be paid as Merger Consideration in the Merger

3.6 Stock Ownership. As of the date of this Agreement, neither Parent nor Merger Sub beneficially own any Company Ordinary Shares.

3.7 Disclosure. None of the information to be supplied by or on behalf of Parent to the Company specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation. During the period commencing on the date of this Agreement and ending as of the earlier of the Effective Time and the valid termination of this Agreement (the “Pre-Closing Period”), the Company shall, and the Company shall, at reasonable times and upon reasonable notice, cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access, during normal business hours, to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations as Parent may reasonably request (in each case subject to such non-disclosure as may be necessary to avoid waiver of legal privileges). During the Pre-Closing Period, the Company shall, and the Company shall cause the Representatives of each of the Acquired Corporations to, permit Parent’s senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent, after the Closing, to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of: (i) unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, and, if prepared, statements of cash flows; (ii) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions; (iii) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body; and (iv) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, any of the Acquired Corporations relating to any pending or threatened Legal Proceeding involving or affecting any of the Acquired Corporations, including the Specified Proceedings. Subject to applicable Legal Requirements, during the Pre-Closing Period, Parent shall promptly provide the Company with a copy of any material notice, report or other document filed with or sent to any Governmental Body on behalf of Parent or Merger Sub in connection with the Merger or any of the other Contemplated Transactions, other than: (A) any documents that are required to be filed under Section 4(c) of the HSR Act or any similar Legal Requirement; and (B) any such notice, report or other document that Parent determines in good faith contains highly sensitive and confidential information and with respect to which Parent has so notified the Company. As soon as practicable following the date of this

Agreement, the Company shall make available for review by Parent and Parent’s Representatives in a data room at the offices of Fenwick & West LLP, located at 801 California Street, Mountain View (or at the offices of the Company’s Israeli counsel with respect to Israeli Tax Returns), all Tax Returns identified in Part 2.15(i) of the Company Disclosure Schedule, and shall cause such Tax Returns to remain available for review by Parent and Parent’s Representatives during the Pre-Closing Period.

4.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and in accordance with past practices (including with respect to closing the Company’s books at the end of each calendar month); (ii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations and with all Governmental Bodies; (iii) the Company shall promptly notify Parent of: (A) any claim asserted by any Governmental Body; (B) any claim asserted in writing by any Person other than a Governmental Body; (C) any Legal Proceeding commenced; or (D) any Legal Proceeding, to the knowledge of the Company, threatened, in the case of clauses “(A)” through “(D)” against, relating to, involving or otherwise affecting any of the Acquired Corporations that relates to any of the Contemplated Transactions; and (iv) the Company shall: (A) to the extent practicable, provide Parent with reasonable advance notice of each material meeting, hearing, conference, filing or discussion to which it is a party or is otherwise involved relating to any of the Specified Proceedings; (B) consult with Parent prior to making any material decision relating to any of the Specific Proceedings; and (C) promptly notify Parent of any material development relating to any of the Specified Proceedings.

(b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld), and the Company shall ensure that each of the other Acquired Corporations does not (without the prior written consent of Parent, which consent shall not be unreasonably withheld):

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any share capital, or repurchase, redeem or otherwise reacquire any share capital or other securities, other than to repurchase, in full compliance with applicable Legal Requirements, restricted Company Ordinary Shares held by an employee upon the termination of such employee’s employment;

(ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any share capital or other security; (B) any option, call, warrant or right to acquire any share capital or other security; or (C) any instrument convertible into or exchangeable for any share capital or other security (except that: (1) the Company may issue Company Ordinary Shares: (x) upon the valid exercise of Company Options outstanding as of the date of this Agreement; and (y) pursuant to the Company ESPP; and (2) the Company may, in the ordinary course of business and consistent with past practices, grant Company Options to purchase no more than 100,000 (200,000 in the event the Effective Time shall not have occurred by September 15, 2005, but in no event more than 100,000 prior to September 15, 2005) Company Ordinary Shares in the aggregate to non-officer employees of the Company and newly-hired non-officer employees, provided that such Company Options: (x) shall have an exercise price equal to the fair market value of the Company Ordinary Shares covered by such options determined as of the time of the grant of such options; (y) shall not contain any “single-trigger,” “double-trigger” or other vesting acceleration provisions and shall not be subject to the Change in Control Resolutions or otherwise be subject to acceleration (in whole or in part) as a result of the Merger or any of the other Contemplated Transactions (whether alone or in combination with any termination of employment or other event); and (z) shall contain the Company’s standard vesting schedule);

(iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Option Plans or any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract or any of the terms of the Change in Control Resolutions, except as required by applicable Legal Requirements;

(iv) amend or permit the adoption of any amendment to its Articles of Association or Memorandum of Association or the charter or other organizational documents of the other Acquired Corporations;

(v) (A) acquire any equity interest or other interest in any other Entity; (B) form any Subsidiary; or (C) effect or become a party to any merger, consolidation, plan of arrangement, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares, division or subdivision of shares, consolidation of shares or similar transaction;

(vi) make any capital expenditure (except that the Acquired Corporations may make any capital expenditure that: (A) when added to all other capital expenditures made on behalf of the Acquired Corporations during the three-month period following the date of this Agreement, does not exceed US$2,000,000 in the aggregate; and (B) when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of this Agreement, does not exceed US$4,000,000 in the aggregate);

(vii) except as set forth in Part 4.2(b)(vii) of the Company Disclosure Schedule: (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Significant Contract of the type described in Sections 2.10(a)(i), 2.10(a)(vi), 2.10(a)(vii), 2.10(a)(x), 2.10(a)(xi), 2.10(a)(xiv), 2.10(a)(xv) and 2.10(a)(xvi); (B) other than in the ordinary course of business and consistent with past practices, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Significant Contract of the type described in Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(a)(iv), 2.10(a)(v), 2.10(a)(viii), 2.10(a)(ix), 2.10(a)(xii), 2.10(a)(xiii) and 2.10(a)(xvii); or (C) amend in any material respect or terminate, or waive any material right or remedy under, any Company Contract that constitutes a Significant Contract;

(viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices);

(ix) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances that do not materially detract from the value of such assets or materially impair the operations of any of the Acquired Corporations;

(x) lend money to any Person (other than routine travel and business expense advances made to directors or officers or other employees in the ordinary course of business), or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

(xi) establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement, distribute any employee handbook to the Company’s employees in Israel, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Company: (A) may provide routine salary increases to non-officer employees in the ordinary course of business and in accordance with past practices in connection with the Company’s customary employee review process; (B) may amend the Company Employee Plans to the extent required by applicable law; (C) may make customary bonus payments and profit sharing payments consistent with past practices in accordance with bonus and profit sharing plans existing on the date of this Agreement); (D) may comply with the Retention Plan, the 2005 Performance Incentive Plan and grant the employee bonus set forth in Part 4.2(b)(xi) of the Company Disclosure Schedule); and (E) may enter into an employment agreement reflecting the Norrington Parent Employment Arrangement referred to in Part 4.2(b)(xi) of the Company Disclosure Schedule;

(xii) promote any employee to the level of Vice President or above or change any employee’s title to Vice President or above, except in order to fill a position vacated after the date of this Agreement; or hire any employee at the level of Vice President or above or with an annual base salary in excess of US$150,000, NIS 645,000 or £75,000;

(xiii) other than as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any respect;

(xiv) make any material Tax election, request any Tax pre-ruling (other than the Israeli Tax Rulings), request any material Tax ruling or apply for any additional incentives under the Israeli Investment Encouragement Law;

(xv) commence any Legal Proceeding, except with respect to routine collection matters in the ordinary course of business and consistent with past practices;

(xvi) settle any Legal Proceeding (including the Specified Proceedings) or other material claim, except pursuant to a settlement that does not involve any liability or obligation on the part of any Acquired Corporation or involves only the payment of monies by the Acquired Corporations of not more than US$350,000 in the aggregate for all such settlements;

(xvii) enter into any Contract covering any Company Associate, or, other than payments pursuant to contracts identified in Part 2.16(l) of the Company Disclosure Schedule and in Part 4.2(b)(xvii) of the Company Disclosure Schedule, make any payment to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements);

(xviii) except pursuant to arrangements that are in effect as of the date of this Agreement, apply for funding, support, benefits or incentives from the Office of the Chief Scientist of the Ministry of Trade, Industry and Labor of the State of Israel or from any other Governmental Body; or

(xix) agree or commit to take any of the actions described in clauses “(i)” through “(xviii)” of this Section 4.2(b).

(c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely or that has had or would reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

4.3 No Solicitation.

(a) During the Pre-Closing Period, the Company shall not, directly or indirectly, and the Company shall ensure that its Subsidiaries and the respective Representatives of the Acquired Corporations do not, directly or indirectly:

(i) solicit, initiate, induce, knowingly facilitate or knowingly encourage the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

(ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

(iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;

(iv) except in accordance with Section 8.1(i), approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry; or

(v) except in accordance with Section 8.1(i), enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction;

provided, however, that prior to the approval of this Agreement by the Required Company Shareholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to an Acquisition Proposal submitted to the Company by such Person (and not withdrawn) that the Company’s Board of Directors in good faith believes is reasonably likely to result in a Superior Offer by such Person (and not be withdrawn) if: (A) neither the Company nor any Representative of any of the Acquired Corporations shall have breached any of the provisions set forth in this Section 4.3; (B) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company’s shareholders under applicable law; (C) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions and “standstill” provisions) at least as favorable to the Company as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (D) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company shall ensure that no affiliate or Representative of any of the Acquired Corporations takes any action inconsistent with any of the provisions set forth in the preceding sentence, and the Company acknowledges and agrees that any breach of any of the provisions set forth in the preceding sentence by any affiliate or Representative of any of the Acquired Corporations, whether or not such affiliate or Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company. For purposes of this Agreement, an affiliate or Representative of an Acquired Corporation, or any other Person, shall be deemed to have breached a provision of this Section 4.3 if such affiliate, Representative or other Person takes any action that would constitute a breach by the Company of such provision were the Company to take such action directly.

(b) If any Acquisition Proposal or Acquisition Inquiry is made or submitted by any Person during the Pre-Closing Period, then the Company shall promptly (and in no event later than 48 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). The Company shall keep Parent informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any modification or proposed modification thereto.

(c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

(d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, “standstill” or similar Contract to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will cause each such agreement to be enforced to the extent requested by Parent. The Company also shall promptly request each Person that has executed a confidentiality or similar agreement within the last 12 months in connection with its consideration of a possible Acquisition Transaction or a possible equity investment in any Acquired Corporation to return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, the Company shall prepare the Proxy Statement which shall be in form and substance reasonably satisfactory to Parent. The Company shall: (i) cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and other applicable Legal Requirements; (ii) provide Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement, and include in the Proxy Statement all changes reasonably proposed by Parent; (iii) promptly cause the Proxy Statement to be filed with the SEC; (iv) promptly provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand; (v) promptly notify Parent upon the receipt of any comments or requests from the SEC or its staff with respect to the Proxy Statement; (vi) provide Parent with a reasonable opportunity to review and comment on any subsequent drafts of the Proxy Statement and any related correspondence and filings, and include in the Proxy Statement and in any such correspondence and filings all changes reasonably proposed by Parent; (vii) promptly respond to any comments or requests of the SEC or its staff; and (viii) cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable following the date of this Agreement. To the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Contemplated Transactions.

(b) If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent of such event or information and shall, in accordance with the procedures set forth in Section 5.1(a), (i) prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable, and (ii) if appropriate, cause such amendment or supplement to be mailed to the shareholders of the Company.

5.2 Merger Proposal; Company Shareholders’ Meeting.

(a) Promptly after the execution and delivery of this Agreement: (i) each of the Company and Merger Sub shall cause a merger proposal (in the Hebrew language) in form reasonably agreed upon by the parties (the “Merger Proposal”) to be executed in accordance with Section 316 of the Companies Law; and (ii) each of the Company and Merger Sub shall deliver the Merger Proposal to the Companies Registrar in accordance with Section 317(a) of the Companies Law. The Company shall cause a copy of the Merger Proposal to be delivered to each of its secured creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Companies Registrar, and shall promptly inform its non-secured creditors of the Merger Proposal and its contents in accordance with Section 318 of the Companies Law and the regulations promulgated thereunder. Promptly after the Company complies with the preceding sentence, the Company and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the Companies Law, that notice was given to their creditors under Section 318 of the Companies Law and the regulations promulgated thereunder.

(b) The Company shall take all action necessary under all applicable Legal Requirements to call (promptly after the execution and delivery of this Agreement), give notice of and hold a meeting of the holders of Company Ordinary Shares to vote on the approval of this Agreement, the Merger and the other Required Approval Transactions (the “Company Shareholders’ Meeting”). Subject to the notice requirements of the Companies Law and the Articles of Association of the Company, the Company Shareholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement, and, to the extent practicable, no later than the date 30 days after the date on which the staff of the SEC communicates its final clearance of the mailing of the Proxy Statement. The Company shall ensure that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements. In the event that Parent shall cast any votes in respect of the Merger, Parent shall disclose to the Company its interest in such shares so voted. Within three days after the approval of the Merger by the shareholders of the Company, the Company shall deliver to the Companies Registrar its shareholder approval notice in accordance with Section 317(b) of the Companies Law informing the Companies Registrar that the Merger was approved by the shareholders of the Company at the Company Shareholders’ Meeting.

(c) Subject to Section 5.2(d): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company’s shareholders vote to approve this Agreement, the Merger and the other Required Approval Transactions at the Company Shareholders’ Meeting (the recommendation of the Company’s board of directors that the Company’s shareholders vote to approve this Agreement being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted. The Proxy Statement shall include the opinion of CSFB referred to in Section 2.25.

(d) Notwithstanding anything to the contrary contained in Section 5.2(c), at any time prior to the approval of this Agreement by the Required Company Shareholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) the Company shall have provided to Parent, at least 72 hours prior to each meeting of the Company’s board of directors at which such board of directors considers the possibility of withdrawing the Company Board Recommendation or modifying the Company Board Recommendation in a manner adverse to Parent, written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; (ii) the Company’s board of directors determines in good faith that the Company has received a Superior Offer that has not been withdrawn; and (iii) the Company’s board of directors determines in good faith, after taking into account the advice of the Company’s outside legal counsel, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company’s board of directors to comply with its fiduciary obligations to the Company’s shareholders under applicable law. The Company shall notify Parent promptly (and in any event within two hours) of: (A) any withdrawal of or modification to the

Company Board Recommendation; and (B) the circumstances surrounding such withdrawal or modification.

(e) Subject to Section 8.1(i), the Company’s obligation to call, give notice of and hold the Company Shareholders’ Meeting in accordance with Section 5.2(b) shall not be limited or otherwise affected by the commencement, disclosure, making, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

5.3 Israeli Regulatory Matters.

(a) Each party to this Agreement shall use its commercially reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to or filed by such party with any Israeli Governmental Body with respect to the Merger. Without limiting the generality of the foregoing, the Company shall use commercially reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the approval of the Investment Center and any other Consents that may be required in connection with the Merger. Each of the Company and Parent shall cause their respective Israeli counsel and tax advisers to coordinate all activities and to cooperate with each other, including by providing each an opportunity to comment on all applications to Israeli Governmental Bodies, with respect to the preparation and filing of such notices or applications for approval and the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain such Consents.

(b) As soon as reasonably practicable after the execution of this Agreement, the Company shall cause the Company’s Israeli counsel and accountants to prepare and file with the Israeli Income Tax Commissioner applications for two rulings: (i) one ruling (the “Israeli Option Tax Pre-Ruling”) that: (A) confirms that the conversion or replacement of Company Options into or with options to purchase shares of Parent Common Stock in accordance with Section 5.5 (Company Options that are assumed, converted or replaced by Parent in accordance with Section 5.5 being referred to as “Assumed Options”) will not result in a requirement for an immediate Israeli tax payment and that the Israeli taxation will be deferred until the exercise of such Assumed Options, or in the case of Assumed Options that are part of a “Section 102 Plan,” until the actual sale of the underlying shares of Parent Common Stock by the holders of such Assumed Options; (B) confirms that the “lock-up period” under any “Section 102 Plan” will continue to run and will not be restarted as a result of the assumption of the Assumed Options; (C) confirms that the payment of the Merger Consideration pursuant to this Agreement in exchange for Company Ordinary Shares held in trust at the Effective Time under a “Section 102 Plan” will not result in an immediate taxable event for the person entitled to such Company Ordinary Shares if such Merger Consideration is paid directly to the “Section 102 Plan” trustee and until such time as such Merger Consideration is subsequently paid by such trustee to the person entitled thereto, whether at the end of the statutory holding period or otherwise, in accordance with the terms of such ruling; and (D) confirms that the Merger does not constitute a “Disposition Date” as defined in paragraph 4 of the Israel income tax ruling issued to the Company on September 18, 2003, with respect to the exchange of certain options of the Company; and (ii) a second ruling that either: (A) exempts Parent, the Paying Agent and the Surviving Corporation from any obligation to withhold Israeli Tax at source from any consideration payable or otherwise deliverable pursuant to this Agreement as part of the Merger Consideration or as part of the assumption, conversion or replacement of Company Options, or clarifying that no such obligation exists; or (B) clearly instructs Parent, the Paying Agent or the Surviving Corporation how such withholding at source is to be executed, and in particular, with respect to the classes or categories of holders or former holders of Company Ordinary Shares or Company Options from which Tax is to be withheld (if any), the rate or rates of withholding to be applied (the “Israeli Withholding Tax Pre-Ruling”, and together with the Israeli Option Tax Pre-Ruling, the “Israeli Tax Rulings”). Each of the Company and Parent shall cause their respective Israeli counsel to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Tax Rulings. Subject to the terms and conditions hereof, the Company shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under any applicable Legal Requirement to obtain the Israeli Tax Rulings as promptly as practicable.

(c) As soon as reasonably practicable after the execution of this Agreement, Parent shall cause its Israeli counsel to prepare and file with the Israeli Securities Authority an application for an exemption from the requirements of the Israeli Securities Law (1968) concerning the publication of a prospectus in respect of the exchange of the Company Options for the Assumed Options, pursuant to Section 15D of the Securities Law of Israel (the “Israeli Securities Exemption”). The Company shall cooperate and cause its Representatives to cooperate with Parent in connection with the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Securities Exemption.

(d) Each party to this Agreement shall: (i) give the other parties prompt notice of the commencement of any Legal Proceeding by or before any Israeli Governmental Body with respect to the Merger; (ii) keep the other parties informed as to the status of any such Legal Proceeding; and (iii) promptly inform the other parties of any communication with the Investment Center, the Companies Registrar or any other Israeli Governmental Body regarding the Merger or any of the other Contemplated Transactions. The parties to this Agreement shall consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Israeli Legal Proceeding or Consent of any Israeli Governmental Body relating to the Merger.

5.4 Other Regulatory Approvals. In addition to the obligations pursuant to Section 5.3 (but, in the case of Parent and Merger Sub, subject to the provisions of Section 5.8(b)), each party to this Agreement shall use commercially reasonable efforts to file, as promptly as reasonably practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, as promptly as reasonably practicable after the date of this Agreement, prepare and file any notifications required under the HSR Act and under any other Legal Requirement that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”) and thereafter make any other required submissions under any Antitrust Laws. The Company and Parent shall use commercially reasonable efforts to (a) respond as promptly as reasonably practicable to: (i) any inquiries or requests received from the U.S. Federal Trade Commission or the U.S. Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, non-U.S. antitrust authority or other Governmental Body in connection with antitrust or related matters; (b) obtain any necessary approvals, and obtain the termination of any waiting periods, under any Antitrust Laws that apply to the Contemplated Transactions.

5.5 Stock Options and Company ESPP.

(a) Subject to Section 5.5(b), at the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall either: (i) assume such Company Option; or (ii) replace such Company Option by issuing a reasonably equivalent replacement stock option to purchase Parent Common Stock in substitution therefor, in either case in accordance with the terms (as in effect as of the date of this Agreement) of the applicable Company Option Plan and the terms of the stock option agreement by which such Company Option is evidenced. Subject to Section 5.5(b), all rights to purchase Company Ordinary Shares under Assumed Options shall, effective as of the Effective Time, thereupon be converted into rights to purchase Parent Common Stock. Accordingly, except as set forth in Section 5.5(b), from and after the Effective Time: (A) each

Assumed Option may be exercised solely for shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Assumed Option shall be determined by multiplying the number of Company Ordinary Shares that were subject to such Assumed Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (C) the per share exercise price for the Parent Common Stock issuable upon exercise of each Assumed Option shall be determined by dividing the per share exercise price of Company Ordinary Shares subject to such Company Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) any restriction on the exercise of any Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Assumed Option shall otherwise remain unchanged as a result of the assumption or replacement of such Assumed Option, subject to the terms of the Israeli Option Tax Pre-Ruling; provided, however, that: (1) each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (2) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Assumed Option. For the purpose of this Section 5.5(a), the “Conversion Ratio” shall mean the fraction (rounded to the nearest 1/10,000) having a numerator equal to the Merger Consideration and having a denominator equal to the average closing price of Parent Common Stock for the period of ten consecutive trading days ending on (and including) the second trading day prior to the Closing Date (adjusted to the extent appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock).

(b) Notwithstanding anything to the contrary contained in Section 5.5(a), in the event that Parent does not receive the Israeli Securities Exemption prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time and that is held by a resident of the State of Israel (each an “Israeli Option”), whether or not vested, shall not be converted into or become an option to purchase Parent Common Stock, but rather shall be converted into the right to receive, upon exercise of any portion of such Israeli Option, an amount in cash determined by multiplying the number of Company Ordinary Shares that were subject to such portion of such Israeli Option immediately prior to the Effective Time by the amount by which the Merger Consideration exceeds the per share exercise price of Company Ordinary Shares subject to such Israeli Option, as in effect immediately prior to the Effective Time. Any restriction on the exercise of any Israeli Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Israeli Option shall otherwise remain unchanged as a result of the conversion of such Israeli Option; provided, however, that Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Israeli Option.

(c) Parent shall file with the SEC, no later than 15 days after the date on which the Merger becomes effective, a registration statement on Form S-8 (or any successor form), if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to the Assumed Options.

(d) At the Effective Time, Parent may (but shall not be obligated to) assume any or all of the Company Option Plans or merge any of such Company Option Plans into any stock option plan of Parent. If Parent elects to so assume or merge any Company Option Plan, then, under such Company Option Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Option Plan as of the Effective Time (including any shares subsequently returned to such share reserves as a result of the termination of Assumed Options), except that: (i) stock covered by such awards shall be shares of Parent Common

Stock; (ii) all references in such Company Option Plan to a number of Company Ordinary Shares shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced Company Ordinary Shares by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to the administration of such Company Option Plan.

(e) Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Option Plans and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5.

(f) Prior to the Effective Time, the Company shall take all action that may be necessary to: (i) cause any outstanding offering period under the Company ESPP to be terminated as of the last business day prior to the date on which the Merger becomes effective (the last business day prior to the date on which the Merger becomes effective being referred to as the “Designated Date”); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the Company ESPP; (iii) cause the exercise as of the Designated Date of each outstanding purchase right under the Company ESPP; and (iv) provide that no further offering period or purchase period shall commence under the Company ESPP after the Designated Date; provided, however, that the actions described in clauses “(i)” through “(iv)” of this sentence shall be conditioned upon the consummation of the Merger. On the Designated Date, the Company shall apply the funds credited as of such date under the Company ESPP within each participant’s payroll withholding account to the purchase of whole Company Ordinary Shares in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the Company ESPP.

5.6 Employee Benefits.

(a) Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements: (i) all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be eligible to participate in Parent’s health, vacation and 401(k) plans, to substantially the same extent as similarly situated employees of Parent; and (ii) for the sole purpose of determining a Continuing Employee’s eligibility to participate in such plans (but not for purposes of benefit accrual), such Continuing Employee shall receive credit under such plans (other than under any sabbatical program) for his or her years of continuous service with the Acquired Corporations prior to the Effective Time. With respect to any welfare benefit plans maintained by Parent for the benefit of Continuing Employees located in the United States, Parent shall, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements: (A) cause to be waived, as required by applicable Legal Requirements, any eligibility requirements or pre-existing condition limitations; and (B) give effect, in determining any deductible maximum out of pocket limitations, to amounts paid by such Continuing Employees with respect to substantially similar plans maintained by any Acquired Corporation during the plan year in which the Effective Time occurs.

(b) Nothing in this Section 5.6 or elsewhere in this Agreement shall be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent. Except for Indemnified Persons (as defined in Section 5.7(a)) to the extent of their respective rights pursuant to Section 5.7, no Company Associate, and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement.

(c) If requested by Parent at least five business days prior to the Effective Time, the Company shall take (or cause to be taken) all actions pursuant to resolutions of the board of directors of the applicable Acquired Corporation necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Acquired Corporation 401(k) Plan”). If the Company is required to terminate any Acquired Corporation 401(k) Plan, then the Company shall provide to Parent prior to the Effective Time written evidence of the adoption by the board of directors of the applicable Acquired Corporation of resolutions authorizing the termination of such Acquired Corporation 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Parent, which will not be unreasonably withheld).

(d) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to any of the Contemplated Transactions, the Company shall cooperate with Parent to comply with such requirements prior to the Effective Time.

5.7 Indemnification of Officers and Directors.

(a) All rights to indemnification by any Acquired Corporation existing in favor of those Persons who are or were directors and officers of any Acquired Corporation as of or prior to the date of this Agreement (the “Indemnified Persons”) for their acts and omissions as directors and officers of any Acquired Corporation occurring prior to the Effective Time (as provided in: (i) the Company’s Articles of Association (as in effect as of the date of this Agreement); (ii) any indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) identified in Part 2.10(a)(vi) of the Company Disclosure Schedule; (iii) indemnification agreements entered into during the Pre-Closing Period in substantially the form of Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004; and (iv) the agreements and other documents referred to in the first and second paragraphs of Part 2.10(a)(vi) of the Company Disclosure Schedule (the agreements and documents referred to in clauses “(i)” through “(iv)” of this sentence being referred to as the “Indemnification Documents”), shall survive the Merger and be observed by the Surviving Corporation to the fullest extent available under the Indemnification Documents and applicable law for a period of seven years from the date on which the Merger becomes effective, and Parent shall cause the Surviving Corporation to so observe such rights (including, to the extent necessary, by providing funds to ensure such observance).

(b) From the Effective Time until the seventh anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of those Indemnified Persons who are currently insured under the directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form delivered by the Company to Parent prior to the date of this Agreement (the “Existing D&O Policy”) with respect to their acts and omissions as directors and officers of any Acquired Corporation occurring prior to the Effective Time, the Existing D&O Policy, to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided, however, that: (i) the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute policies) in excess of US$1,500,000 (the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium. The provisions of this Section 5.7(b) shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time for purposes of this Section 5.7(b), which policies provide such directors and officers with coverage comparable to the coverage provided by the Existing D&O Policy for an aggregate period of seven years following the Effective Time (and the Company may, if it obtains the prior written consent of Parent, obtain such a prepaid policy prior to the Effective Time, provided that the cost thereof shall not exceed the Maximum Premium). If such prepaid policies have been obtained prior to the Effective Time, Parent shall not cancel such policies.

(c) The obligations under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons shall be third party beneficiaries of this Section 5.7), and in the event that Parent consolidates or merges with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, then Parent shall make proper provision so that the continuing or surviving corporation or entity shall assume the obligations set forth in this Section 5.7.

5.8 Additional Agreements.

(a) Subject to Section 5.8(b), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.8(b), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.

(b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement to: (i) dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property or Intellectual Property Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; (vi) take or commit to take any other action that limits Parent’s freedom of action with respect to, or its ability to retain, its Subsidiaries or any of the Acquired Corporations or any material portions thereof or any of the businesses, product lines, properties or assets of its Subsidiaries or any of the Acquired Corporations; or (vii) commence any Legal Proceeding against any Entity in order to facilitate the consummation of the Merger.

5.9 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement, and the Company shall consult with Parent and consider the views and comments of Parent before any of the Acquired Corporations or any of their Representatives sends any emails or other documents to the Company Associates generally or otherwise communicates with the Company Associates generally, with respect to the Merger or any of the other Contemplated Transactions; provided, however, that the Company shall not, and the Company shall ensure that those Company Associates with authority with respect to matters relating to employee compensation, remuneration or benefits do not, communicate with any Company Associate regarding post-Closing compensation, remuneration or benefits without the prior written approval of Parent.

5.10 Resignation of Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Closing the resignation of each director of each of the Acquired Corporations (other than the resignation of Lorrie Norrington as a director of the Company).

5.11 Internal Controls. During the Pre-Closing Period, the Company shall use commercially reasonable efforts to follow its established plan to achieve compliance with Section 404 of the Sarbanes-Oxley Act, as such plan was disclosed to Parent and its Representatives prior to the date of this Agreement. If, during the Pre-Closing Period, the Company or the Company’s auditors identify any material weaknesses or significant deficiencies (or a series of control deficiencies that collectively are deemed to constitute a material weakness or significant deficiency) in the effectiveness of the Company’s internal control over financial reporting, then the Company shall use its commercially reasonable efforts during the Pre-Closing Period to rectify such material weakness, significant deficiency or series of control deficiencies, as the case may be.

5.12 Approval of Sole Shareholder of Merger Sub; Notification to Registrar of Companies. Immediately following the approval of the Merger by the shareholders of the Company, Parent shall cause the sole shareholder of Merger Sub to approve the Merger as the sole shareholder of Merger Sub. No later than three days after the approval of this Agreement, the Merger and the other Required Approval Transactions by Parent, as the sole shareholder of Merger Sub, Merger Sub shall (in accordance with Section 317(b) of the Israeli Companies Law and the regulations thereunder) inform the Companies Registrar of such approval. In accordance with the customary practice of the Companies Registrar, Merger Sub shall request that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date as Merger Sub shall advise the Companies Registrar, which date shall be the first business day immediately following the Closing. For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the parties that the Merger shall be declared effective and the Certificate of Merger shall be issued as soon as possible after the Closing shall have taken place, but not before the Closing shall have taken place.

5.13 Tax Matters. In the event that any stamp duties are due to be paid in connection with the execution or performance of this Agreement, such duties shall be shared equally by Parent and the Company; provided, however, that if the Merger is not consummated as a result of a breach by a party of any of its representations, warranties or covenants set forth in this Agreement, the full amount of such duties shall be paid by such party.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to cause the Merger to be effected and otherwise cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations.

(a) Each of the Specified Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any Specified Representation made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of the Specified Representations as of the foregoing dates, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded.

(b) The Other Company Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any Other Company Representation made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that notwithstanding anything to the contrary contained in this Agreement, the condition set forth in this Section 6.1(b) shall be deemed to be satisfied even if the Other Company Representations shall not be accurate in all respects unless the circumstances constituting inaccuracies in the Other Company Representations (considered collectively) constitute, or would reasonably be expected to have or result in, a Company Material

Adverse Effect. For purposes of determining the accuracy of the Other Company Representations as of the dates set forth in the preceding sentence: (i) all “Company Material Adverse Effect” qualifications limiting the scope of the Other Company Representations (other than the Materiality Qualified Representations) or limiting the scope of the defined terms used in the Other Company Representations (other than the Materiality Qualified Terms) shall be deemed to refer to “adverse effect on the business or operations of the Acquired Corporations taken as a whole”; (ii) all other materiality qualifications limiting the scope of the Other Company Representations (other than the Materiality Qualified Representations) or limiting the scope of the defined terms used in the Other Company Representations (other than the Materiality Qualified Terms) shall be disregarded; and (iii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded.

6.2 Performance of Covenants. All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Antitrust Approvals.

(a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(b) Any waiting period applicable to the consummation of the Merger under applicable German Antitrust Laws shall have expired or been terminated.

6.4 Investment Center Approval. Parent and the Company shall have obtained approval of the Merger from the Investment Center as required by applicable Legal Requirements.

6.5 Shareholder Approval. This Agreement shall have been duly approved by the Required Company Shareholder Vote.

6.6 Certificate. Parent shall have received a certificate executed by the Chief Executive Officer of the Company confirming that the conditions set forth in Sections 6.1(a), 6.1(b), 6.2, 6.5, 6.7 and 6.9 have been duly satisfied.

6.7 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect.

6.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes the consummation of the Merger illegal.

6.9 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or a participant: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger or any of the other transactions contemplated by this Agreement and seeking to obtain from Parent or any of its Subsidiaries or any of the Acquired Corporations any damages or other relief that could reasonably be expected to be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect the ability of Parent or any affiliate of Parent to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the share capital of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent, any affiliate of Parent or any of the Acquired Corporations to own any of the material assets or operate the business of any of the Acquired Corporations; (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets or business as a result of the Merger or any of the other transactions contemplated by this Agreement; or (f) seeking to impose (or that, if adversely determined, could reasonably be expected to result in the imposition

of) any criminal sanctions or liability on any of the Acquired Corporations. (For purposes of this Section 6.9, a Governmental Body shall not be deemed to be a “party” or “participant” in a Legal Proceeding if the Legal Proceeding involves only non-governmental parties and the exclusive role played by such Governmental Body in such Legal Proceeding is that of court or judge.)

6.10 Sarbanes-Oxley Certifications. Neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification as and in the form required under Rule 13a-14 or Rule 15d-14 under the Exchange Act or 18 U.S.C. §1350.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations. The representations and warranties of Parent and Merger Sub contained in Section 3 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that notwithstanding anything to the contrary contained in this Agreement, the condition set forth in this Section 7.1 shall be deemed to be satisfied even if such representations and warranties shall not be accurate in all respects unless the circumstances constituting inaccuracies in such representations and warranties (considered collectively) constitute, or would reasonably be expected to have or result in, a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger. For purposes of determining the accuracy of such representations and warranties as of the dates set forth in the preceding sentence, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

7.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Shareholder Approval. This Agreement shall have been duly approved by the Required Company Shareholder Vote.

7.4 Certificate. The Company shall have received a certificate executed by an executive officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.5 Antitrust Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order against the Company preventing the consummation of the Merger by the Company under U.S. or Israeli law shall have been issued by any U.S. or Israeli court of competent jurisdiction and remain in effect, and there shall not be any U.S. or Israeli Legal Requirement enacted or deemed applicable to the Merger that makes the consummation of the Merger by the Company illegal under U.S. or Israeli law.

SECTION 8. TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Shareholder Vote):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated by December 15, 2005; provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by December 15, 2005 is a result of a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time; and (ii) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(f);

(c) by Parent if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(d) by the Company if a U.S. or Israeli court of competent jurisdiction or other U.S. or Israeli Governmental Body shall have issued a final and nonappealable Order against the Company, or shall have taken any other final and nonappealable action directed at the Company, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger by the Company under U.S. or Israeli law;

(e) by either Parent or the Company if: (i) the Company Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s shareholders shall have taken a final vote on a proposal to approve this Agreement, the Merger and the other Required Approval Transactions; and (ii) this Agreement, the Merger and the other Required Approval Transactions shall not have been approved at the Company Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Vote; provided, however, that: (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have this Agreement approved by the Required Company Shareholder Vote is a result of a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time; and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(f);

(f) by Parent (at any time prior to the approval of this Agreement by the Required Company Shareholder Vote) if a Triggering Event shall have occurred;

(g) by Parent if: (i) any of the Specified Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1(a) would not be satisfied (it being understood that, for purposes of determining the accuracy of the Specified Representations as of the date of this Agreement or as of any subsequent date, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); (ii) any of the Other Company Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of the Other Company Representations as of the date of this Agreement or as of any subsequent date: (A) all “Company Material Adverse Effect” qualifications limiting the scope of the Other Company Representations (other than the Materiality Qualified Representations) or limiting the scope of the defined terms used in the Other Company Representations (other than the Materiality Qualified Terms) shall be deemed to refer to “adverse effect on the business or operations of the Acquired Corporations taken as a whole”; (B) all other materiality qualifications limiting the scope of the Other Company Representations (other than the Materiality Qualified Representations) or limiting the scope of the defined terms used in the Other Company Representations (other than the Materiality Qualified Terms) shall be disregarded; and (C) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); or (iii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations and warranties or a breach of a covenant or obligation by the Company is curable by the Company, then Parent may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company notice of such inaccuracy or breach;

(h) by the Company if: (i) any of Parent’s representations and warranties shall be inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded); or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations and warranties or a breach of a covenant or obligation by Parent is curable by Parent, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent notice of such inaccuracy or breach; or

(i) by the Company (at any time prior to the approval of this Agreement by the Required Company Shareholder Vote), in order to accept a Superior Offer and enter into the Specified Definitive Acquisition Agreement (as defined below) relating to such Superior Offer, if: (i) there shall not have been any material breach (or material deemed breach) of any material obligations contained in Section 4.3; (ii) the board of directors of the Company, after satisfying all of the requirements set forth in Section 5.2(d) in connection with such Superior Offer, shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Definitive Acquisition Agreement”); (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the Specified Definitive Acquisition Agreement as an attachment) containing the Company’s representation and warranty that: (A) the board of directors of the Company has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and the termination of this Agreement pursuant to this Section 8.1(i); and (B) the Company intends to enter into the Specified Definitive Acquisition Agreement contemporaneously with the termination of this Agreement pursuant to this Section 8.1(i); (iv) a period of at least five business days shall have elapsed since the receipt by Parent of such notice, and the Company shall have made its Representatives available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment to this Agreement or a possible alternative transaction; (v) the Company shall have promptly advised Parent of any modification proposed to be made to the Specified Definitive Acquisition Agreement by the other party thereto; (vi) any written proposal by Parent to amend this Agreement or enter into an alternative transaction shall have been considered by the board of directors of the Company in good faith, and such board of directors shall have determined in good faith, after having obtained and taken into account a written opinion of an independent financial advisor of nationally recognized reputation, that the terms of the proposed amended agreement of merger (or other alternative transaction) are not as favorable to the Company’s shareholders, from a financial point of view and taking into consideration any other factors required by applicable Legal Requirements, as the terms of the transaction contemplated by the Specified Definitive Acquisition Agreement, as it may have been modified to make such terms more favorable to the Company; (vii) the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(e); and (viii) on the date five business days after Parent receives the written notice referred to in clause “(iii)” of this Section 8.1(i), the Company shall have executed and delivered to the other party thereto the Specified Definitive Acquisition Agreement (as it may have been modified to make it more favorable to the Company), and the Specified Definitive Acquisition Agreement (as it may have been so modified) shall have thereupon become fully binding and effective (it being understood that if the Company validly terminates this Agreement pursuant to this Section 8.1(i) by satisfying all of the conditions set forth in clauses “(i)” through “(viii)” of this Section 8.1(i), then the termination of this Agreement shall be deemed to occur contemporaneously with the execution and delivery of the Specified Acquisition Agreement by the Company).

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (a) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; (b) the Non-Waiver Agreement and Sections 1 though 8, 9(a), 9(b) and 10 through 14 of the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their terms; and (c) the termination of this Agreement shall not relieve any party from any liability for any breach of any covenant or obligation or for any intentional and material breach of any representation or warranty contained in this Agreement.

8.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable non-U.S. Antitrust Law.

(b) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b); (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; (iii) a final vote on the approval of this Agreement by the Company’s shareholders shall not have been held prior to the date of such termination; and (iv) on or prior to the first anniversary of such termination of this Agreement, either: (A) an Acquisition Transaction is consummated; or (B) a definitive agreement with respect to an Acquisition Transaction is entered into by an Acquired Corporation and, following such first anniversary, such Acquisition Transaction (or any other Acquisition Transaction among or involving the parties to such definitive agreement or any of such parties’ controlled or controlling affiliates) is consummated, then, within two business days after the consummation of such Acquisition Transaction, the Company shall pay to Parent a nonrefundable fee in the amount of US$22,500,000 in cash.

(c) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e); (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; (iii) such Acquisition Proposal shall not have been publicly and unconditionally withdrawn on or before the date that is five business days prior to the date of the Company Shareholders’ Meeting; and (iv) on or prior to the first anniversary of such termination of this Agreement, either: (A) an Acquisition Transaction is consummated; or (B) a definitive agreement with respect to an Acquisition Transaction is entered into by an Acquired Corporation and, following such first anniversary, such Acquisition Transaction (or any other Acquisition Transaction among or involving the parties to such definitive agreement or any of such parties’ controlled or controlling affiliates) is consummated, then, within two business days after the consummation of such Acquisition Transaction, the Company shall pay to Parent a nonrefundable fee in the amount of US$22,500,000 in cash.

(d) If this Agreement is terminated by Parent pursuant to Section 8.1(f), then, within two business days after such termination, the Company shall pay to Parent a nonrefundable fee in the amount of US$22,500,000 in cash.

(e) If this Agreement is terminated by the Company pursuant to Section 8.1(i), then, prior to the time of such termination, the Company shall pay to Parent a nonrefundable fee in the amount of US$22,500,000 in cash.

(f) If: (i) at any time prior to the approval of this Agreement by the Required Company Shareholder Vote: (A) following either: (1) any disclosure, announcement, commencement, submission or making of an Acquisition Proposal; or (2) any Specified Action, Parent has requested that the Company’s board of directors reaffirm the Company Board Recommendation or its determination that the Merger is fair to, and in the best interests of, the Company and its shareholders; (B) a vote with respect to such reaffirmation was held; and (C) either: (1) less than all of the members of the Company’s board of directors voted in favor of the reaffirmation of the Company Board Recommendation; or (2) less than all of the members of the Company’s board of directors voted in favor of the reaffirmation of its determination that the Merger is fair to, and in the best interests of, the Company and its shareholders; and (ii) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(e), then the Company shall pay to Parent, at the time specified in the next sentence, a nonrefundable fee in the amount of US$22,500,000 in cash. In the case of termination of this Agreement by the Company pursuant to Section 8.1(b) or Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b) or Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.

(g) If the Company fails promptly to pay when due any amount payable by the Company under this Section 8.3, then: (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3; and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the lower of: (i) 350 basis points over the “prime rate” (as announced by Citibank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Legal Requirements.

SECTION 9. MISCELLANEOUS PROVISIONS

9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time (whether before or after the approval of this Agreement by the shareholders of the Company); provided, however, that after approval of this Agreement by the Company’s shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2 Extension; Waiver.

(a) Subject to Sections 9.2(b) and 9.2(c), at any time prior to the Effective Time, any party hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Agreement or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement.

(b) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

9.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement, the other agreements and exhibits referred to herein and the Company Disclosure Schedule constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that: (a) the Non-Waiver Agreement; and (b) Sections 1 through 8, 9(a), 9(b) and 10 through 14 of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with their terms (it being understood that Section 9(c) (standstill) of the Confidentiality Agreement is being superseded by this Agreement and Parent and the Company (on behalf of Shopping.com, Inc., its wholly-owned Subsidiary) agree that such Section 9(c) (standstill) shall cease to have any force or effect as of the date of this Agreement). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware; provided, however, that: (a) any matter involving the internal corporate affairs of any party hereto shall be governed by the provisions of the jurisdiction of its incorporation; and (b) the Merger shall be governed by the Companies Law. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the jurisdiction of the Chancery Court of the State of Delaware; (b) agrees that the Chancery Court of the State of Delaware, shall be deemed to be a convenient forum; (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such action or suit commenced in the Chancery Court of the State of Delaware, any claim that the Company is not subject personally to the jurisdiction of such court, that such action or suit has been brought in an inconvenient forum, that the venue of such action or suit is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court; and (d) irrevocably waives the right to trial by jury.

9.6 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2.

9.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.8 Assignability; No Third Party Rights. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns (except as expressly provided in Section 5.7(c)); provided, however, that (a) the rights and obligations of Merger Sub under this Agreement may be assigned or delegated by Merger Sub to any affiliate of Merger Sub that is a direct or indirect wholly-owned Subsidiary of Parent without the consent of the Company or of any other Person, provided that such assignment shall not adversely affect the rights and interests of the holders of Company Ordinary Shares, and in the event of any such assignment and/or delegation, all references in this Agreement to Merger Sub shall be deemed to instead refer to such affiliate; and (b) neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as specifically provided in Section 5.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), three business days after delivery to such courier; (c) if sent by facsimile transmission before 5:00 p.m. in California, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in California and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Parent or Merger Sub:

eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

Attn: General Counsel

Facsimile: (408) 376-7514

with a copy (which shall not constitute notice) to:

Cooley Godward LLP

5 Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Keith A. Flaum and Jane Ross

Facsimile: (650) 849-7400

and to:

Yigal Arnon & Co.

22 Rivlin Street

Jerusalem 94263 Israel

Fax: 972-2-623-9236

Attention: Barry Levenfeld, Adv.

Facsimile: +972-2-623-9236

if to the Company:

Shopping.com Ltd.

1 Zoran Street

P.O. Box 8393

Netanya 42504 Israel

Attention: Vice President, Finance

Facsimile: +972-9-892-1321

and to

Shopping.com, Inc.

8000 Marina Boulevard

5th Floor

Brisbane, California 94005

Attention: General Counsel

Facsimile: (650) 616-6510

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Gordon Davidson and Cynthia Clarfield Hess

Facsimile: (650) 938-5200

and to

Fenwick & West LLP

275 Battery Street

San Francisco, CA 94111

Attention: David Michaels

Facsimile: (415) 281-1350

and to:

Meitar Liquornik Geva & Leshem Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan 52506, Israel

Attention: David S. Glatt, Adv.

Facsimile: +972-3-610-3111

9.10 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) Where monetary thresholds set forth in Section 2 and 4 are denominated in U.S. dollars and not in any non-U.S. dollar currency, applicable expenditures, revenues, payments or other matters to be used in determining whether such threshold has been attained or exceeded shall include the amounts of all such expenditures, payments, revenues or costs made, earned, paid or otherwise denominated in non-U.S. dollar currencies, as such amounts are converted into U.S. dollars at the applicable exchange rate reported in the Wall Street Journal on: (i) with respect to thresholds set forth in Section 2, the date of this Agreement; and (ii) with respect to thresholds set forth in Section 4, the date that the applicable expenditure or payment is made.

(g) All references to “$” or “dollars” in this Agreement shall mean U.S. dollars. All references to “NIS” in this Agreement shall mean New Israeli Shekels. All references to “business days” shall mean days on which banks are open for business in California and in the State of Israel.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

EBAY INC.

By:	/s/ William C. Cobb
Name:	William C. Cobb
Title:	President, ebay North America

HARBOUR ACQUISITION LTD.

By:	/s/ Brian Levey
Name:	Brian Levey
Title:	Secretary

SHOPPING.COM LTD.

By:	/s/ Lorrie M. Norrington
Name:	Lorrie M. Norrington
Title:	Chief Executive Officer

Merger Agreement Signature Page

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquired Corporations. “Acquired Corporations” shall mean: (a) the Company; (b) each of the Company’s Subsidiaries; and (c) any other Entity that has been merged with or into, or that is a predecessor to, any of the Entities identified in clauses “(a)” or “(b)” above.

Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by Parent) that would reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal. “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of related transactions (other than the Contemplated Transactions) involving:

(a) any merger, exchange, consolidation, business combination, plan of arrangement, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any of the Acquired Corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Acquired Corporations; or

(c) any liquidation or dissolution of any of the Acquired Corporations.

Agreement. “Agreement” shall mean the Agreement of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Change in Control Resolutions. “Change in Control Resolutions” shall mean: (a) resolution #8 of the resolutions adopted by the compensation committee of the Company’s board of directors on October 22, 2003; and (b) the resolutions adopted by the compensation committee of the Company’s board of directors on December 10, 2003.

COBRA. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Code. “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

Companies Law. “Companies Law” shall mean the Israeli Companies Law-5759-1999, as amended.

Company Affiliate. “Company Affiliate” shall mean any Person under common control with any of the Acquired Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

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Company Associate. “Company Associate” shall mean any current or former officer or other employee, or current or former independent contractor, consultant or director, of or to any of the Acquired Corporations or any Company Affiliate.

Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company IP or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

Company Employee Agreement. “Company Employee Agreement” shall mean any management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other similar Contract between: (a) any of the Acquired Corporations or any Company Affiliate; and (b) any Company Associate, other than any such Contract that is terminable “at will” without any obligation on the part of any Acquired Corporation or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by any Acquired Corporation under applicable non-U.S. law.

Company Employee Plan. “Company Employee Plan” shall mean any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate; or (b) with respect to which any of the Acquired Corporations or any Company Affiliate has or may incur or become subject to any liability or obligation; provided, however, that a Company Employee Agreement shall not be considered a Company Employee Plan.

Company IP. “Company IP” shall mean: (a) all Intellectual Property Rights in or to the Company Services and all Intellectual Property Rights in or to Company Service Software; and (b) all other Intellectual Property Rights and Intellectual Property that are material to the business of the Acquired Corporations as currently conducted with respect to which any of the Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any effect, change, event or circumstance (each, an “Effect”) that, considered together with all other Effects, has a material adverse effect on: (a) the business, financial condition, operations or results of operations of the Acquired Corporations taken as a whole; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (i) Effects resulting from conditions generally affecting the industries in which the Company participates or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the Acquired Corporations; (ii) the loss of (or failure to generate) revenues or website visitors resulting directly from a disruption in the Company’s relationships with merchants, portals and other similar Persons arising directly from the announcement or pendency of the Merger; (iii) resignations of any employees of the Company resulting directly from the announcement or pendency of the Merger; (iv) the failure by any of the Acquired Corporations to meet internal projections or forecasts or third party revenue or earnings predictions for any period ending (for which revenues or earnings are released) on or after the date of this Agreement (it being understood, however, that this clause shall not preclude any Effect

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causing or contributing to such failures to meet projections or predictions from constituting or giving rise to a Company Material Adverse Effect and any such Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred); (v) Effects resulting from any Shareholder Merger Litigation in which, based on the underlying merits of such Shareholder Merger Litigation, the prospects for an award of damages or injunctive relief against the Company and its directors are unlikely; (vi) the failure to obtain any required consent pursuant to the terms of the agreements identified in Part 2.24 of the Company Disclosure Schedule (including the termination of such agreements as a direct result of the failure to obtain such required consents); (vii) any developments in the Epinions lawsuit described in Part 2.3(e) of the Company Disclosure Schedule; and (viii) changes in the trading price or trading volume of Company Ordinary Shares (it being understood, however, that this clause shall not preclude any Effect giving rise to or contributing to such changes in the trading price or trading volume of Company Ordinary Shares from constituting or giving rise to a Company Material Adverse Effect and any such Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred); (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; or (c) the ability of Parent or any affiliate of Parent to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

Company Option Plans. “Company Option Plans” shall mean: (a) the Company’s 2003 Omnibus Stock Option and Restricted Stock Incentive Plan; and (b) the Company’s 2004 Equity Incentive Plan.

Company Options. “Company Options” shall mean options to purchase Company Ordinary Shares from the Company (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company or otherwise).

Company Ordinary Shares. “Company Ordinary Shares” shall mean the ordinary shares, par value NIS 0.01 per share, of the Company.

Company Owned IP. “Company Owned IP” shall mean all Intellectual Property Rights and Intellectual Property with respect to which any of the Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

Company Pension Plan. “Company Pension Plan” shall mean each: (a) Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

Company Service. “Company Service” shall mean any service, search engine or platform: (a) developed, marketed, provided, licensed or made available, directly or indirectly, by or on behalf of any Acquired Corporation; or (b) currently under development by or for any Acquired Corporation (whether or not in collaboration with another Person).

Company Service Software. “Company Service Software” shall mean any software (regardless of whether such software is owned by an Acquired Corporation or licensed to an Acquired Corporation by a third party) contained or included in (or material to the operation of) any Company Service.

Company Source Code. “Company Source Code” shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations, including the Company Service Software.

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Mutual Nondisclosure Agreement dated as of May 11, 2005, between Shopping.com, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company and Parent, as amended by that certain Amendment dated as of May 18, 2005, between Shopping.com, Inc. and Parent.

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Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions. “Contemplated Transactions” shall mean the Merger and the other transactions contemplated by the Agreement, the Shareholder Undertakings and the Noncompetition Agreements to be entered into by certain shareholders of the Company in favor of Parent in connection with the Merger.

Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, adverse claim, interference, option, right of first refusal, preemptive right or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Foreign Plan. “Foreign Plan” shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Corporation mandated by a Governmental Body outside the United States; (b) Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside the United States.

GAAP. “GAAP” shall mean generally accepted accounting principles in the United States.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. federal, state, local or municipal, non-U.S. or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ National Market).

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Intellectual Property. “Intellectual Property” shall mean algorithms, apparatus, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics,

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specifications, software, software code (in any form, including source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights. “Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

International Employee. “International Employee” shall mean any employee of any Acquired Corporation who performs services to any Acquired Corporation as an employee primarily outside of the United States.

IRS. “IRS” shall mean the United States Internal Revenue Service.

Knowledge. “knowledge” shall mean, with respect to any particular matter, the actual knowledge of the executive officers, the general counsel and the Chairman of the board of directors of the Company regarding such matter.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any U.S. federal, state, local or municipal, non-U.S. or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD or The NASDAQ Stock Market).

Made Available. Any statement in Section 2 of the Agreement to the effect that any information, document or other material has been “made available” to Parent shall mean that such information, document or material was: (a) made publicly available on the SEC EDGAR database by the Company; (b) delivered to Parent or Parent’s Representatives via electronic mail or in hard copy form; or (c) made available for review by Parent or Parent’s Representatives for a reasonable period of time in the data room established in connection with the Contemplated Transactions and located at the offices of Fenwick & West LLP, 801 California Street, Mountain View between May 25, 2005 and May 30, 2005 (it being understood that a “reasonable period of time” shall mean a period of time sufficient to allow Parent or Parent’s Representatives to have access to such information, document or other material after Parent or its Representatives were advised of the availability of such information, document or other material for review in the data room).

Materiality Qualified Representations. “Materiality Qualified Representations” shall mean the representations and warranties of the Company contained in Sections 2.4(a)(ii), 2.4(b), 2.4(e), 2.5(a), 2.5(l), 2.5(m), 2.5(n), 2.5(o), 2.10(a)(xvii), 2.16(f)(i) and 2.27 of the Agreement.

Materiality Qualified Terms. “Materiality Qualified Terms” shall mean the defined terms “Company IP” and “Company Service Software.”

Non-Waiver Agreement. “Non-Waiver Agreement” shall mean the Agreement as to Confidentiality and Non-Waiver of Privilege dated as of May 27, 2005 between Parent and the Company.

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Order. “Order” shall mean any order, writ, injunction, judgment or decree.

Other Company Representations. “Other Company Representations” shall mean the representations and warranties of the Company contained in Sections 2.1, 2.3(b), 2.3(c), 2.3(e), 2.3(f), 2.3(g), 2.2, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19. 2.20, 2.22, 2.24, 2.26 and 2.27 of the Agreement.

Parent Common Stock. “Parent Common Stock” shall mean the Common Stock, par value US$0.01 per share, of Parent.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Proxy Statement. “Proxy Statement” shall mean the proxy statement to be sent to the Company’s shareholders in connection with the Company Shareholders’ Meeting.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

Representatives. “Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

Required Approval Transactions. “Required Approval Transactions” shall mean the Contemplated Transactions that require approval by the shareholders of the Company under applicable Legal Requirements.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Shareholder Merger Litigation. “Shareholder Merger Litigation” shall mean any shareholder class action or derivative litigation commenced against the Company or its directors on or after the date of the Agreement based on allegations that either the Company’s entry into the Agreement or the terms and conditions of the Agreement constituted a breach of the fiduciary duties of the Company’s board of directors, including related claims relating to the disclosure of the Merger, this Agreement and the Contemplated Transactions.

Specified Action. “Specified Action” shall mean any action taken by the Company or any member of the board of directors of the Company (other than discussions among the Acquired Corporations, Parent and their respective Representatives) from which a reasonable person would conclude that the board of directors of the Company does not unanimously support the Merger or does not unanimously believe that the Merger is fair to and in the best interests of the Company’s shareholders (it being understood that the mere public announcement of an Acquisition Proposal in accordance with applicable Legal Requirements shall not, in and of itself, constitute a Specified Action).

Specified Representations. “Specified Representations” shall mean the representations and warranties of the Company contained in Sections 2.3(a), 2.3(d), 2.21, 2.23 and 2.25 of the Agreement.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

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Superior Offer. “Superior Offer” shall mean an unsolicited bona fide written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or equity securities traded publicly in the U.S. (or a combination of cash and equity securities traded publicly in the U.S.), all of the outstanding Company Ordinary Shares, pursuant to a tender or exchange offer, a merger, a consolidation, a recapitalization or otherwise, that: (a) was not obtained or made as a direct or indirect result of a breach of any provision of the Agreement, the Shareholder Undertakings or the Confidentiality Agreement; (b) is not subject to a financing contingency; and (c) is determined by the board of directors of the Company, in its good faith judgment, after obtaining and taking into account a written opinion of an independent financial advisor of nationally recognized reputation, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view (and taking into account any other factors required to be considered under applicable Legal Requirements) to the Company’s shareholders than the Merger.

Tax. “Tax” shall mean any U.S. federal, state, local or municipal, non-U.S. or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, profits tax, alternative minimum tax, environmental tax, capital stock tax, severance tax, occupation tax, windfall profits tax, social security tax, disability tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, interest or inflation linkage), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body relating to any Taxes.

Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to recommend that the Company’s shareholders vote to approve the Agreement, or shall have withdrawn or shall have modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is fair to and in the best interests of the Company’s shareholders; (c) following any Specified Action or any disclosure, announcement, commencement, submission or making of an Acquisition Proposal, the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is fair to and in the best interests of the Company’s shareholders, in a press release if so requested by Parent, within 10 days after Parent requests in writing that such recommendation or determination be reaffirmed; (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal, other than confidentiality agreements that the Company is required or permitted to enter into pursuant to the proviso to Section 4.3(a) of the Agreement; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, or filed with the SEC, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (g) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached (or be deemed to have breached) in any material respect any material obligations set forth in Section 4.3 of the Agreement.

Unaudited Interim Balance Sheet. “Unaudited Interim Balance Sheet” shall mean the unaudited consolidated interim balance sheet of the Company and its consolidated Subsidiaries as of March 31, 2005, included in the Company’s Report on Form 10-Q for the fiscal quarter ended March 31, 2005, as filed with the SEC prior to the date of the Agreement.

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Annex B-1

SHAREHOLDER UNDERTAKING

THIS SHAREHOLDER UNDERTAKING (“Agreement”) is entered into as of June 1, 2005, by and between EBAY INC., a Delaware corporation (“Parent”), and                         (“Shareholder”).

RECITALS

A. Shareholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain ordinary shares, NIS 0.01 par value, of Shopping.com Ltd., an Israeli company (the “Company”).

B. Parent, Harbour Acquisition Ltd., an Israeli company (“Merger Sub”), and the Company are entering into an Agreement of Merger of even date herewith (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”). Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

C. In the Merger, each outstanding ordinary share of the Company is to be converted into the right to receive $21 in cash.

D. Shareholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) “Expiration Date” shall mean the earlier of: (i) the date on which the Merger Agreement is validly terminated; (ii) the date on which Parent and Shareholder agree in writing to terminate this Agreement; or (iii) the date upon which the Merger becomes effective.

(b) Shareholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Shareholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934) of such security.

(c) “Specified Period” shall mean the period commencing on the date of this Agreement and ending on the Expiration Date.

(d) “Subject Securities” shall mean: (i) all securities of the Company (including all Company Ordinary Shares and all options, warrants and other rights to acquire Company Ordinary Shares) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Company Ordinary Shares and all additional options, warrants and other rights to acquire Company Ordinary Shares) of which Shareholder acquires Ownership during the Specified Period.

(e) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, charges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, charge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, or interest in, such security.

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SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the Specified Period, Shareholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected; provided, however, that nothing contained in this Agreement will be deemed to restrict the ability of Shareholder to exercise any Company Options held by Shareholder during the Specified Period; and provided, further, that Shareholder may Transfer Subject Securities pursuant to his or its 10b5-1 Sales Plan in effect on the date hereof.

2.2 Restriction on Transfer of Voting Rights. During the Specified Period, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities that is inconsistent with this Agreement.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Shareholder, if Shareholder is an individual: (a) to any member of Shareholder’s immediate family; or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family: (b) upon the death of Shareholder or (c); provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

SECTION 3. VOTING OF SHARES; FIDUCIARY RESPONSIBILITIES.

3.1 Proxy. Shareholder, on the date hereof, has validly executed and delivered a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Specified Period) with respect to all Company Ordinary Shares Owned by the Shareholder, as referred to therein (the “Proxy”).

3.2 Additional Proxies. If Shareholder acquires Ownership of any additional Company Ordinary Shares after the date of this Agreement, Shareholder shall promptly execute and deliver (and Shareholder shall cause to be delivered, in the case of Company Ordinary Shares that are owned beneficially but not of record by Shareholder) to Parent a replacement proxy (in the form attached hereto as Exhibit A) with respect to all Company Ordinary Shares owned of record by Shareholder as of the date of such replacement proxy.

3.3 Restrictions on Actions. Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the Proxy, or take any other action that is inconsistent with the Proxy, in each case without the prior written consent of Parent.

3.4 Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder (or an affiliate thereof) from acting in good faith in Shareholder’s (or such affiliate’s) capacity as a director or officer of the Company, and no action taken by the Shareholder (or such affiliate) in any such capacity shall be deemed to constitute a breach of any provision of this Agreement (it being understood that: (i) this Agreement shall apply to Shareholder solely in Shareholder’s capacity as a shareholder of the Company; and (ii) except as otherwise prohibited by this Agreement or the Proxy, Shareholder may vote in Shareholder’s sole discretion on any matter other than those matters contemplated by the Proxy).

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to Parent as follows:

4.1 Authorization, etc. Shareholder has the absolute and unrestricted power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Shareholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their

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terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a corporation, then Shareholder is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a limited liability company, then Shareholder is a limited liability company duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was organized.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any Legal Requirement or Order applicable to Shareholder or by which Shareholder or any of Shareholder’s Subject Securities is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s affiliates or properties is or may be bound or affected, the effect or result of which could reasonably be expected to have an adverse affect on the ability of Shareholder to perform Shareholder’s obligations under this Agreement.

(b) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any Consent of any Person.

4.3 Title to Securities. As of the date of this Agreement: (a) Shareholder holds of record (free and clear of any Encumbrances, except for: (i) applicable restrictions on transfer under applicable securities laws and community property laws; and (ii) the restrictions on transfer set forth in Section 2) the number of outstanding Company Ordinary Shares set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Shareholder holds (free and clear of any Encumbrances, except for: (i) applicable restrictions on transfer under applicable securities laws and community property laws; and (ii) the restrictions on transfer set forth in Section 2) the options, warrants and other rights to acquire Company Ordinary Shares set forth under the heading “Options and Other Rights” on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any share capital or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any share capital or other securities of the Company, other than the Company Ordinary Shares and options, warrants and other rights set forth on the signature page hereof.

4.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, and will be accurate in all respects at all times prior to the Expiration Date as if made as of any such time or date.

SECTION 5. MISCELLANEOUS

5.1 Shareholder Information. Shareholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement, in any Schedule 13D (or amendment thereof filed by Parent or Merger Sub in connection with the Merger) and otherwise as required by any applicable Legal Requirement, Shareholder’s identity and ownership of Company Ordinary Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement.

5.2 Further Assurances. From time to time and without additional consideration, Shareholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

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5.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

5.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), three business days after delivery to such courier; (c) if sent by facsimile transmission before 5:00 p.m. in California, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in California and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Shareholder:

at the address set forth on the signature page hereof;

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Gordon Davidson

Facsimile: (650) 938-5200

and to (which shall not constitute notice):

Meitar Liquornik Geva & Leshem Brandwein

16 Abba Hillel Silver Road

Ramat Gan Israel 52506

Attention: David S. Glatt

Facsimile: +972-3-610-3111

if to Parent:

eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

Attn: General Counsel

Facsimile: (408) 376-7514

with a copy (which shall not constitute notice) to:

Cooley Godward LLP

5 Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Keith A. Flaum and Jane Ross

Facsimile: (650) 849-7400

and to (which shall not constitute notice):

Yigal Arnon & Co.

22 Rivlin Street

Jerusalem 94263 Israel

Fax: 972-2-623-9236

Attention: Barry Levenfeld, Adv.

Facsimile: +972-2-623-9236

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5.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.6 Entire Agreement. This Agreement and the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.7 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

5.8 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by either party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of each party and their respective heirs, estate, executors and personal representatives, successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement, express or implied, is intended to or shall confer on any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and Shareholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.10 Attorneys’ Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

5.11 Non-Exclusivity. The rights and remedies of the parties under this Agreement are not exclusive of or limited by any other rights or remedies which such party may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.12 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and the Proxy shall be governed by, and construed in accordance with, the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or the Proxy or any of the transactions contemplated by this

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Agreement or the Proxy, each of the parties: (a) irrevocably and unconditionally consents and submits to the jurisdiction and venue of the Tel Aviv District Court; (b) agrees that the Tel Aviv District Court, shall be deemed to be a convenient forum; (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such action or suit commenced in the Tel Aviv District Court, any claim that the Company is not subject personally to the jurisdiction of such court, that such action or suit has been brought in an inconvenient forum, that the venue of such action or suit is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court; and (d) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which Shareholder or Parent, as the case may be, is to receive notice in accordance with Section 5.4.

5.13 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.14 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.15 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement or the Proxy, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement or the Proxy, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall not be deemed to have waived any claim available to such party arising out of this Agreement or the Proxy, or any power, right, privilege or remedy of such party under this Agreement or the Proxy, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.16 Independence of Obligations. The covenants and obligations of Shareholder set forth in this Agreement shall be construed as independent of any other Contract between Shareholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Shareholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Shareholder under any agreement between Shareholder and Parent (other than the Proxy) or any certificate or instrument executed by Shareholder in favor of Parent (other than the Proxy); and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Shareholder under this Agreement.

5.17 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

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IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above.

EBAY INC.

By

Title

SHAREHOLDER

Signature

Printed Name

Address:

Facsimile:

Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

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EXHIBIT A

FORM OF IRREVOCABLE PROXY

IRREVOCABLE PROXY

The undersigned shareholder (the “Shareholder”) of SHOPPING.COM LTD., an Israeli company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Keith A. Flaum and Barry Levenfeld, and each of them, the attorneys and proxies of the Shareholder, with full power of substitution and resubstitution, to the full extent of the Shareholder’s rights with respect to the outstanding share capital of the Company owned of record by the Shareholder (or of which the Shareholder is the “beneficial owner” (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934) of such shares) as of the date of this proxy, which shares are specified on the final page of this proxy. (The share capital of the Company referred to in the immediately preceding sentence is referred to as the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Shareholder regarding the matters that are the subject hereof with respect to any of the Shares are hereby revoked, and the Shareholder agrees that no subsequent proxies that are inconsistent with this proxy will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted for the benefit of third parties in connection with, and as security for, the Shareholder Undertaking, dated as of the date hereof, between eBay Inc., a Delaware corporation (“Parent”) and the Shareholder (the “Shareholder Undertaking”), and is granted in consideration of Parent entering into the Agreement of Merger, dated as of the date hereof, among Parent, Harbour Acquisition Ltd., and the Company (the “Merger Agreement”). This proxy will terminate on the Expiration Date (as defined in the Shareholder Undertaking).

Prior to the Expiration Date, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote any Shares owned by the undersigned, at any meeting of the shareholders of the Company, however called, and in connection with any written action by consent of shareholders of the Company:

(a) in favor of: (i) the execution and delivery by the Company of the Merger Agreement; and (ii) the approval of the Merger Agreement, the Merger and the other Contemplated Transactions (as applicable); and

(b) against the following actions (other than the Contemplated Transactions (as defined in the Merger Agreement): (i) any merger, consolidation or other business combination involving any Acquired Corporation; (ii) any sale or transfer of a material portion of the rights or other assets of any Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Corporation; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s memorandum of association or articles of association; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action that would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Contemplated Transactions.

The Shareholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Shareholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Shareholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event

Proxy

such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated: June 1, 2005

SHAREHOLDER

Signature

Printed Name

Number of ordinary shares of the Company owned of record (or of which the Shareholder is the “beneficial owner” (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934) of such shares) as of the date of this proxy:

Proxy

Annex B-2

SHAREHOLDER UNDERTAKING

THIS SHAREHOLDER UNDERTAKING (“Agreement”) is entered into as of June 1, 2005, by and between EBAY Inc., a Delaware corporation (“Parent”), and                      (“Shareholder”).

RECITALS

A. Shareholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain ordinary shares, NIS 0.01 par value, of Shopping.com Ltd., an Israeli company (the “Company”).

B. Parent, Harbour Acquisition Ltd., an Israeli company (“Merger Sub”), and the Company are entering into an Agreement of Merger of even date herewith (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”). Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

C. In the Merger, each outstanding ordinary share of the Company is to be converted into the right to receive $21 in cash.

D. Shareholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION	1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) “Expiration Date” shall mean the earlier of: (i) the date on which the Merger Agreement is validly terminated; (ii) the date on which Parent and Shareholder agree in writing to terminate this Agreement; or (iii) the date upon which the Merger becomes effective.

(b) Shareholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Shareholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934) of such security.

(c) “Specified Period” shall mean the period commencing on the date of this Agreement and ending on the Expiration Date.

(d) “Subject Securities” shall mean: (i) all securities of the Company (including all Company Ordinary Shares and all options, warrants and other rights to acquire Company Ordinary Shares) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Company Ordinary Shares and all additional options, warrants and other rights to acquire Company Ordinary Shares) of which Shareholder acquires Ownership during the Specified Period.

(e) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, charges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, charge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, or interest in, such security.

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SECTION	2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the Specified Period, Shareholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected; provided, however, that nothing contained in this Agreement will be deemed to restrict the ability of Shareholder to exercise any Company Options held by Shareholder during the Specified Period.

2.2 Restriction on Transfer of Voting Rights. During the Specified Period, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities that is inconsistent with this Agreement.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Shareholder, if Shareholder is an individual: (a) to any member of Shareholder’s immediate family; or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family: or (b) upon the death of Shareholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

SECTION 3. VOTING OF SHARES; FIDUCIARY RESPONSIBILITIES.

3.1 Proxy. Shareholder, on the date hereof, has validly executed and delivered a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Specified Period) with respect to all Company Ordinary Shares Owned by the Shareholder, as referred to therein (the “Proxy”).

3.2 Additional Proxies. If Shareholder acquires Ownership of any additional Company Ordinary Shares after the date of this Agreement, Shareholder shall promptly execute and deliver (and Shareholder shall cause to be delivered, in the case of Company Ordinary Shares that are owned beneficially but not of record by Shareholder) to Parent a replacement proxy (in the form attached hereto as Exhibit A) with respect to all Company Ordinary Shares owned of record by Shareholder as of the date of such replacement proxy.

3.3 Restrictions on Actions. Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the Proxy, or take any other action that is inconsistent with the Proxy, in each case without the prior written consent of Parent.

3.4 Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder (or an affiliate thereof) from acting in good faith in Shareholder’s (or such affiliate’s) capacity as a director or officer of the Company, and no action taken by the Shareholder (or such affiliate) in any such capacity shall be deemed to constitute a breach of any provision of this Agreement (it being understood that: (i) this Agreement shall apply to Shareholder solely in Shareholder’s capacity as a shareholder of the Company; and (ii) except as otherwise prohibited by this Agreement or the Proxy, Shareholder may vote in Shareholder’s sole discretion on any matter other than those matters contemplated by the Proxy).

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to Parent as follows:

4.1 Authorization, etc. Shareholder has the absolute and unrestricted power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Shareholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their

B-2-2

terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a corporation, then Shareholder is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a limited liability company, then Shareholder is a limited liability company duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was organized.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any Legal Requirement or Order applicable to Shareholder or by which Shareholder or any of Shareholder’s Subject Securities is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s affiliates or properties is or may be bound or affected, the effect or result of which could reasonably be expected to have an adverse affect on the ability of Shareholder to perform Shareholder’s obligations under this Agreement.

(b) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any Consent of any Person.

4.3 Title to Securities. As of the date of this Agreement: (a) Shareholder holds of record (free and clear of any Encumbrances, except for: (i) applicable restrictions on transfer under applicable securities laws and community property laws; and (ii) the restrictions on transfer set forth in Section 2) the number of outstanding Company Ordinary Shares set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Shareholder holds (free and clear of any Encumbrances, except for: (i) applicable restrictions on transfer under applicable securities laws and community property laws; and (ii) the restrictions on transfer set forth in Section 2) the options, warrants and other rights to acquire Company Ordinary Shares set forth under the heading “Options and Other Rights” on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any share capital or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any share capital or other securities of the Company, other than the Company Ordinary Shares and options, warrants and other rights set forth on the signature page hereof.

4.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, and will be accurate in all respects at all times prior to the Expiration Date as if made as of any such time or date.

SECTION 5. MISCELLANEOUS

5.1 Shareholder Information. Shareholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement, in any Schedule 13D (or amendment thereof filed by Parent or Merger Sub in connection with the Merger) and otherwise as required by any applicable Legal Requirement, Shareholder’s identity and ownership of Company Ordinary Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement.

5.2 Further Assurances. From time to time and without additional consideration, Shareholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

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5.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

5.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), three business days after delivery to such courier; (c) if sent by facsimile transmission before 5:00 p.m. in California, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in California and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Shareholder:

at the address set forth on the signature page hereof;

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Gordon Davidson

Facsimile: (650) 938-5200

and to (which shall not constitute notice):

Meitar Liquornik Geva & Leshem Brandwein

16 Abba Hillel Silver Road

Ramat Gan Israel 52506

Attention: David S. Glatt

Facsimile: +972-3-610-3111

if to Parent:

eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

Attn: General Counsel

Facsimile: (408) 376-7514

with a copy (which shall not constitute notice) to:

Cooley Godward LLP

5 Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Keith A. Flaum and Jane Ross

Facsimile: (650) 849-7400

and to (which shall not constitute notice):

Yigal Arnon & Co.

22 Rivlin Street

Jerusalem 94263 Israel

Fax: 972-2-623-9236

Attention: Barry Levenfeld, Adv.

Facsimile: +972-2-623-9236

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5.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.6 Entire Agreement. This Agreement and the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.7 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

5.8 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by either party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of each party and their respective heirs, estate, executors and personal representatives, successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement, express or implied, is intended to or shall confer on any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and Shareholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.10 Attorneys’ Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

5.11 Non-Exclusivity. The rights and remedies of the parties under this Agreement are not exclusive of or limited by any other rights or remedies which such party may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.12 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and the Proxy shall be governed by, and construed in accordance with, the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or the Proxy or any of the transactions contemplated by this

B-2-5

Agreement or the Proxy, each of the parties: (a) irrevocably and unconditionally consents and submits to the jurisdiction and venue of the Tel Aviv District Court; (b) agrees that the Tel Aviv District Court, shall be deemed to be a convenient forum; (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such action or suit commenced in the Tel Aviv District Court, any claim that the Company is not subject personally to the jurisdiction of such court, that such action or suit has been brought in an inconvenient forum, that the venue of such action or suit is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court; and (d) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which Shareholder or Parent, as the case may be, is to receive notice in accordance with Section 5.4.

5.13 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.14 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.15 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement or the Proxy, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement or the Proxy, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall not be deemed to have waived any claim available to such party arising out of this Agreement or the Proxy, or any power, right, privilege or remedy of such party under this Agreement or the Proxy, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.16 Independence of Obligations. The covenants and obligations of Shareholder set forth in this Agreement shall be construed as independent of any other Contract between Shareholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Shareholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Shareholder under any agreement between Shareholder and Parent (other than the Proxy) or any certificate or instrument executed by Shareholder in favor of Parent (other than the Proxy); and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Shareholder under this Agreement.

5.17 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

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IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above.

EBAY INC.

By

Title

SHAREHOLDER

Signature

Printed Name

Address:

Facsimile:

Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

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EXHIBIT A

FORM OF IRREVOCABLE PROXY

Signature Page to Shareholder Undertaking

IRREVOCABLE PROXY

The undersigned shareholder (the “Shareholder”) of SHOPPING.COM LTD., an Israeli company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Keith A. Flaum and Barry Levenfeld, and each of them, the attorneys and proxies of the Shareholder, with full power of substitution and resubstitution, to the full extent of the Shareholder’s rights with respect to the outstanding share capital of the Company owned of record by the Shareholder (or of which the Shareholder is the “beneficial owner” (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934) of such shares) as of the date of this proxy, which shares are specified on the final page of this proxy. (The share capital of the Company referred to in the immediately preceding sentence is referred to as the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Shareholder regarding the matters that are the subject hereof with respect to any of the Shares are hereby revoked, and the Shareholder agrees that no subsequent proxies that are inconsistent with this proxy will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted for the benefit of third parties in connection with, and as security for, the Shareholder Undertaking, dated as of the date hereof, between eBay Inc., a Delaware corporation (“Parent”) and the Shareholder (the “Shareholder Undertaking”), and is granted in consideration of Parent entering into the Agreement of Merger, dated as of the date hereof, among Parent, Harbour Acquisition Ltd., and the Company (the “Merger Agreement”). This proxy will terminate on the Expiration Date (as defined in the Shareholder Undertaking).

Prior to the Expiration Date, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote any Shares owned by the undersigned, at any meeting of the shareholders of the Company, however called, and in connection with any written action by consent of shareholders of the Company:

(a) in favor of: (i) the execution and delivery by the Company of the Merger Agreement; and (ii) the approval of the Merger Agreement, the Merger and the other Contemplated Transactions (as applicable); and

(b) against the following actions (other than the Contemplated Transactions (as defined in the Merger Agreement): (i) any merger, consolidation or other business combination involving any Acquired Corporation; (ii) any sale or transfer of a material portion of the rights or other assets of any Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Corporation; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s memorandum of association or articles of association; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action that would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Contemplated Transactions.

The Shareholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Shareholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Shareholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event

Proxy

such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated: June 1, 2005

SHAREHOLDER

Signature

Printed Name

Number of ordinary shares of the Company owned of record (or of which the Shareholder is the “beneficial owner” (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934) of such shares) as of the date of this proxy:

Proxy

Annex C

[Letterhead of Credit Suisse First Boston LLC]

June 1, 2005

Board of Directors

Shopping.com Ltd.

1 Zoran Street

Netanya 42504, Israel

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of ordinary shares, par value NIS 0.01 per share (“Company Ordinary Shares”), of Shopping.com Ltd. (the “Company”) of the Merger Consideration (as defined below) to be received by such holders of Company Ordinary Shares, pursuant to the Agreement and Plan of Merger, dated as of June 1, 2005 (the “Merger Agreement”), by and among eBay Inc. (the “Acquiror”), Harbour Acquisition Ltd., a wholly owned subsidiary of the Acquiror (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding Company Ordinary Share not owned by the Acquiror, Merger Sub, the Company or any of their respective direct or indirect wholly owned subsidiaries will be transferred to the Acquiror in consideration for the right to receive $21.00 in cash, without any interest thereon (the “Merger Consideration”).

In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents, as well as certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company, and have met with the management of the Company to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed, we have been advised, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We also have assumed, with your consent, that in the course of obtaining any necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Ordinary Shares of the Merger Consideration to be received by such holders of Company Ordinary Shares in the Merger, and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. You have advised us that no entity that (i) is a beneficial owner of more than 10% of the Company Ordinary Shares and (ii) has a representative on the

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Board of Directors

Shopping.com Ltd.

1 Zoran Street

Netanya 42504, Israel

Board of Directors of the Company has considered or will consider this letter or any of the related analyses prepared by us for the information of the Board of Directors of the Company in connection with any determination by such entity as to how such entity should vote or act on any matter relating to the Merger. Our opinion is necessarily based upon information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. From time to time, we and our affiliates have in the past provided and in the future we may provide, investment banking and other financial services to the Company and the Acquiror, for which we have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Ordinary Shares in the Merger is fair, from a financial point of view, to such holders of Company Ordinary Shares.

Very truly yours,
/S/ CREDIT SUISSE FIRST BOSTON LLC

C-2

PROXY

SHOPPING.COM LTD.

1 Zoran Street

Netanya, 42504, Israel

PROXY FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 28, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) appoints Greg J. Santora and Martin E. Roberts, or either of them, each with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the ordinary shares of Shopping.com Ltd. (“Shopping.com”) that are held of record by the undersigned as of                     , 2005, which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of Shopping.com to be held at Shopping.com’s principal executive offices, 1 Zoran Street, Netanya, 42504, Israel, on Thursday, July 28, 2005 at 5.00 p.m., Israel time, and at any adjournments or postponements thereof, all as set forth in the notice of extraordinary general meeting of shareholders and proxy statement relating to the meeting, receipt of which is hereby acknowledged. In addition, shareholders of Shopping.com that are entitled to vote at the meeting may participate in the meeting through video conferencing that will be facilitated at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California, 94041 at 7:00 a.m. Pacific Daylight Time. Those shareholders planning to participate by videoconference should present themselves to the receptionist on the ground floor.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.

1.	To approve the Agreement of Merger, dated as of June 1, 2005, among eBay Inc., a Delaware corporation, Harbour Acquisition Ltd., an Israeli company under the control of eBay, and Shopping.com Ltd., the merger and the other transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve, as required by Israeli law, the granting of a bonus payment of US$1 million to Lorrie Norrington, the Chief Executive Officer of Shopping.com, immediately prior to the consummation of the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

At the present time, our Board of Directors knows of no other business to be presented at the meeting. In their discretion, the persons named as proxies by a shareholder are authorized to vote on such other business as may properly come before the extraordinary general meeting or any adjournments, postponements or continuations of the extraordinary general meeting, including, to approve any adjournment of a meeting at which a quorum is present to a later time to permit further solicitation of proxies if necessary to obtain additional votes in favor of any of the above proposals.

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print the full corporate name and indicate the capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print the full partnership name and indicate capacity of the duly authorized person executing on behalf of the partnership.

By signing this proxy, you further acknowledge and inform Shopping.com that unless specifically marked below, your ordinary shares of Shopping.com are not held by (i) eBay Inc. or Harbour Acquisition Ltd., (ii) any person that holds at least 25% of the voting rights of eBay Inc. or Harbour Acquisition Ltd., or 25% of the power to appoint directors in eBay Inc. or Harbour Acquisition Ltd., or (iii) by any representative, relative or entity controlled by any person or entity described in clauses (i) or (ii).

To the extend that your ordinary shares of Shopping.com are held by any of the abovementioned entities (and only in such a case), please check the following box:  ☐

YOU HEREBY REVOKE ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO YOUR ORDINARY SHARES OF SHOPPING.COM AND HEREBY RATIFY AND CONFIRM ALL THAT SAID PROXIES, THEIR SUBSTITUTES OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

You may change your vote or revoke this proxy in one of three ways. First, you can deliver to the Secretary of Shopping.com a written notice bearing a date later than the proxy stating that you would like to revoke this proxy. Second, you can complete, execute and deliver to the Secretary of Shopping.com a new, later-dated proxy card for the same shares, provided the new proxy is received by 12:00 p.m., Israel time on July 28, 2005. Third, you can attend the meeting and vote in person. Attendance alone will not revoke this proxy. Any written notice of revocation should be delivered to the Secretary of Shopping.com at or before the taking of the vote at the extraordinary general meeting.

Signature:	Signature:

Printed Name:	Printed Name:

Date:	Date:

☐	Mark here for address change and note below

Whether or not you expect to attend the meeting, please complete, date and sign this proxy and return it prior to the Extraordinary General Meeting of Shareholders in the enclosed envelope so that your shares may be represented at the meeting.